As filed with the Securities and Exchange Commission on November 20 , 2015

 Registration No. 333- 206318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S- 1

REGISTRATION STATEMENTUNDER THE SECURITIES ACT OF 1933

CÜR MEDIA, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	4832	99- 0375741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2217 New London Turnpike

South Glastonbury, CT 06073

(860) 430- 1520

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Thomas Brophy

Chief Executive Officer

CÜR Media, Inc.

2217 New London Turnpike

South Glastonbury, CT 06073

(860) 430- 1520

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Mendelson, Esq. Scott E. Rapfogel, Esq. CKR Law LLP 1330 Avenue of the Americas, 14 th Floor New York, NY 10019 Telephone: (212) 259-7300 Facsimile: (212) 259-8200	Barry I. Grossman, Esq. Tamar Aydin Donikyan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, N Y 10105 Telephone: (212) 370-1300 Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class ofsecurities to be registered	Proposed Maximum Aggregate offering price(1)(2)(6)	Amount of registration fee
Units, each consisting of one share of common stock, $0.0001 par value per share, and a warrant to purchase one share of common stock	$17,250,000	$2,004.45
Common stock included in the units(3)	$(4)	$(5)
Warrants included in the units	(4)	(5)
Shares of common stock underlying warrants included in the units(3)	$17,250,000	$2,004.45
Representative's warrant	(4)	(5)
Shares of common stock underlying Representative's warrant(3)(7)	$1,380,000	$160.36
Total	$35,880,000	$4,169.26

___________________

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").

(2) Includes additional shares of common stock and/or warrants which may be issued upon exercise of a 45 -day option granted to the underwriters to cover over-allotments, if any.

(3) Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4) The offering price of the warrants to be issued to investors and the Representative hereunder are included in the price of the common stock listed in the table above.

(5) No separate registration fee is required pursuant to Rule 457(g) promulgated under the Securities Act.

(6) Assumes the underwriters' over-allotment is fully exercised.

(7) Represents warrants to purchase the number of shares of common stock equal to 8% of the shares to be sold in this offering, including those sold pursuant to the underwriter's over-allotment option, if any, and assuming a per share exercise price equal to 115 % of the price per share in this offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 20 , 2015

__________ UNITS

EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND

A WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

We are offering __________ units, each unit consisting of one share of our common stock, $0.0001 par value per share, and a warrant to purchase one share of our common stock, in a firm commitment underwritten offering. The common stock and warrants are immediately separable and will be issued separately.

Each warrant is immediately exercisable for one share of common stock at an exercise price of $_____ per share and expiring ___ years after the issuance date.

Our common stock is currently traded on the OTCQB Marketplace under the symbol "CURM." On November 1 6 , 2015, the last reported sale price for our common stock was $ 0.6 2 per share. In conjunction with this offering, we have applied to list our common stock and warrants for trading on the NASDAQ Capital Market under the symbols "CURM" and "CURMW," respectively. No assurance can be given that our application will be approved.

We expect to effect a 1-for-___ reverse stock split of our outstanding shares of common stock prior to the effectiveness of the registration statement of which this prospectus forms a part.

We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See "Prospectus Summary-Implications of Being an Emerging Growth Company".

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

	Per Unit (1)	Total
Public offering price	$-	$-
Underwriting discounts and commissions(2)	$-	$-
Proceeds to CÜR Media, Inc., before expenses	$-	$-

(1) Units are being sold , each unit consisting of one share of common stock together with a warrant, with each warrant being exercisable for one share of common stock. The purchase price for each unit shall be allocated as $_____ per share of common stock and $0.01 per w arrant.

(2) We have agreed to issue warrants to the underwriters and to reimburse the underwriters for certain expenses. See "Underwriting" on page  72 of this prospectus for a description of these arrangements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted the underwriters a 45 -day option to purchase up to ___ additional units consisting of one share or up to _____ additional shares of common stock , and/or up to __________ additional warrants from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any (such securities not to exceed, in the aggregate, 15% of each of the unit s or the shares and warrants underlying the units offered hereby, whether issued as part of the units or separately). The underwriters expect to deliver our securities, against payment, on or about, ________, 2015.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is___________ , 2015

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and warrants and seeking offers to buy shares of common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our units or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

This prospectus includes registered and unregistered trademarks of CÜR Media, Inc. and its subsidiary CÜR Media, LLC, as well as the registered and unregistered trademarks of others. All other trademarks, tradenames and service marks appearing in the prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus, including the matters set forth in the section entitled "Risk Factors," our consolidated financial statements and the related notes which are included in this prospectus and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus, before deciding whether to invest in our securities. In this prospectus, unless otherwise expressly stated or the context otherwise requires, references to "CÜR," "we," "us," "our," and the "Company" refer to CÜR Media, Inc., a Delaware corporation, and its subsidiary.

The share and per share information in this prospectus does not give effect to a proposed reverse stock split of our outstanding shares of common stock prior to the effectiveness of the registration statement of which this prospectus forms a part.

Overview

We are developing "CÜR Music," a new social streaming music experience that combines the listening experience of free internet radio products with an on-demand listening experience for listening on web and mobile devices, which we plan to launch later in 2015. CÜR Music will target consumers who are seeking a more comprehensive music streaming service for a relatively low subscription fee. We expect that the CÜR Music product will include a hybrid model that includes many features that free, ad-supported internet radio products provide, without interruptive advertising, and with a limited on-demand offering. As designed, CÜR Music will include functionality that enables consumers to curate their playlists with photos, short personal videos, and to share CÜR Music with their friends. The execution of our content agreements and the launch of CÜR Music are dependent upon the successful completion of this offering.

Our business plan includes a music service that will give listeners access to millions of songs that can be listened to using CÜR's algorithmic internet radio stations, CÜR's genre and theme-based stations, and through CÜR's on-demand listening features. In addition to the ability to stream music, subscribers will be able to personalize their playlists, buy music downloads, share songs with friends and add photos and short personal videos to songs in their playlists and to songs in the sharing process.

Our business plan also includes a second revenue stream of personalized advertising, which we do not intend to interrupt a music stream, but targets a user's listening habits. We believe the advertising will be in the form of display ads, email and/or text messages. We intend to launch our advertising revenue stream in 2016.

Our business plan further includes a third revenue stream from the sale of music, concert tickets and merchandise through our music streaming service, tailored to each listeners taste based on prior listening trends. We plan to sell music downloads and concert tickets and merchandise in 2016.

In addition, our business plan includes distributing CÜR Music's music streaming service through Apple's iTunes App Store to iOS devices, Google's Google Play Store to Android devices and the internet among other distribution channels and platforms. At launch, we plan to have an iPhone application, an iPad application, an Android application and a website.

We plan to source our music from MusicNet, Inc. d/b/a MediaNet Digital, Inc. We will use Amazon web services to support certain of the technological needs of the business.

1

Our Growth Strategy

CÜR Music will launch with features and functionality that we believe are not present in today's market. The business plan for CÜR Music incorporates growth opportunities for product, distribution and territory expansion.

While we will launch on iPhone, Android, Web and tablet, we anticipate expanding to automobile, home audio, consoles and other mobile platforms after launch.

The music service will launch in the United States with anticipated expansion to other international territories.

Recent Developments

Since closing on the Contribution (as defined below) and 2014 PPO (as defined below), we have accomplished the following:

•	Entered into an agreement with Zuora, to provide our subscription platform.

•	Entered into an agreement with Rovi, for search, discovery and recommendation service.

•	Entered into an agreement with MediaNet, as third party provider of digital content.

•	Increased our staff to 35 employees.

•	Raised an additional $3.2 million in our Offer to Amend and Exercise Warrants (as defined below).

•	Introduced the Alpha and Beta versions of CÜR Music for iPhone, Android and Web.

•	Reached agreements in principle with the three major record labels, and are now working on completing formal contracts in order to license the major record labels' content .

•	Filled key executive positions in preparation for launch.

•	Partnered with DigitasLBi, a global marketing company in preparation for launch.

•

Entered into Securities Purchase Agreements for $1,145,000in 12% Unsecured Convertible Promissory Notes, of which $225,000 in proceeds were from members of the Board, providing cash flow for content, marketing, working capital and corporate purposes.

•

Increased our Board of Directors to four, adopted board charters and policies and established audit, compensation and nominating and corporate governance committees in accordance with SEC and Nasdaq rules.

2

Risks Associated With Our Business

•	Our business is subject to numerous risks, as more fully described in the section entitled "Risk Factors" immediately following this prospectus summary. These risks include, among others:

•	Our ability to launch CÜR Music is dependent on the consummation of this offering and the completion and execution of our content licenses;

•	We have a limited operating history upon which investors can evaluate our future prospects;

•	Our products may not be accepted in the market;

•	We may be unable to attract and retain management with experience in digital media including digital music streaming, and similar emerging technologies;

•	We may be unable to manage our growth and entry into new business areas;

•	We may be unable to complete negotiations, finalize and execute economically feasible agreements with the major and independent music labels, publishers and publisher rights organizations;

•	We have a history of losses and we may not achieve or sustain profitability in the future;

•

We will need additional financing to implement our full business plan, and i f we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations;

•	You could lose all of your investment;

•

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock or preferred stock or other securities that are convertible into or exercisable for our common stock or preferred stock; and

•

There currently is a very limited market for our common stock and there can be no assurance that a consistent trading market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

Corporate Information

We were incorporated in the State of Delaware as Duane Street Corp. on November 17, 2011, to engage in the business of manufacturing and marketing baby products. We were not successful in our efforts and discontinued that line of business. After winding down our baby products business, and until we consummated the Contribution (defined below), we were a "shell company" (as such term is defined in Rule 12b-2 under the Exchange Act). On January 28, 2014, we consummated a contribution transaction (the "Contribution") with CÜR Media, LLC, pursuant to a Contribution Agreement by and among the Company, CÜR Media, LLC, and the holders of a majority of CÜR Media, LLC's limited liability company membership interests (the "Contribution Agreement"). In connection with the Contribution, CÜR Media, LLC became our wholly owned subsidiary, and we succeeded to the business of CÜR Media, LLC as our sole line of business. As a result, we ceased to be a shell company. On January 31, 2014, we changed our name to "CÜR Media, Inc."

Our principal executive offices are located at 2217 New London Turnpike, South Glastonbury, CT 06073, USA. Our telephone number is 1-860-430-1520. Our website address is www.curmusic.com. The information on, or that can be accessed through, our website is not part of this prospectus.

3

Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) December 31, 2018, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2018. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the "JOBS Act," and references herein to "emerging growth company" have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a "smaller reporting company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

4

THE OFFERING

Securities offered:

__________ units, each consisting of one share of our common stock together with warrant coverag e of 50-100% to purchase one share of our common stock . The common stock and warrants are immediately separable and will be issued separately.

Offering price :	$_____ per unit
Description of warrants:

Each warrant will have the right to purchase one share of common stock, have an exercise price of [ ] per share and/or ___% of the offering price per share, be exercisable upon issuance and expire ___ years from the date of issuance.

Units:
Number outstanding immediately before this O ffering:	0
Number outstanding immediately after this O ffering:	__________
Common stock:
Number outstanding immediately before this Offering(1):	31,720,247 shares
Number outstanding immediately after this Offering(1):	__________ shares (or __________ shares if the underwriter exercises its over-allotment option in full)
Warrants issued in th is Offering :
Number of shares issuable upon exercise of outstanding warrants after this offering:	__________
Over-allotment option:

We will grant the underwriter an option, exercisable within 45 days after the closing of this offering, to acquire up to an additional 15 % of the total number of common stock and warrants underlying the units sold pursuant to this offering, solely for the purpose of covering over-allotments, if any.

Use of proceeds:

We estimate that we will receive net proceeds from this offering of approximately $__________, after deducting the estimated underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this Offering for certain prepayments to content owners, marketing, working capital and general corporate purposes. For a more complete description of our intended use of proceeds from this Offering, see the "Use of Proceeds" section of this prospectus on page 31.

OTCQB Symbol:	CURM

Proposed Nasdaq Capital Market symbol:

We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols "CURM" and "CURMW", respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this offering.

Risk factors:	See "Risk Factors" beginning on page 6 for a discussion of factors that you should consider carefully before deciding whether to purchase our securities.
Reverse stock split

We expect to effect a reverse stock split of our outstanding shares of common stock prior to the effectiveness of the registration statement of which this prospectus forms a part. The purpose of the reverse split is to comply with Nasdaq initial listing requirements.

(1) The number of shares of common stock outstanding before and after this offering excludes the following:

  4,036,721 shares issuable upon the exercise of outstanding stock options at a weighted average price of $0.66 per share;
  316,331 restricted shares outstanding but not issued;
  3,213,351 shares issuable upon the exercise of outstanding warrants issued in our 2014 PPO (as defined below) at a weighted average exercise price of $1.82 per share; 968,034 shares issuable upon the exercise of outstanding Broker Warrants (as defined below) issued in our 2014 PPO with an exercise price of $1.00; 223,211 shares issuable upon the exercise of outstanding Anti-Dilution Warrants (as defined below) issued in conjunction with the Offer to Amend and Exercise (as defined below) with an exercise price of $1.66; and 646,700 shares issuable upon the exercise of outstanding Warrant Agent Warrants (as defined below) issued in conjunction with the Offer to Amend and Exercise with an exercise price of $0.50;  136,149 shares issuable upon the exercise of outstanding Anti-Dilution Warrants (as defined below) issued in conjunction with the Unsecured 12% Convertible Promissory Note offering (as defined below) at an exercise price of $1.66 ;
  155,644 shares issuable to Anti-Dilution shareholders (as de fined below) in conjunction with the Unsecured 12% Convertible Promissory Note offering (as defined below) and the Offer to Amend and Exercise (as defined below) ;
  The conversion by unsecured convertible promissory note holders of all of the outstanding principal amount of the note s together with accrued and unpaid interest due into 2,290,000 shares of common stock and 2,290,000 warrants to purchase shares of common stock at an exercise price of $0.75 ;
  _______ shares issuable upon the exercise of warrants sold in this offering;
  _______ shares of common stock underlying the warrants to be issued to the representative of the underwriter in connection with this offering; and
  the exercise by the underwriter of the over-allotment option to purchase up to _________ additional shares of common stock and/ or up to _________ additional warrants to purchase shares of common stock.

5

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment.

General Risks

We have a limited operating history upon which investors can evaluate our future prospects. We may never attain profitability.

We are developing CÜR Music and have not yet begun any commercial operations. Historically, we were a shell company with a limited operating history in an unrelated business and no assets other than cash. Upon consummation of the Contribution with CÜR Media, LLC, we redirected our business focus towards the development and commercialization of a music streaming subscription service. Although CÜR Media, LLC was incorporated in 2008, it did not launch its Raditaz DMCA-compliant internet radio product until 2012. Subsequently, the Raditaz iPhone and Android applications and website were taken offline to focus resources on the development of CÜR Music, which we plan to launch after the consummation of this offering. Therefore, both the Company and CÜR Media, LLC have limited operating histories upon which an evaluation of our business plan or performance and prospects can be made. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, the development of a product, as well as those risks that are specific to our proposed business in particular. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be accepted in the market. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that the Company can successfully address these challenges. If it is unsuccessful, the Company and its business, financial condition and operating results will be materially and adversely affected.

Given our limited operating history, management has little basis on which to forecast future demand for our products. The current and future expense levels of the Company following the Contribution are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because the business of the Company is new and its market has not been developed. We do not expect meaningful revenues until at late 2016 or early 2017 . If the forecasts for the Company prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected..

We have a history of losses and we may not achieve or sustain profitability in the future.

We have incurred losses in each fiscal year since our incorporation in 2011, and CÜR Media, LLC has incurred losses in each fiscal year since its formation in 2008. We anticipate that our operating expenses will increase in the foreseeable future as we continue to invest to grow our business, acquire customers and develop our platform and new functionality. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these higher expenses. If we are unable to do so, the Company and its business, financial condition and operating results could be materially and adversely affected.

6

We may not be able to secure additional financing.

We raised an aggregate of approximately $9,680,300 in our private placement financing with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the "2014 PPO") (before deducting placement agent fees and expenses of the 2014 PPO of approximately $1,529,000). On April 6, 2015, we consummated an offer to amend and exercise warrants originally issued in the 2014 PPO (the "Offer to Amend and Exercise Warrants"), pursuant to which we raised an aggregate of approximately $3,233,500 (before deduction placement agent fees and expenses of approximately $417,000). In addition, we entered into Purchase Agreements with Buyers which purchased Notes in the aggregate principal amount of $ 1,145,000 to which closings occurred on October 20, 2015, October 26, 2015 and November 13, 2015 , of which $225,000 in proceeds were from members of the Board. If we are unable to raise $15–$20 million in this offer ing or other financing , we will not have sufficient funds to complete the development of CÜR Music, make advance payments to the record labels and publishers and to begin to execute our marketing plan. This belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. Because timing is uncertain, we may need to raise additional funds either prior to this offering or subsequent to the offering in order to implement our business plan, support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing shareholders will be reduced, our shareholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of our existing shareholders. If adequate funds are not available on acceptable terms, or at all, we may be unable to develop or enhance our products and services, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report on the Company's financial statements at December 31, 2014 and 2013 appearing elsewhere herein, that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, and we are unable to commercialize our products giving us access to additional cash resources, we will be required to curtail or cease our operations.

Our products may not be accepted in the market.

We cannot be certain that CÜR Music, or other products or services we may develop or market, will achieve or maintain market acceptance. Market acceptance of our products depends on many factors, including our ability to license the necessary content from the music labels, publisher rights organizations and publishers, to convince key opinion leaders to provide recommendations regarding our products, convince distributors and customers that our technology is an attractive alternative to other technologies, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment.

7

Business Risks

Online and mobile music services are an emerging market, which makes it difficult to evaluate our current business and future prospects.

The market for streaming music on the internet and on mobile devices has undergone rapid and dramatic changes in its relatively short history and is subject to significant challenges. As a result, the future revenue and income potential of our business is uncertain. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and rapidly evolving market, which risks and difficulties include, among others:

•	Our relatively new, evolving and unproven business model.

•	Our ability to build our listener base and our paid subscriber base.

•	Our ability to effectively convert users from free trial to paid subscription service.

•	Our ability to negotiate economically feasible agreements with the major and independent music labels, publishers and publisher rights organizations.

•	Our ability to attract advertisers, and prove to advertisers that our advertising platform is effective enough to justify a pricing structure that is profitable to us.

•	Our ability to develop and maintain relationships with makers of mobile devices, consumer electronics products and automobiles.

•	Our ability to develop and maintain relationships with Apple's iTunes Store (App Store), Google's Google Play Store, and other distribution platforms.

•	Our operation under an evolving music industry licensing structure that may change or cease to exist, which in turn may result in significant increase in operating expenses.

Failure to successfully address these risks and difficulties, and other challenges associated with operating in a new and emerging market, could significantly harm our business, financial condition, results of operations, liquidity and prospects.

Our failure to manage growth, diversification and changes to our business could harm our business.

We currently have no revenue, but may encounter significant growth upon the anticipated launch of our product, CÜR Music. The failure to successfully manage and monetize any growth, and to successfully diversify our business in the future, could harm the success and longevity of our company.

Investing in our securities is considered a high risk investment.

An investment in an early stage company such as ours involves a degree of risk, including the possibility that your entire investment may be lost. There can be no assurance that our online streaming music monthly subscription platform will be successful or profitable.

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We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our future success is highly dependent on the continued services of our key officers, employees, and Board members as well as our ability to attract and retain highly skilled and experienced technical personnel. The loss of their services could have a detrimental effect on our operations. The departure of Thomas Brophy, our President and Chief Executive Officer, and Chairman of our Board of Directors , Kelly Sardo, our Chief Financial Officer , Secretary and Treasurer, Michael Betts, our Chief Technology Officer, John Egazarian, our Chief Operating Officer, J.P. Lespinasse, our Chief Marketing Officer, Joseph LaPlante a/k/a Jay Clark, our Chief Content Officer, or any major change in our Board or management, such as the departure of our Vice Chairman, Robert B. Jamieson, or our D irectors, Sanjan Dhody or Jay Samit could adversely affect our operations.

Investors will have little control over operations.

Management has complete authority to make decisions regarding day-to-day operations, and may take actions with which investors disagree. Except for limited voting rights, investors will have no control over management and must rely exclusively upon their decisions.

Expansion of our operations into new fields may subject us to additional business, legal, financial and competitive risks.

We may decide to provide non-musical content such as talk, comedy, news, weather, or other areas where we may have less experience or where we could be subject to additional business, legal, financial, and competitive risks.

Our success hinges on selling subscriptions by successfully attracting and retaining paying customers.

If our efforts to attract prospective subscribers and to retain subscribers are not successful, our growth prospects and revenue will be adversely affected. We plan to provide new users of CÜR Music with a free trial upon registration. If we are not able to convert users of our free trial to become paying subscribers, our growth prospects and ability to generate revenues will be negatively impacted.

Users of the Raditaz application and/or website may not transition to CÜR Music.

We have taken our beta product, Raditaz, offline in order to develop CÜR Music . We intend to transition former beta users of Raditaz to CÜR Music through a targeted communication strategy. H owever, there are no assurances that users of Raditaz will transition to CÜR Music. If Raditaz's beta users do not transition to CÜR Music, CÜR Music's capital needs, results of operations, viability and growth prospects may be adversely affected.

Much of the success of our business plan relies on the accuracy of our business and customer research.

We engaged an outside research firm to conduct a research study regarding, among other things, the demand for CUR Music's proposed product and features set. Our product was built and negotiations with the labels were conducted with the results of this res earch in mind. If the results of the research study prove to be inaccurate, our capital needs, results of operations, viability and growth prospects will be adversely affected.

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The success of our products relies heavily on the use of search technologies and marketing campaigns to drive users to our websites and mobile applications.

We intend to utilize search technologies and services, to engage in marketing campaigns and referral relationships, to use social platforms, to use a marketing agency, and to use influencers, among other means, to drive user traffic to our websites and mobile applications. If we are unable to utilize search technologies and other services that generate significant traffic to our websites and mobile applications, or we are unable to enter into or continue distribution relationships that drive significant traffic to our websites, our business could be harmed, causing our revenues to decline.

Our current marketing budget may not be sufficient to obtain budgeted subscriber levels. We may have to spend more than we our marketing plan calls for to obtain new subscribers.

We anticipate incurring significant expenses to obtain and maintain our subscribers. We will utilize a number of different channels and partnerships to do so and we may be required to expend greater resources on advertising, marketing and other brand-building efforts to preserve and enhance consumer awareness of our brand which would adversely affect our operating results and may not be effective.

We may not be able to retain, find and/or hire employees with the necessary skills to maintain and enhance the necessary software applications that are necessary to operating and growing the business.

Premier technology software developers, designers and other technology personnel are in high demand in our industry. There may be competitors or other technology companies that have more capital to allocate for such personnel, making our search for such job positions more difficult and expensive, thus increasing our business expenses.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork and focus that contribute crucially to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork, cultivates creativity and promotes focus on execution. We have invested substantial time, energy and resources in building a highly collaborative team that works together effectively in a non-hierarchical environment designed to promote openness, honesty, mutual respect and pursuit of common goals. As we grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

There are no assurances that our development team can prevent and/or fix issues with the application that may impact CÜR Music's planned product features.

While our application has been built and tested, our software applications may not continue to work as intended . We have designed and built CÜR Music to include features that may be considered ambitious and untested, such as a library of several million songs, on-demand playlists, unlimited song skip and repeat functionality, social features, lyric synchronization, photo and video integration and storage and more. The technology is extremely complex and there are no assurances that the product features will continue to function as built . If we are not able to prevent and or fix issues with the application , our capital needs, results of operations, viability and growth prospects will be adversely affected.

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If we fail to accurately predict and play music that our listeners enjoy, we may fail to retain existing and attract new subscribers, both online and offline.

Our personalized playlist generating system has been developed through a partnership with a digital entertainment service provider , Rovi, and is being designed to enable us to predict listener music preferences and select music content tailored to our listeners' music tastes. While this third party provider has invested significant resources in refining these technologies, we cannot assure you that such investments will continue in the future or yield an attractive return or that such refinements will be effective. The effectiveness of personalized playlist generating system depends in part on our ability to gather and effectively analyze large amounts of listener data and listener feedback, and we have no assurance that we will be successful in enticing listeners to provide feedback sufficient for our database to effectively predict and select new and existing songs. In addition, our ability to offer listeners songs that they have not previously heard and impart a sense of discovery depends on our ability to acquire and appropriately categorize additional songs that will appeal to our listeners' diverse and changing tastes. Our ability to predict and select music content that our listeners enjoy is critical to the perceived value of our service among listeners and failure to make accurate predictions would adversely affect our ability to attract and retain listeners, convert free listeners to paid subscribers, increase listener hours and sell advertising.

We are subject to a number of risks related to credit card and debit card payments that we plan to accept, and we may not be able to enter into an economically favorable credit and debit card processing arrangements.

Our subscription business, which we project will make up more than 80% of our total revenue, will be completely dependent on our ability and third party processors' abilities to process monthly subscription payments through credit and debit card processing methods. Any disruption in this service could adversely affect our business.

For credit and debit card payments, we will be required to pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our products, or suffer an increase in our operating expenses, either of which could adversely affect our business, financial condition and results of operations.

If we, or any of our processing vendors, have problems with our billing software or our third party's billing software, or the billing software malfunctions, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software or our third party's billing software fails to work properly and, as a result, we do not automatically charge our subscribers' credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We will also be subject to payment card association operating rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We will need to assess whether we are fully compliant with the Payment Card Industry, or PCI, Data Security Standard, or PCI DSS, a security standard with which companies that collect, store, or transmit certain data regarding credit and debit cards, credit and debit card holders, and credit and debit card transactions are required to comply. Our failure to comply fully with PCI DSS may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors and merchant banks. Such failure to comply fully also may subject us to fines, penalties, damages, and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that, even if PCI DSS compliance is achieved, we will maintain PCI DSS compliance or that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, credit and debit card holders and credit and debit card transactions.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations.

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If we are unable to maintain our chargeback rate or refund rates at acceptable levels, credit card and debit card companies may increase our transaction fees or terminate their relationships with us. Any increases in our credit card and debit card fees could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

We may experience a reduction or increase in the prices of our products which would have a negative impact on our business and on our margins.

We anticipate charging a monthly fee for our base platform. Our business model is unproven, and if we have to adjust our subscription prices lower, the lower revenue could adversely affect our business. Conversely, if we have to adjust our subscription prices higher, it would be more difficult to attract and retain our subscribers, and the impact would likely cause a negative trend in our subscriber retention numbers, and could adversely affect our business.

Our product is vulnerable to service disruptions and software problems.

Our users will be entirely dependent on our mobile phone application and website working properly for their enjoyment. Any disruption in these services could cause us to lose subscribers and harm our business.

Loss of partners and potential partners who provide content that we distribute to our customers could have a negative impact on our business.

Our technology and CÜR Music product will be dependent upon technology companies such as MediaNet, Amazon, Google, Apple, Microsoft, Rovi, and others, for the provision of digital music song library, creation of customized playlists and the hosting of our services. A loss of these content providers or a technical issue with these providers could materially disrupt our business.

Changes to our products, services, technologies, licenses or business practices or strategies may drive away customers.

Any change to our business model and/or CÜR Music product may cause a loss of subscribers and the inability to attract subscribers, which may adversely affect our business. Examples of such changes include, but are not limited to, a change or drop of certain CÜR Music features, increase or decrease in subscription rates, a decrease in the quality of music streamed, a shift to a smaller library of music, inability to keep pace with competitors, and maintaining relationships with makers of consumer products such as mobile phones, tablets, and automobiles.

As new demands strain our infrastructure, scalability issues may emerge, impeding performance.

The power to expand our music platform to support growing user communities, launch new services, integrate more data, and handle greater workloads is fundamental to business growth. Data management architectures have their scaling limits. If business requirements exceed those limits, the data management system may not scale to provide critical new services, may not respond quickly to growing users and complex functionality, may degrade with new applications and may not be able to meet service level commitments.

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If web, smartphones, tablet and connected TV devices, their operating systems or content distribution channels, including those controlled by our competitors, develop in ways that prevent our solutions from being delivered to their users, our ability to grow our business will be impaired.

Our business model depends upon the continued compatibility of our solutions with most internet-connected devices across online, mobile, tablet and connected TV distribution channels, as well as the major operating systems that run on them. The design of these devices and operating systems are controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. In some cases, the parties that control the development of internet-connected devices and operating systems include companies that we regard as our competitors, including some of our most significant competitors. For example, Google controls the Android operating system and also controls a significant number of mobile devices. Apple, Inc. controls iOS devices including mobile, tablet and computer devices. If our solutions were unable to work on these devices or operating systems, either because of technological constraints or because a maker of these devices or developer of these operating systems wished to impair our ability to provide our solutions on them, our ability to grow our business would be impaired.

If we experience lengthened sales cycles, our business operations may be adversely affected.

Our business will be dependent on revenue from subscription, advertising and song sales, and merchandise and ticket sales. Our subscription transactions, song sales and other revenues will involve credit card processing. Any delays or lengthened sales cycles, delays in collect fees due from credit card companies and/or credit card transaction cancellations, may adversely affect our business.

Degradation in our stature and reputation in the market could harm our business.

Our CÜR brand name is very important to us, and any degradation in our stature and reputation in the market may adversely affect our business.

Our failure to drive advertising revenue could harm our business.

While we anticipate revenue from advertisements to be a non-core revenue generator and eventually make up approximately 15% of total revenue, advertising revenue will still be an important factor in determining our financial success. Advertising within the application is not planned for launch but is anticipated soon after launch. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including, but not limited to, the number of users and subscribers and the number of listener hours on CÜR Music, keeping pace with changes in technology and the competition, and competing effectively for advertising dollars from other online marketing and media companies.

We may be unable to retain key advertisers, attract new advertisers or replace departing advertisers with advertisers that can provide comparable revenue to us.

Our success requires us to develop, maintain and expand our relationships with brand advertisers, including the ad agencies that represent them, and to develop new relationships with other brand advertisers and ad agencies. Advertising agreements generally do not include long-term obligations requiring them to purchase from us and are cancelable upon short notice and without penalty in accordance with standard terms and conditions for the purchase of internet advertising published by the Interactive Advertising Bureau. As a result, we have limited visibility as to our future advertising revenue streams from our advertisers.

 Our advertisers' usage may decline or fluctuate as a result of a number of factors, including, but not limited to:

•	the performance of their display and audio ad campaigns and their perception of the efficacy and efficiency of their advertising spending through CÜR Music;

•	changes in the economic prospects of advertisers or the economy generally, which could alter current or prospective advertisers' spending priorities;

•	our ability to deliver display, audio ad campaigns in full, i.e., our ability to serve each requested impression;

•	their satisfaction with our solutions and our client support;

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•	the ability of our optimization algorithms underlying our solutions to deliver better rates of return ad spending dollars than competing solutions;

•	seasonal patterns in advertisers' spending, which tend to be discretionary;

•	the pricing of our or competing solutions; and

•	reduction in spending levels or changes in brand advertisers' strategies regarding advertising spending

If a major advertiser decides to materially reduce its advertising spend, it could do so on short or no notice. We cannot assure that our advertisers will continue to use CÜR Music, or that we will be able to replace in a timely or effective manner departing advertisers with new advertisers from whom we generate comparable revenue.

Unavailability of, or fluctuations in, third-party measurements of our audience may adversely affect our ability to grow advertising revenue.

Selling ads requires that we demonstrate to advertisers that our service has substantial reach, and we may rely on third parties to quantify the reach of our service. These third- party ratings may not reflect our true listening audience and the third parties may change their methodologies, either of which could adversely impact our business. Third-party independent rating agencies have not yet developed rating systems that comprehensively and accurately measure the reach of our service. We expect that in the future these rating agencies will begin to publish increasingly reliable information about the reach of our service. However, until then, in order to demonstrate to potential advertisers the reach of our service, we must supplement third-party ratings data with our internal research, which is perceived as less reliable than third- party numbers. If our mobile audience becomes rated, it is not clear whether the measurement technology of the third-party rating agencies will initially integrate with ours or whether their methodology will accurately reflect the value of our service. If such third-party ratings are inaccurate or we receive low ratings, our ability to convince advertisers of the benefits of our service would be adversely affected.

We will have significant competition from other services that stream music to users of the internet and mobile devices.

The streaming music industry is heavily saturated with competitors, many of which offer ad-supported free music listening. We do not plan for CÜR Music to have a free, ad- supported product, like many of our competitors. If we decide to integrate a free, ad-supported product into CÜR Music, our capital needs, results of operations, viability and growth prospects may be adversely affected.

Our users will access CÜR Music through mobile devices, tablets, the internet, automobiles and other platforms.

If the cost of assessing streaming music, including CÜR Music, through cellular networks proves to be too expensive for potential subscribers or subscribers of CÜR Music, our capital needs, results of operations, viability and growth prospects may be adversely affected.

Many of our subscribers may purchase our service through on-line third party stores.

Google and Apple assess a fee equal to 30% of purchases made within applications on their platforms (Android and iOS). If we are unable to have a significant percentage of our subscribers subscribe to CÜR Music through a web browser outside of these platforms, our business, financial condition and/or results of operations will be adversely affected. If we are unable to reach agreement with music labels on acceptable terms, where users subscribe through the Android and iOS platforms, our business, financial condition and/or results of operations will be adversely affected. Further, if Apple, Google, Amazon or other companies change the structure of their online stores, we may not be able to get customers to download our applications.

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Many of our potential subscribers may be young and may not have access to credit cards or have the ability to pay for CÜR Music.

If we are unable to provide adequate payment options for younger potential subscribers, our business, financial condition and/or results of operations will be adversely affected.

We may not be able to negotiate economically viable agreements with publishers and publisher rights organizations including SESAC, ASCAP, BMI, Sony/ATV, Warner Chappel, Universal Music Publishing, BMG among others.

We are currently finalizing negotiations and contracts with publishers and publisher rights organizations. If music publishers withdraw all or a portion of their musical works from performing rights organizations for public performances by means of digital transmissions, then we may be forced to enter into direct licensing agreements with these publishers at rates higher than those we intend to pay to publisher rights organizations, or we may be unable to reach agreement with these publishers at all, which could adversely affect our business, our ability to attract and retain listeners, financial condition and results of operations.

If we fail to detect click fraud or other invalid clicks on ads, we could lose the confidence of our advertisers, which would cause our business to suffer.

Our business will rely on delivering positive results to our advertising customers. We will be exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. A major source of invalid clicks could result from click fraud where a listener intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others and we are unable to detect and prevent it, or if we choose to manage traffic quality in a way that advertisers find unsatisfactory, the affected advertisers may experience or perceive a reduced return on their investment in our advertising products, which could lead to dissatisfaction with our advertising programs, refusals to pay, refund demands or withdrawal of future business. This could damage our brand and lead to a loss of advertisers and revenue.

Some of our services and technologies may use "open source" software, which may restrict how we use or distribute our service or require that we release the source code of certain services subject to those licenses.

Some of our services and technologies may incorporate software licensed under so-called "open source" licenses, including, but not limited to, the GNU General Public License and the GNU Lesser General Public License. Such open source licenses typically require that source code subject to the license be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. Few courts have interpreted open source licenses, and the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty. We rely on multiple software programmers to design our proprietary technologies, and we do not exercise complete control over the development efforts of our programmers and we cannot be certain that our programmers have not incorporated open source software into our proprietary products and technologies or that they will not do so in the future. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re- engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

We are required to indemnify management and its affiliates for their good faith actions. Indemnification may cause any liability they incur to be paid by us.

We are required to indemnify management and its affiliates for any liabilities they incur in connection with business if incurred in good faith, in a manner reasonably believed to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Management is not liable to the company for any act or omission it may make in good faith and that it believes is in the company's best interest, except for acts of gross negligence or willful misconduct. Under certain circumstances, management will be entitled to indemnification from the company for losses it or any affiliate, employee, officer, director, or owner incurs in defending actions arising out of their position as or with management.

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We may not be successful in distributing our products on the internet or on mobile devices, or using a paid marketing strategy on the internet, on mobile devices, on tablets, or offline.

More individuals are utilizing non-Personal Computer ("PC") devices to access the Internet and our services, and versions of our services developed or optimized for these devices may not gain widespread adoption by users, manufacturers or distributors of such devices or may not work on these devices, based on the broad range of unique technical requirements that may be established for each device by their manufacturers and distributors globally.

We may not be able to acquire the amount of users projected in our financial model.

We may not be able to acquire the number of internet users and/or mobile phone users that is projected in our financial model or achieve the projected market penetration rates.

We may not be able to launch our music streaming service on iPhone, Android and the web and associated tablets.

If we are not able to launch CÜR Music on iPhone, Android and/or the web and/or on associated tablets, our business, financial condition and/or results of operations will be adversely affected.

Government regulation of the internet is evolving, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations or new laws and regulations relating to our services could adversely affect our business, results of operations and our business prospects. If the government were to place limitations on the amount and type of content that can be streamed over networks, the internet and to mobile and other applications, our business, results of operations and our business prospects could be adversely affected.

We face competition from entities in our industry with substantially more capital, greater name recognition, more employees, greater resources, and longer operating histories than we do.

Significant competition from traditional offline music distribution competitors, from larger media companies like Apple, Google, Spotify, Amazon and others, and from other online digital music services, as well as online theft or "piracy", could have a negative impact on our business.

We face many risks associated with our long-term plan to expand our operations outside of the United States, including difficulties obtaining rights to stream music on favorable terms, which could harm our business, operating results and financial condition.

Expanding our operations into international markets is an element of our long-term strategy. However, offering our service outside of the United States involves numerous risks and challenges. If we are unable to expand our business outside the United States as planned, our growth prospects and our ability to generate revenue will be negatively impacted.

Operating internationally requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing and expanding our international operations will produce desired levels of revenue or profitability. If we invest substantial time and resources to establish and expand our international operations and are unable to do so successfully and in a timely manner, our business and operating results will suffer.

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We have no international operations and any future international expansion may expose us to several risks, such as difficulty adapting our solutions for international markets. As we have limited experience in marketing, selling and supporting our solutions abroad, and any future international expansion of our business will involve a variety of risks, including:

•	localization of our solutions, including translation into foreign languages and adaptation for local practices;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	differing labor regulations where labor laws may be more advantageous to employees as compared to the United States;

•	more stringent regulations relating to data security and the unauthorized use of, or access to, commercial and personal information, particularly in the European Union;

•	reluctance to allow personally identifiable data related to non- U.S. citizens to be stored in databases within the United States, due to concerns over the U.S. government's right to access information in these databases or other concerns;

•	changes in a specific country's or region's political or economic conditions;

•	challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs;

•	risks resulting from changes in currency exchange rates;

•	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

•	different or lesser intellectual property protection; and

•	exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws and regulations in other jurisdictions.

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Delaware law and our Certificate of Incorporation could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, and thereby adversely affect existing stockholders.

The Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of stockholders. Delaware law imposes conditions on certain business combination transactions with "interested stockholders." These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Our Certificate of Incorporation empowers the Board of Directors to establish and issue a class of preferred stock, and to determine the rights, preferences and privileges of the preferred stock. These provisions give the Board of Directors the ability to deter, discourage or make more difficult a change in control of our company, even if such a change in control could be deemed in the interest of our stockholders or if such a change in control would provide our stockholders with a substantial premium for their shares over the then-prevailing market price for the common stock.

Third Party Risks

We will rely on third parties to provide software and related services necessary for the operation of our business.

We are incorporating and including third-party software into and with our applications and service offerings and expect to continue to do so. The operation of our applications and service offerings could be impaired if errors occur in the third- party software that we use. It may be more difficult for us to correct any defects in third-party software because the development and maintenance of the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that any third-party licensors will continue to make their software available to us on acceptable terms, to invest the appropriate levels of resources in their software to maintain and enhance its capabilities, or to remain in business. Any impairment in our relationship with these third-party licensors could have a material adverse effect on our business, results of operations, cash flow and financial condition.

We will depend upon third party licenses for musical works and content and the ability to obtain these licenses, a change to or loss of these licenses could increase our operating costs or adversely affect our ability to retain and expand our listener base, and therefore could adversely affect our business.

We must license all of CÜR Music's content from major and independent music labels as well as publishers and publisher rights organizations. These content owners need to agree to license their content to us, and also approve CÜR Music's features that would grant our customers enhanced access to their licensed material, such as on-demand play, song skipping, and offline listening, among others. We are currently finalizing the contracts with these parties and expect them to be completed prior to the closing of the offering , however no assurance may be given that the agreements will be finalized .

To secure the rights to stream musical works embodied in sound recordings over the internet, we will obtain licenses from or for the benefit of copyright owners and pay royalties to copyright owners or their agents. Those who own copyrights in musical works are vigilant in protecting their rights and seek royalties that are very high in relation to the revenue that can be generated from the public performance of such works. There is no guarantee that the licenses available to us now will continue to be available in the future or that such licenses will be available at the royalty rates associated with the current licenses. If we are unable to secure and maintain rights to stream musical works or if we cannot do so on terms that are acceptable to us, our ability to stream music content to our listeners, and consequently our ability to attract and retain advertisers, will be adversely impacted.

In order to stream musical works embodied in sound recordings over the internet, we must obtain public performance licenses and pay license fees to performing rights organizations: Broadcast Music, Inc., or BMI, SESAC, Inc., or SESAC, and the American Society of Composers, Authors and Publishers, or ASCAP, among others. These organizations represent the rights of songwriters and music publishers, negotiated with copyright users such as us, collect royalties and distribute those royalties to the copyright owners they represent, namely songwriters and music publishers. Performing rights organizations have the right to audit our playlists and royalty payments, and any such audit could result in disputes over whether we have paid the proper royalties. If such a dispute were to occur, we could be required to pay additional royalties and the amounts involved could be material.

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We will also have so called mechanical royalties to music publishers for the reproduction and distribution of musical works embodied in transitory copies used to make streams audible to our listeners. If music publishers were to change their position and seek to be paid mechanical royalties by us, and a final judgment were entered by a court requiring that payment, our royalty obligations could increase significantly and our business and financial interests could be harmed.

If any of the three major music labels (Universal Music Group, Warner Music Group and/or Sony Music) and/or independent music labels, publishers or publisher rights organizations, rescind permission, or fail to grant us permission on economically favorable terms to sell or stream music from MediaNet, Apple, Amazon, Google or other sources, our revenue numbers will be negatively impacted.

We must license and pay for the content our product delivers to its users and the content owners must grant us permission for use.

We must license all of CÜR Music's content from major and independent music labels. These music labels will need to agree to license their content to us, and also approve CÜR Music's features and functionality that would grant our customers enhanced access to their licensed material, such as on-demand play, song skipping, and offline listening, among others. We are finalizing these agreements and expect to execute these agreements right after this offering . Certain of out content agreements do not permit assignment of the agreements without approval. If we are not able to reach agreement with the music labels, publishers and/or publisher rights organizations on CÜR Music's product features, pricing and/or cost of content licenses, and/or if our publisher agreements do not allow us to be designated as a limited offering, our capital needs, results of operations, viability and growth prospects will be adversely affected.

If any of the three major music labels (Universal Music Group, Warner Music Group and/or SONY Music) and/or independent music labels, publishers, and/or publisher rights organizations, do not grant permission, rescind permission, or fail to grant us permission on economically favorable terms to sell or stream music from MediaNet, Apple, Amazon, Rovi, Google or other sources, our revenue numbers will be negatively impacted.

Our revenue from song sales will depend on third party stores and services.

A portion of our revenue model is dependent on the sale of songs through Amazon, Apple's iTunes store, Google and/or MediaNet. If these parties or similar parties were to change their pricing structure by effectively lowering or increasing their prices, our business could be impacted negatively. Also, if these parties were to not allow us access to sell their products or the ability to access their products in an efficient manner, our business could be negatively impacted.

We plan to rely on third parties to administer our subscriptions and credit card transactions, and we may take such management in-house in the future.

We plan to rely on a third party company , Zuora, to manage our subscriber list and customer payments. If we decide to manage subscriptions and payments transactions in-house we will assume the regulatory and financial risk for such user information and financial transactions.

We will generate our created playlists and stations using data from a third party.

We entered into an agreement with Rovi to utilize their platform for generating music playlists and other information for CÜR Music users. If such third party were to decide to not let us use their data, we may not be able to enable users to create playlist and/or stations. This would have a negative impact on our business.

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We relied on, and anticipate continuing to rely on, MediaNet for our music catalog.

We relied on, and anticipate continuing to rely on, MediaNet for access to our music catalog. While there are other companies that provide such services, if we had to change to another prov id er, we may encounter significant disruption to our service. The size of the catalog is dependent on the successful negotiation of music licenses with the major and independent music labels publishers and publisher rights organizations.

We rely on third-party providers for our principal Internet connections and technologies, databases, and network services critical to our properties and services.

We rely extensively on Amazon, Inc., and other third parties, for various hosting services, and other companies for various other internet, database, and network services. Any errors, failures or disruption in the services provided by these third parties could significantly harm our business, results of operations and our business prospects.

The inability to distribute or application through Apple's iTunes App Store and/or Google's Google Play Store could harm our business.

We currently do not distribute o u r application through Apple's iTunes App Store and/or Google's Google Play Store. Future acceptance by these distribution channels may provide that they can be cancelled at any time with little or no prior notice or penalty. The loss of these acceptances once obtained, or the inability to obtain these acceptances, could limit the reach of our service and its attractiveness to advertisers, which, in turn, could adversely affect our business, financial condition and results of operations. Some of these App Stores, including Apple, are now, or may in the future become, competitors of ours, and could stop allowing or supporting access to our service through their products for competitive reasons.

If we are unable to continue to make our technology compatible with the technologies of third-party distribution partners who make our service available to our listeners through mobile devices, consumer electronic products and automobiles, we may not remain competitive and our business may fail to grow or decline.

In order to deliver music everywhere our listeners want to hear it, we need our service to be compatible with mobile, consumer electronic, automobile and website technologies. Our service will be accessible in part through CUR-developed or third- party developed applications that hardware manufacturers embed in, and distribute through, their devices. Connected devices and their underlying technology are constantly evolving. As internet connectivity of automobiles, mobile devices, and other consumer electronic products expands and as new internet-connected products are introduced, we must constantly adapt our technology. It is difficult to keep pace with the continual release of new devices and technological advances in digital media delivery and predict the problems we may encounter in developing versions of our applications for these new devices and delivery channels, and it may become increasingly challenging to do so in the future. In particular, the technology used for streaming the CÜR Music service in automobiles remains at an early stage and may not result in a seamless customer experience. If automobile and consumer electronics makers fail to make products that are compatible with our technology or we fail to adapt our technology to evolving requirements, our business and financial results could be harmed.

Furthermore, consumer tastes and preferences can change in rapid and unpredictable ways and consumer acceptance of these products depends on the marketing, technical and other efforts of third-party manufacturers, which is beyond our control. If consumers fail to accept the products of the companies with whom we partner or if we fail to establish relationships with makers of leading consumer products, our business could be adversely affected.

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Interruptions or delays in our services or from third-party vendors could adversely affect our brand and disrupt our business.

We will rely on systems housed in our own facilities and upon third-party vendors, including bandwidth providers and data center facilities located in locations throughout the United States and potentially the world, to enable listeners to receive our content in a dependable, timely, and efficient manner. We expect to experience periodic service interruptions and delays involving our own systems and those of our third-party vendors. We do not currently maintain a live fail-over capability that would allow us to switch our streaming operations from one facility to another in the event of a service outage. Both our own facilities and those of our third-party vendors are and will be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They also are and will be subject to break-ins, sabotage, intentional acts of vandalism, failure of physical, administrative, and technical security measures, terrorist acts, natural disasters, human error, the financial insolvency of our third-party vendors and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in our service and to unauthorized access to, or alteration of, the content and data contained on our systems and that these third-party vendors store and deliver on our behalf.

Defects or errors in our solutions could harm our reputation, result in significant costs to us, and impair our advertisers' ability to deliver effective advertising campaigns.

The technology underlying our solutions, including our proprietary technology and technology provided by third-parties, may contain material defects or errors that can adversely affect our ability to operate our business and cause significant harm to our reputation. This risk is compounded by the complexity of the technology underlying our solutions and the large amounts of data we utilize. Errors, defects, disruptions in service or other performance problems in our solutions could result in the incomplete or inaccurate delivery of an ad campaign, including serving an ad campaign in an incomplete or inaccurate manner, in an incorrect geographical location or in an environment that is detrimental to the advertiser's brand health. Any such failure, malfunction, or disruption in service could result in damage to our reputation, our advertising clients withholding payment to us or the advertisers making claims or initiating litigation against us, and our giving credits to our advertiser clients toward future advertising spend. As a result, defects or errors in our solutions could harm our reputation, result in significant costs to us, and impair our advertisers' ability to deliver effective advertising campaigns.

System failures could significantly disrupt our operations and cause us to lose advertisers, or publishers, subscribers and/or users.

Our success will depend on the continuing and uninterrupted performance of our solutions, which we will utilize to enable our users to stream music, edit playlists, create playlists, receive payments, place ads, monitor the performance of advertising campaigns, manage our advertising inventory, among other things. Our revenue will depend on our ability to collect subscription fees and deliver ads. Sustained or repeated system failures that interrupt our ability to provide our service, could significantly reduce the attractiveness of our solutions and reduce our revenue. Our systems will be vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious human acts and natural disasters. In addition, any steps we take to increase the reliability and redundancy of our systems may be expensive and may not be successful in preventing system failures. Any such system failures could significantly disrupt our operations and cause us to lose users, subscribers and advertisers.

We will exercise no control over our third- party vendors, which will make us vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by these vendors could have significant adverse impacts on our business reputation, customer relations and operating results. Upon expiration or termination of any of our agreements with third-party vendors, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.

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Our success will depend on our subscribers continued access to the internet and wireless devices and the continued reliability and maintenance of the internet and cellular infrastructure.

Because our service is being designed primarily to work over the internet and cellular networks, our revenue growth will depend on our listeners' low cost, high-speed access to the internet, as well as the continued maintenance and development of the internet infrastructure, including the wireless internet infrastructure and the cellular network infrastructure. The delivery of our service will depend on third-party internet service providers and wireless telecommunication companies expanding high- speed internet access and wireless networks, maintaining reliable networks with the necessary speed, data capacity and security, and developing complementary products and services for providing reliable and timely wired and wireless internet access and services. The success of our business depends generally on the continued accessibility, maintenance and improvement of the internet and, in particular, on access to the internet through wireless infrastructure, to permit high-quality streaming of music content and provide a convenient and reliable platform for customer interaction. All of these factors are outside of our control.

To the extent that the internet and the wireless internet infrastructure continue to experience an increasing number of listeners, frequency of use and expanding bandwidth requirements, the internet and wireless networks may become congested and unable to support the demands placed on them, and their performance and reliability may decline. In addition, the wireless communications companies that provide our listeners with access to the internet through wireless networks may raise their rates or impose data usage limits, which could cause our listeners to decrease their usage of our service or our listenership to decline. Any future internet or wireless network outages, interruptions, bandwidth constraints, rate increases or data usage limits could adversely affect our ability to provide service to our listeners and advertising customers.

If our security systems are breached, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners and advertisers.

Techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our listeners, including credit card and debit card information and other personally identifiable information. If an actual or perceived breach of security occurs of our systems or a vendor's systems, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners, which in turn would harm our efforts to attract and retain advertisers. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

We cannot control the actions of third parties who may have access to the listener data we collect. The integration of the CÜR Music service with applications provided by third parties represents a significant growth opportunity for us, but we may not be able to control such third parties' use of listeners' data, ensure their compliance with the terms of our privacy policies, or prevent unauthorized access to, or use or disclosure of, listener information, any of which could hinder or prevent our efforts with respect to growth opportunity.

Any failure, or perceived failure, by us to maintain the security of data relating to our listeners and employees, to comply with our posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards, and contractual provisions to which we may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose listeners, advertisers, revenue, and employees.

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Risks Related to Our Corporate Structure and Ownership of Our Securities

We may be unable to raise enough capital to implement our business plan.

We have been largely dependent on capital raised through our 2014 PPO and Offer to Amend and Exercise Warrants to implement our business plan and support our operations. We raised aggregate gross proceeds of approximately $9,680,000 in our 2014 PPO (before deducting placement agent fees and expenses of the 2014 PPO estimated at approximately $1,529,000). Pursuant to the Offer to Amend and Exercise, we raised an aggregate of approximately $3,233,500 (before deduction placement agent fees and expenses of approximately $417,000). In addition, we entered into Purchase Agreements with Buyers which purchased Notes in the aggregate principal amount of $1,145,000 to which closings occurred on October 20, 2015, October 26, 2015 and November 13, 2015 , of which $225,000 in proceeds were from members of the Board. With the planned additional capital to be raised in this Offering, we believe that we would have sufficient funds to complete the development of CÜR Music, make advance payments to the record labels, and publishers, to begin to execute our marketing plan and have adequate working capital to launch CÜR Music. We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all of your investment.

The ability of our Board to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

We currently have authorized 310,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of common stock, and (ii) 10,000,000 shares of "blank check" Preferred Stock. As a result, our Board is authorized to issue up to 10,000,000 shares of Preferred Stock with powers, rights and preferences designated by it. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of Preferred Stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to $_____ shares of common stock and corresponding warrants offered in this offering at a public offering price of $_____ per share, and after deducting underwriter commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $_____ per share, or _____%, at the public offering price, assuming no exercise of the warrants. In addition, in the past, we issued options and warrants to acquire shares of common stock and may need to do so in the future to support our operations. To the extent these options and/or warrants are ultimately exercised, you will sustain future dilution.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

The prices of our common stock and warrants may be volatile. Investors in this Offering may not be able to sell at or above the public offering prices. All the securities sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, or the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. Sales of our common stock by our stockholders and warrant or option holders following this offering could lower the market price of our common stock and warrants. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The issuance of approximately 9,224,166 shares issuable upon exercise of outstanding options and warrants as of the date of this prospectus and the issuance of additional shares of common stock upon exercise of the warrants issued in this offering could also lower the market price of our common stock.

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We have a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring certain corporate actions and may lead to a sudden change in our stock price.

Our common stock ownership is highly concentrated. Thomas Brophy, our President and Chief Executive Officer, beneficially owns 7,393,948 shares, or approximately 2 2 .6% of our total outstanding common stock and will own __________ following the commencement of the offering . His interests may differ significantly from your interests. As a result of the concentrated ownership of our stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. In addition, because our stock is so thinly traded, the sale by any of our large stockholders of a significant portion of that stockholder's holdings could cause a sharp decline in the market price of our common stock.

Restrictions on the use of Rule 144 by Shell Companies or Former Shell Companies could affect your ability to resale our shares.

Historically, the SEC has taken the position that Rule 144 under the Securities Act, as amended, is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments effective on February 15, 2008 and apply to securities acquired both before and after that date by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As such, due to the fact that we were a shell company until the effective time of the Contribution, holders of "restricted securities" within the meaning of Rule 144 will be subject to the conditions set forth herein. Therefore, sales under Rule 144 are prohibited for at least one year from the date this report is filed.

There is currently limited trading volume in our common stock and the market price of our common stock may fluctuate significantly.

There is currently a limited public market for our common stock and there can be no assurance that an active trading market for our  units will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods or possibly at all. Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in intellectual property rights; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Because the Company became public by means of the Contribution, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with the Company becoming public through the Contribution. Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on the Company's behalf.

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If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend on the research and reports that securities analysts publish about our business and the Company. It is often more difficult to obtain analyst coverage for companies whose securities are traded on the OTCQB. We do not have any control over securities analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

To date, cash dividends have not been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock, subject to the limitation outlined herein. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

  actual or anticipated variations in our operating results;
  announcements of developments by us or our competitors;
  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
  adoption of new accounting standards affecting our industry;
  additions or departures of key personnel;
  sales of our common stock or other securities in the open market;
  changes in our industry;
  regulatory and economic developments, including our ability to obtain working capital financing;
  our ability to execute our business plan; and
  other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against the public company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management's attention and resources, which could harm our business and financial condition.

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Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"). Complying with these laws and regulations requires the time and attention of our Board and management, and increases our expenses. Among other things, we are required to:

•

maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board ("PCAOB");

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements, when required, and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately- held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board, particularly directors willing to serve on an audit committee which we expect to establish.

We have identified material weaknesses in our disclosure controls and procedures. We will need to allocate significant resources to address these material weaknesses   and make our disclosure controls and procedures effective.

We have adopted disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we submit under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act are accumulated and communicated to management, including principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. As of September 30 , 2015, management concluded that our disclosure controls and procedures were not effective in light of the material weaknesses found in our internal controls over financial reporting as set forth in the Risk Factor immediately below.

We are taking steps to address existing material weaknesses in our disclosure control and procedures. These efforts require significant time and resources. If we are unable to improve our internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles in the United States and to comply with SEC reporting obligations.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002. Effective internal controls are necessary for us to providereliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing thesecritical functions. We are required to document and test our internal control procedures in order to satisfy the requirements ofSection 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 5 which requires annual management assessments of the effectiveness of our internal controls overfinancial reporting. Our management assessed the effectiveness of our internal control over financial reporting as of December 31,2014 and concluded that our internal controls and procedures were not effective due to (i) lack of a functioning audit committee and a lack of independent directors on our Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (ii) inadequate segregation of duties consistent with control objectives; and (iii) ineffective controls over period end financial disclosure and reporting processes. In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls:

•

we plan to create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function as funds are available; and

•

we have appointed two additional outside directors to our Board who were appointed to an audit committee resulting in a fully functioning audit committee, that will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management.

Our failure to achieve and maintain an effective internal control environment coul d result in us not being able to accurately report our financial results, prevent or detect fraud or provide timely and reliable financial information.

Our failure to achieve and maintain effective internal controls could also be impacted by recent and future acquisitions. Althoughwe intend to augment our internal control procedures and expand our accounting staff, there is no guarantee that this effort willbe adequate. Our failure to achieve and maintain effective internal controls could prevent us from producing reliable financialreports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting,which could have an adverse effect on our stock price.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an emerging growth company under the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments not previously approved, exemption from the requirement of auditor attestation in the assessment of our internal control over financial reporting and exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board. If we do, the information that we provide stockholders may be different than what is available with respect to other public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with the effective dates of those accounting standards.

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We will remain an emerging growth company until the earliest of (1) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter, (2) the end of the fiscal year in which we have total annual gross revenues of $1 billion or more during such fiscal year, (3) the date on which we issue more than $1 billion in non-convertible debt in a three-year period or (4) December 31, 2018, the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act. Decreased disclosures in our SEC filings due to our status as an "emerging growth company" may make it harder for investors to analyze our results of operations and financial prospects.

Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company," which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. Some investors may find our common stock less attractive because we rely on these exemptions, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have applied to uplist our securities to the NASDAQ Capital Market. The NASDAQ Capital Market may not list our securities for quotation which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to be listed on the Nasdaq Capital Market, a national securities exchange. After giving effect to this Offering, we expect to meet, on a pro forma basis, the Nasdaq Capital Market's minimum initial listing standards, which generally only mandate that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares bid price  and distribution requirements. We cannot assure you that we will be able to meet those initial listing requirements. If the Nasdaq Capital Market does not list our common stock for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our shares of common stock are "penny stock," which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Because we expect that our common stock will be listed on the Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

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If our application to uplist is approved, our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting of our common stock and warrants .

If our application to list our common stock and warrants on the Nasdaq Capital Market is approved, and thereafter we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Capital Market may take steps to delist our common stock and warrants. Such a delisting would likely have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock and warrants when you wish to do so. In the event of a delisting, we anticipate that we would take actions to restore our compliance with the Nasdaq Capital Market's listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock or warrants to remain listed on the Nasdaq Capital Market, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market's minimum bid price requirement, or prevent future non-compliance with the Nasdaq Capital Market's listing requirements.

The contemplated reverse stock split may not increase the market price of our common stock sufficiently for us to meet the minimum listing requirements of the Nasdaq Capital Market, in which case this offering may not be completed.

We anticipate effecting a ____ reverse stock split of our outstanding common stock prior to the effectiveness of the registration statement of which this prospectus forms a part. We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum market price requirement of the listing rules of the Nasdaq Capital Market. The effect of a reverse stock split upon the market price of our common stock cannot be predicted, and the results of reverse stock splits by other similar companies has varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum market price requirement of the Nasdaq Capital Market. Even if we initially meet such price requirements, it is uncertain whether such a price will be sustained. If we are unable to meet the minimum market price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case this Offering may not be completed.

The contemplated reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the contemplated reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors.

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Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants included in this offering may not have any value.

Each warrant has an exercise price of ___________ per share of common stock, subject to adjustment, will be exercisable at any time and from time to time after the closing date, and will expire ___ years from the closing date. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "aim," "anticipate," "assume," "believe," "contemplate," "continue," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "predict," "potential," "positioned," "seek," "should," "target," "will," "would," and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

  Our ability to raise capital when needed and on acceptable terms and conditions;
  Our ability to attract and retain management with experience in digital media including digital music streaming, and similar emerging technologies;
  Our ability to negotiate economically feasible agreements with the major and independent music labels, publishers and publisher rights organizations;
  Our expectations regarding market acceptance of our products in general, and our ability to penetrate the digital music streaming market in particular;
  The scope, validity and enforceability of our and third party intellectual property rights;
  Our ability to comply with governmental regulation;
  The intensity of competition ; and
  Changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas.

These forward-looking statements are based on management's current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management's beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated herein by reference may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus and the documents incorporated herein by reference. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus will be approximately $_______, or approximately $____ if the underwriter exercises its over-allotment option in full, assuming the sale by us of up to _________ shares of common stock and warrants to purchase _________ shares of common stock at an assumed offering price of $____ for one share and one warrant to purchase one share of common stock, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. In addition, if all of the warrants offered pursuant to this prospectus are exercised in full for cash, we will receive approximately an additional $_______ in cash. However, the warrants contain a cashless exercise provision that permit exercise of warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

A $1.00 increase (decrease) in the assumed public offering price of $____ for one share and one warrant to purchase one share of common stock would increase (decrease) the expected net cash proceeds to us from this offering by approximately $___, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and that none of the warrants are exercised and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each 20% increase (decrease) in the assumed number of securities offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the expected net proceeds to us from this offering by approximately $_______, assuming a public offering price of $____ for one share and one warrant to purchase one share of common stock remains the same and that none of the warrants are exercised, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We intend to use the net proceeds of this offering for certain prepayments to the three major labels and certain independents labels and publishers , in an amount up to $10 million . In addition proceeds will fund the implementation of our marketing plan expected to begin concurrent with launch. Proceeds will also be used for working capital and for general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our acquisition efforts, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. In addition, our planned use of proceeds does not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

DILUTION

Our as adjusted net tangible book value as of September 30, 2015, was $(1,725,710), or $(0.05) per share of common stock. As adjusted net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the sum of the total number of shares of common stock outstanding, as of September 30, 2015.

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After giving effect to this offering and the receipt of $_______ of estimated net proceeds from this offering (assuming no exercise of the warrant), the as adjusted net tangible book value of our common stock as of September 30, 2015 would have been $_______, or $____ per share. This amount represents an immediate increase in net tangible book value of $____ per share to the existing stockholders and an immediate dilution in net tangible book value of $____ per share to purchasers of our common stock in this offering. Dilution is determined by subtracting as adjusted net tangible book value per share after this offering from the amount of cash paid by a new investor for a share of common stock. The new investors will have paid $____ for one share of our common stock and one warrant to purchase one share of our common stock, even though the per share value of our assets after subtracting our liabilities is only $____. The following table illustrates such dilution on a per share basis:

Assumed public offering price per share of common stock together with one warrant	$--
Historical net tangible book value per share as of September 30, 2015	$--
Increase per share attributable to this offering	$--
As adjusted net tangible book value per share after this offering	$--
Dilution per share to new investors	$--

The information in the table above is based on 31,720,247 shares of our common stock outstanding on September 30, 2015, and does not include:

  3,791,721 shares issuable upon the exercise of outstanding stock options at a weighted average price of $0.67 per share;
  316,331 restricted shares outstanding but not issued;
  5,051,296 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.48 per share;
  2,290,000  shares issuable upon the exercise of outstanding investor warrants issued in conjunction with the Unsecured 12% Convertible Promissory Notes with an exercise price of $0.75 per share ;
  155,644 shares to be issued to Anti-Dilution warrant holders in conjunction with the Unsecured 12% Convertible Promissory Notes (as defined below) and the Offer to Amend and Exercise (as defined below);
  The conversion by unsecured convertible promissory note holders of all of the outstanding principal amount of the notes together with accrued and unpaid interest due into 2,290,000 shares of common stock ;
  shares issuable upon the exercise of the warrants issued in the offering;
  _______ shares of common stock underlying the warrants to be issued to the representative of the underwriter in connection with this offering; and
  the exercise by the underwriter of its option to purchase up to _______ additional shares and _______ additional warrants from us in the offering.

If the underwriter exercises its over- allotment option in full, the as adjusted net tangible book value per share after the offering would be $______, or $____ per share. This amount represents an immediate increase in net tangible book value of $____ per share to the existing stockholders and an immediate dilution in net tangible book value of $____ per share to purchasers of our common stock in this offering.

The following table summarizes, on an as adjusted basis as of September 3 0, 2015, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an assumed public offering price of $____ as shown on the cover page of this prospectus.

	Shares Purchased		Total Consideration		Average Price
	Number	%	Amount	%	Per Share
Existing stockholders	31,720,247	--	$18,203,712	--	$0.57
New investors		--	--	--	$--
Total	--	--	$--	--	$--

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If the underwriters exercise their option to purchase additional shares from us in full, the number of shares held by new investors will increase to _______, or __ of the total number of shares of common stock outstanding after this offering and the shares held by existing stockholders will be _______ but the percentage of shares held by existing stockholders will decrease to __% of the total shares outstanding.

To the extent that the underwriters' over- allotment option is exercised or any warrants or options are exercised, there will be further dilution to new investors.

PRICE RANGE OF COMMON STOCK

Market Information

Our common stock was approved for quotation on the Over-the-Counter Bulletin Board (the "OTCBB") and the OTC Markets OTCQB marketplace ("OTCQB") in September 2013. No shares of common stock had been traded as of December 31, 2013.

Through February 11, 2014, our trading symbol was "DUSR." As of February 11, 2014, we were assigned a new trading symbol of "CURM." Trading in shares of our common stock on the OTCBB and OTCQB commenced on or about February 21, 2014.

We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols "CURM" and "CURMW", respectively, subject to the satisfaction of certain conditions and meeting all of the Nasdaq Capital Market listing standards on the date of this offering.

The following table sets forth the high and low last-bid prices for our common stock for the periods indicated, as reported by OTCBB and OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTCBB and OTCQB does not necessarily represent its fair market value.

	High	Low
2014
First quarter (February 21st through March 31st)	$3.20	$2.00
Second quarter (April 1st through June 30th)	$3.14	$1.50
Third quarter (July 1st through September 30th)	$1.85	$0.86
Fourth quarter (October 1st through December 31st)	$1.02	$0.51

2015
First quarter (January 1st through March 31st)	$1.36	$0.58
Second quarter (April 1st through June 30th)	$0.80	$0.36
Third quarter (July 1st through September 30th )	$0.75	$0.42
Fourth quarter (October 1st through November 16)	$0.65	$0.50

On November 1 6 , 2015, the closing price of our common stock as quoted on OTCQB was $ 0.6 2.

Board Approval of Reverse Stock Split

On May 26, 2015 the Board of Directors approved and authorized the Company to effect a reverse stock split (the"Reverse Stock Split") at a ratio of not less than 1 for 5 and not more than 1 for 15 (the "Reverse Split Ratio"), the exact Reverse Split Ratio for the Reverse Stock Split to be determined by the Board in its sole discretion based upon the market price of the Company's c ommon s tock on the date of such determination, and with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the sole purpose of such Reverse Stock Split is to attempt to obtain a listing on Nasdaq. At a Special Meeting of Stockholders held August 11, 2015, the Company's stockholders approved a proposal to give the Board discretion to effect the Reverse Stock Split within the Reverse Split Ratio.

Holders

As of November 16, 2015, we had approximately 261 record holders of our common stock.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 3 0, 2015:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance and sale by us of _________ shares of our common stock and _____ warrants in this offering at an assumed public offering price of $_____ per share, which was the last reported sale price of our common stock on the on ________, 2015, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our consolidated financial statements and related notes appearing herein, as well as the information set forth under the headings "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing herein.

	As of September 30, 2015 (Unaudited)
	Actual	As Adjusted

Cash and cash equivalents	$34,421	-

Liabilities:
Accounts Payable	1,169,095	-
Accrued Liabilities and Other Current Liabilities	118,419	-
Note Payable, Short-Term	26,106	-
Derivative Liability	619,066	-
Note Payable, Long-Term	15,426	-
Total Liabilities	$1,948,112	-

Equity:
Equity (deficit) attributable to our stockholders:
Preferred stock, 0.001 par value, 10,000,000 shares authorized, none issued actual or as adjusted	0	-
Common stock, 0.001 par value, 300,000,000 shares authorized 31,720,247 shares issued and 32,001,442 outstanding, actual; _______ shares issued and _______outstanding, as adjusted	3,171	-
Additional paid-in capital	10,110,812	-
Accumulated deficit	(11,839,693)	-
Total stockholders' equity (deficit)	(1,725,710)	-
Total capitalization	$(222,402)	$-
____________

(1) Assuming an issuance of _________ shares of common stock by us in this offering, a $1.00 increase (decrease) in the assumed public offering price of $_____ per share, which was the last reported sale price of our common stock on the on ______, 2015, would increase (decrease) the as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders' equity and total capitalization by approximately $_______, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 100,000 share increase (decrease) in the number of shares offered by us at the assumed public offering price of $_____ per share would increase (decrease) the as adjusted amount of each of cash, cash equivalents and short- term investments, additional paid-in capital, total stockholders' equity and total capitalization by approximately $_______ after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management's discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this prospectus. The management's discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under "Risk Factors" in this prospectus that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company's actual results and the timing of events could differ materially from those anticipated in these forward- looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Basis of Presentation

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our unaudited financial statements contained in this prospectus, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

As a result of the Contribution and the related change in our business and operations, a discussion of our past financial results is not pertinent, and under applicable accounting principles the historical financial results of CÜR Media, LLC (formerly Raditaz, LLC), the accounting acquirer, prior to the Contribution are considered the historical financial results of the Company.

The audited financial statements for our fiscal year ended December 31, 2014, contained in this prospectus, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

References in this section to "CÜR Media," "we," "us," "our," "the Company" and "our Company" refer to CÜR Media, Inc., and its consolidated subsidiary, CÜR Media, LLC.

General Overview

We were incorporated in the State of Delaware as Duane Street Corp. on November 17, 2011. Our original business was manufacturing and marketing baby products. Prior to the Contribution (as defined below), our Board of Directors ("Board") determined to discontinue operations in this area and to seek a new business opportunity.

On January 28, 2014, we consummated the Contribution with CÜR Media, LLC, a limited liability company organized in the State of Connecticut on February 15, 2008, pursuant to a Contribution Agreement by and among the Company, CÜR Media, LLC, and the holders of a majority of CÜR Media, LLC's limited liability company membership interests (the "Contribution Agreement"). In connection with the Contribution, and in accordance with the terms and conditions of the Contribution Agreement, all outstanding securities of CÜR Media, LLC were exchanged for securities of ours.

CÜR Media, LLC's activities since inception were devoted primarily to the development and commercialization of Raditaz, a DMCA compliant internet radio product. Raditaz was launched in early 2012 and the platform was continually developed and improved through November 2013 when its iOS, Android and web products were removed from the market, to allow us to focus on the further development of our CÜR Music product.

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The Raditaz music streaming platform and products were under development since 2010 and, prior to the 2014 PPO (as defined below) were financed primarily from angel investments in the aggregate amount of approximately $4,858,000, $150,000 of financing from a promissory note from CT Innovations, Incorporated, and a $100,000 promissory note and a $100,000 grant from the State of Connecticut Department of Economic Development.

As a result of the Contribution, CÜR Media, LLC became our wholly owned subsidiary, and we adopted the business of CÜR Media, LLC, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices, as our sole line of business.

On January 31, 2014, we changed our name to CÜR Media, Inc., a name which more accurately represents our new business focus. In connection with the name change, we changed our OTC trading symbol to "CURM."

In addition, on January 31, 2014, we increased our number of authorized shares to 310,000,000 shares, consisting of (i) 300,000,000 shares of common stock, and (ii) 10,000,000 shares of "blank check" preferred stock, par value $0.0001 per share.

Further, on January 31, 2014, our Board authorized a 16.503906-for-1 forward split of our common stock, in the form of a dividend, pursuant to which each shareholder of our common stock as of the record date received 15.503906 additional shares of common stock for each one share owned. Share and per share numbers in this report relating to our common stock have been retrospectively adjusted to give effect to this forward stock spilt, unless otherwise stated.

In a private placement financing we conducted with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the "2014 PPO"), we sold an aggregate of 9,680,380 shares of our common stock, and a warrants to purchase an aggregate of 9,680,355 shares of our common stock at an exercise price of $2.00 per share for a term of five (5) years ("PPO Warrants"), for gross proceeds of approximately $9,680,000 (before deducting placement agent fees and expenses of the 2014 PPO estimated at approximately $1,529,000).

The placement agent for the 2014 PPO and its sub-agent were paid an aggregate commission of approximately $968,000 and were issued warrants to purchase an aggregate of 968,300 shares of our c ommon s tock at an exercise price of $1.00 per share for a term of five (5) years ("Broker Warrants").

On April 6, 2015 we consummated an offer to amend and exercise the PPO Warrants (the "Offer to Amend and Exercise Warrants"). The PPO Warrants of holders who elected to participate in the Offer to Amend and Exercise Warrants were amended to, among other things, remove the price-based anti-dilution provisions contained therein and reduce the exercise price from $2.00 to $0.50 per share of c ommon s tock. Pursuant to the Offer to Amend and Exercise Warrants, an aggregate of 6,467,004 PPO Warrants were amended and exercised by their holders, for gross proceeds of approximately $3,234,000 (before deducting warrant agent fees and expenses of the Offer to Amend and Exercise estimated at approximately $417,000).

Effective on or prior to April 6, 2015, the company and the holders of (a) 1,475,010 PPO Warrants, that chose not to participate in the Offer to Amend and Exercise Warrants ( "Non-Participating Original Warrants"), and (b) all 968,300 Broker Warrants, approved an amendment to remove the price-based anti-dilution provisions in their warrants. As a result, the price-based anti-dilution provisions contained in these Non-Participating original Warrants and Broker Warrants have been removed and are of no further force or effect as of April 6, 2015.

The warrant agent for the offer to Amend and Exercise Warrants was paid an aggregate commission of approximately $323,350 and was issued warrants to purchase an aggregate of 646,700 shares of our c ommon s tock at an exercise price of $0.50 per share for a term of five (5) years ( "Warrant Agent Warrants").

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Certain securities we issued in the 2014 PPO have price-based anti-dilution protection, if, within twenty-four (24) months after the final closing of the 2014 PPO, we issue additional shares of c ommon s tock or c ommon s tock equivalents (subject to customary exceptions) for a consideration per share less than $1.00. Of the 9,680,344 PPO Warrants, 1,738,341 still remain with these price d -based anti-dilution rights. With the consummation of the exercise and amendment of the PPO Warrants and the issuance of the Warrant Agent Warrants to the Warrant Agent , the anti-dilution provisions were triggered and the non-participating warrant holders received , or are entitled to receive (i) an aggregate of 2 2 3, 211 additional shares of c ommon s tock (ii) a reduction in the price of their PPO Warrants from $2.00 per share to $1.7 7 per share, and (iii) an aggregate of 2 2 3, 211 additional warrants to purchase shares of c ommon s tock of the company at an exercise price of $1.7 7 per share.

As of September 30, 2015, we had devoted substantially all of our efforts to product development, raising capital and building our technology infrastructure. As of that date, we did not receive any revenues from our planned principal operations.

Our Strategy

Our CÜR Music product is a new streaming music experience that combines the listening experience of free internet radio products with an on-demand listening experience for listening on web and mobile devices. CÜR Music will target consumers who are seeking a more comprehensive music streaming service than current free, ad-supported music streaming products.. We believe that the CÜR Music product will include a hybrid model that includes many features that free, ad-supported internet radio products provide, without interruptive advertising, with a limited on-demand offering, and will include a social toolset that enables consumers to curate certain aspects their playlists.

In addition to revenue from subscriptions, our business plan includes a second revenue stream of personalized advertising, which will not interrupt a stream, but will target a user's listening habits. The advertising may be in the form of, display ads, email and text messages. Our business plan further includes a third revenue stream from the sale of music, concert tickets and merchandise through our music streaming service, to be tailored to each listeners taste based on prior listening trends. We plan to sell music downloads and sales of concert tickets and merchandise subsequent to launch.

In addition, our business plan includes distributing CUR's music streaming service through Apple's iTunes App Store to iOS devices, Google's Google Play Store to Android devices and the internet, among other distribution channels and platforms. At launch, we plan to have an iOS application, Android application and a CÜR website.

We plan to source our music from MusicNet, Inc. d/b/a Media Net Digital, Inc. We also plan to use Amazon web services to support certain of the technological needs of the business.

We plan to launch our CÜR's music streaming product and platform a f ter the consummation of this offering.

Recent Developments

Approval of Reverse Stock Split

On May 26, 2015 the Board of Directors approved and authorized the Company to effect a reverse stock split (the "Reverse Stock Split") at a ratio of not less than 1-for-5 and not more than 1-for-15 (the "Reverse Split Ratio"), the exact Reverse Split Ratio for the Reverse Stock Split to be determined by the Board in its sole discretion based upon the market price of the Company's c ommon s tock on the date of such determination, and with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the sole purpose of such Reverse Stock Split is to attempt to obtain a listing on Nasdaq or the NYSE. At a Special Meeting of Stockholders held August 11, 2015, the Company's stockholders approved a proposal to give the Board discretion to effect the Reverse Stock Split within the Reverse Split Ratio.

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Adoption of 2015 Equity Incentive Plan

On September 25, 2015, the Board adopted the 2015 Equity Incentive Plan (the "2015 Plan"), to provide the Company with flexibility in its ability to motivate, attract, and retain the services of members of the Board, key employees and consultants. A total of 4,000,000 shares of our c ommon s tock are reserved for issuance under the 2015 Plan. The 2015 Plan is subject to approval by the Company's stockholders within 12 months after the Effective Date. In the event that stockholder approval is not obtained within 12 months after the Effective Date, all incentive stock options granted under the 2015 Plan shall be treated as non-qualified stock options. Notwithstanding any other provisions of the 2015 Plan, no awards shall be exercisable until the date of such stockholder approval.

Sale of Convertible Notes

On October 20, 2015, October 26, 2015 and November 13, 2015, we entered into Securities Purchase Agreements (the " Purchase Agreements " ) with certain " accredited investors " (the " Buyers " ), pursuant to which the Buyers purchased 12% Unsecured Convertible Promissory Notes of the Company (the "Notes " ) in the aggregate principal amount of $1,145,000 (the "Convertible Note Offering"). The aggregate gross proceeds to the Company were $1,145,000 (before deducting expenses related to the purchase and sale of the Notes of approximately $4 5 , 000 ) , of which $225,000 in proceeds were from members of the Board . The Company will use the net proceeds from the sale of the Notes to make prepayments to content owners, and for marketing expenses, working capital and general corporate purposes.

The Notes have an aggregate principal balance of $1,145,000, and a stated maturity date of 5 years from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, which is also payable on maturity. Upon the closing of a financing by the Company during the term of the Notes involving the sale of at least $2,500,000 in equity securities (a "Qualified Offering") by the Company ( " Equity Financing Securities " ), all of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will automatically convert ( " Mandatory Conversion " ) into units of the Company ' s securities (the " Units " ) at a conversion price per Unit equal to the lesser of (i) $0.50, or (ii) a 15% discount to the price per share of the Equity Financing Securities. Each Unit will consists of one share (the " Unit Shares " ) of the Company ' s c ommon s tock, and one five-year warrant (the " Unit Warrants " ) to purchase one additional share (the " Unit Warrant Shares " ) of the Company ' s c ommon s tock at an exercise price of $0.75. At any time prior to a Mandatory Conversion, the note holder may convert all or part of the outstanding principal amount of the Note, together with accrued and unpaid interest due thereon, into Units at a conversion price of $0.50 per Unit ( "Optional Conversion") . Upon failure by the Company to pay any principal amount or interest due under the Notes within 5 days of the date such payment is due, or the occurrence of other event of default under the terms of the Notes, the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, will become due and payable, without presentment, demand, protest or notice of any kind. The conversion price and number of Units issuable upon conversion of the Notes will be subject to adjustment from time to time for subdivision or consolidation of shares and other standard dilutive events.

The Unit Warrants provide for the purchase of shares of the Company ' s c ommon s tock an exercise price of $0.75. The Unit Warrants are exercisable for cash only, for a term of 5 years from the date of issuance. The number of shares of c ommon s tock to be deliverable upon exercise of the Unit Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

The Company has agreed to use its commercially reasonable efforts to file a registration statement ("Registration Statement") to register the Unit Shares and Unit Warrant Shares no later than (i) the date that is ninety (90) calendar days after the final closing under the Qualified Offering, or (ii) the date which is ninety (90) calendar days after the first Optional Conversion of the Notes. The Company has agreed to use its commercially reasonable efforts to make the Registration Statement declared effective no later than one hundred and eighty (180) calendar days after the Registration Statement is first filed with the Commission.

Certain securities the Company issued in the 2014 PPO have price-based anti-dilution protection, if, within twenty-four (24) months after the final closing of the 2014 PPO, the Company issues additional shares of c ommon s tock or c ommon s tock equivalents (subject to customary exceptions) for a consideration per share less than $1.00. Of the 9,680,355 original PPO Warrants, 1,738,341 still remain with these priced-based anti-dilution rights. With the issuance of Notes, the anti-dilution provisions were triggered and the non-participating warrant holders are now entitled to receive (i) an aggregate of 136,149 additional shares of c ommon s tock, (ii) a reduction in the price of their PPO Warrants from $1.77 per share to $1.66 per share, and (iii) an aggregate of 136,149 additional warrants to purchase shares of c ommon s tock of the Company at an exercise price of $1.66 per share.

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Results of Operations

Three Month Period Ended September 30, 2015 Compared to Three Month Period Ended September 30, 2014

Revenues

We have not generated any material revenues for the three months ended September 30, 2015 or 2014.

Operating Expenses

Overview

Total operating expenses for the three months ended September 30, 2015 and 2014 were $2,470,886 and $1,763,189, respectively. The increase in total operating expenses of $708,000, or approximately 40%, was primarily related to an increase in research and development of $787,000. The increase in development was driven by an increase in employee compensation, including benefits and taxes, for the Company's software development team, content curators and marketing team of approximately $601,000, relating to staffing increases from 14 to 35 employees, and an increase in the cost in marketing and advertising of $173,000 related primarily to the Company's agreement with Digitas for branding and the project management for upcoming campaigns.

Research and Development Expenses

For the three months ended September 30, 2015 and 2014, research and development expenses were $1,902,871 and $1,115,554, respectively. Research and development expenses increased by $787,000, or approximately 71%, primarily due to an increase in employee wages associated with completing and refining the CÜR Music application and content curation of approximately $601,000, and an increase in marketing and advertising expenses of approximately $173,000 for branding and project management for upcoming campaigns.

General and Administrative Expenses

For the three months ended September 30, 2015 and 2014, general and administrative expenses were $570,379 and $530,972, respectively. General and administrative expenses increased by $39,000, or approximately 7%, primarily due to an increase of $260,000 in legal and accounting expenses, primarily related to the activities associated with the Company's label negotiations, fundraising and filing, offset by a decrease of $225,000 in professional fees for other consultation services. General and administrative expenses include wages expenses, facilities and professional fees.

Stock based Compensation Expenses

For the three months ended September 30, 2015 and 2014, stock based compensation expenses were $(7,536) and $107,443, respectively. Stock based compensation expenses decreased due to the decrease in expense related to non-employee options that are revalued each reporting period and were, therefore, affected by current market volatility.

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Other Income (Expense)

For the three months ended September 30, 2015 and 2014, other income (expense) was $136,864 and $30,022, respectively. Other income increased primarily due to a decrease in the stock price at the quarterly revaluation of the PPO Warrants, which resulted in a change in fair value recorded in other income of approximately $136,000. Partially offsetting the derivative adjustments were a decrease in interest and other income of approximately $20,000.

Nine Month Period Ended September 30, 2015 Compared to Nine Month Period Ended September 30, 2014

Revenues

We have not generated any material revenues for the nine months ended September 30, 2015 or 2014.

Operating Expenses

Overview

Total operating expenses for the nine months ended September 30, 2015 and 2014 were $7,051,944 and $5,334,752, respectively. The increase in total operating expenses of $1,717,000, or approximately 32%, was primarily related to an increase in development operations and general and administrative expenses of approximately $2,736,000 and $430,000, respectively, for CÜR Music in 2015, offset by the issuance of c ommon s tock to our pre-Contribution shareholders in 2014 of approximately $1,380,000. The increase in development and general and administrative expenses was driven by an increase in employee compensation of approximately $1,573,000, inclusive of benefits and taxes, relating to staffing increases from 14 to 35 employees, an increase in professional fees and other professional services of approximately $704,000, primarily related to legal, investor relations, fund raising and back-end and user experience development, an increase in marketing and business development of approximately $361,000 for commitments for marketing strategy, events, public relations, investor relations and fund raising, and an increase in content cost of approximately $320,000 for licensing of content during development. Subscription services, recruiting and other operating expenses increased by approximately $204,000.

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Research and Development Expenses

For the nine months ended September 30, 2015 and 2014, research and development expenses were $5,469,040 and $2,732,997, respectively. Research and development expenses increased by $2,736,000, or approximately 100%, primarily due to an increase in employee wages associated with the CÜR Music application development of approximately $1,542,000, an increase in costs for marketing commitments and business development of approximately $383,000, an increase in content costs of $320,000, an increase in consultant fees for application development of approximately $344,000, and an increase in other expenses for recruiting, travel, office and hosting expenses of approximately $148,000.

General and Administrative Expenses

For the nine months ended September 30, 2015 and 2014, general and administrative expenses were $1,394,403 and $964,307, respectively. General and administrative expenses increased by $430,000, or approximately 45%, primarily due to an increase of $476,000 in professional expenses, legal and accounting fees, primarily related to the activities associated with the label negotiations, SEC filings and fund raising, $31,000 in compensation, inclusive of benefits and taxes, and $56,000 for recruiting. These expenses were partially offset by a decrease in other professional services of $115,000. General and administrative expenses include wages expenses, facilities and professional fees.

Stock based Compensation Expenses

For the nine months ended September 30, 2015 and 2014, stock based compensation expenses were $166,269 and $1,620,736, respectively. Stock based compensation expenses decreased due to the grant of additional shares in 2014 to our pre-Contribution shareholders in connection with the 2014 PPO pursuant to a side sale agreement ( the "PPO Side Sale Agreement"), as well as an increase in the forfeiture rate and a decrease in compensation expense related to the revaluation of consultant options.

Other Income (Expense)

For the nine months ended September 30, 2015 and 2014, other income (expense) was $1,409,706 and $509,642, respectively. Other income (expense) increased primarily due to the decrease in the stock price in 2015 which resulted in a gain on mark to market of the derivative liability. In addition, the revaluation of the PPO Warrants immediately prior to the Offer to Amend and Exercise Warrants resulted in a change in fair value recorded in other income. The mark-to-market adjustments were partially offset by loss on extinguishment of the derivative liabilities.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Revenues

We have not generated any material revenues for the years ended December 31, 2014 or 2013.

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Operating Expenses

Overview

Total operating expenses for the year ended December 31, 2014 and 2013 were $6,939,920 and $999,276, respectively. The increase in total operating expenses of $5,940,644, or approximately 595%, was primarily related to the recapitalization of the Company and the commencement of development operations for CÜR Music. The increase was driven by an increase in employee compensation of approximately $1,979,000 an increase in non-cash compensation expense for stock and stock option issuances of approximately $1,702,000, an increase in consultant expenses of approximately $942,000, an increase in professional services of approximately $641,000, an increase in other operating expenses of approximately $441,000, an increase in marketing and advertising of approximately $213,000, an increase in content cost of approximately $33,000, and an increase in depreciation expense of $22,000. These increases were partially offset by a decrease in hosting and facilities costs of approximately $32,000.

Research and Development Expenses

For the years ended December 31, 2014 and 2013, research and development expenses were $3,955,020 and $864,160, respectively. Research and development expenses increased by $3,090,860, or approximately 358%, primarily due to the commencement of the CÜR Music application development. The increase was driven by an increase in consultant fees for application and business development of approximately $938,000, an increase in employee wages associated with the application development of approximately $1,650,000, an increase in other expenses for travel, office and other expenses of approximately $390,000, an increase in costs to create materials for business development of approximately $130,000, and an increase in content costs of approximately $33,000. The increases were partially offset by a decrease in costs associated with hosting and professional fees of approximately $50,000.

General and Administrative Expenses

For the years ended December 31, 2014 and 2013, general and administrative expenses were $1,180,235 and $53,824 respectively. General and administrative expenses increased by $1,126,411, or approximately 2,093%, primarily due to an increase of $710,000 in professional expenses, legal and accounting fees, primarily related to the activities associated with the Contribution, re-capitalization and financial reporting requirements, $333,000 in compensation, $82,000 in marketing and investor relations development, and approximately $1,000 in facilities costs. General and administrative expenses include wages expenses, facilities and professional fees.

Stock Based Compensation Expenses

For the years ended December 31 2014 and 2013, stock based compensation expenses were $1,778,223 and $76,558, respectively. Stock based compensation expenses increased due to the grant of additional options in 2014 with a higher average fair value and the issuance of additional stock to our pre-Contribution shareholders in connection with the 2014 PPO pursuant to a side sale agreement (the "PPO Side Sale Agreement").

Other Income (Expense)

For the years ended December 31, 2014 and 2013, other income (expense) was $742,465 and $(22,800), respectively. Other income (expense) increased primarily due to change in fair value of the warrants issued in connection with the 2014 PPO as they contained terms that require derivative treatment and are marked-to-market each reporting period.

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Liquidity and Capital Resources

Sources of Liquidity

As of September 30, 2015, cash and cash equivalents were approximately $34,421, as compared to $3,228,938 at December 31, 2014. The decrease of $3,195,000 was related to the development of CÜR Music of approximately $5,973,000, partially offset by an increase in cash from the warrant exercises related to the Offer to Amend and Exercise Warrants of $2,819,000.

As of September 30, 2015, we had a working capital deficit of $1,751,520. As of December 31, 2014, we had a working capital deficit of $904,359. The decrease of $847,000, or 94%, in working capital was attributable to a decrease in cash and an increase in payables related to development, which was offset by the change in derivative liability associated with the reduction in outstanding warrants issued in connection with the 2014 PPO that contained anti-dilution and price-protection provisions.

In January 2014, warrants to purchase 186,091 shares of common stock were exercised resulting in gross proceeds of $99,695.

We raised aggregate gross proceeds of approximately $9,680,000 in our 2014 PPO (before deducting placement agent fees and expenses of the 2014 PPO of approximately $1,529,000).

On April 6, 2015, we raised aggregate gross proceeds of approximately $3,234,000 in our Offer to Amend and Exercise (before deducting placement agent fees and expenses of the Offer to Amend and Exercise of approximately $417,000).

On October 20, 2015, October 26, 2015 and November 13, 2015, we entered into Purchase Agreements with certain Buyers, pursuant to which the Buyers purchased Notes in the aggregate principal amount of $1,145,000. The aggregate gross proceeds to the Company were $1,145,000 (before deducting expenses related to the purchase and sale of the Notes of approximately $45,000). The Company will use the net proceeds from the sale of the Notes to make prepayments to content owners, and for marketing expenses, working capital and general corporate purposes.

We currently do not have sufficient cash on hand to support our operations for the next twelve months and we will need to raise additional capital prior to our planned launch of CÜR Music later in 2015.

In order to launch our music service, we have to complete the development of our backend systems and user interface of CÜR Music f or iOS, Android and web applications, complete Beta testing, execute formal contracts with major music labels including Universal, SONY and Warner, and enter into content licensing agreements with certain independent music labels, music publishers and publisher rights organizations. We are currently polishing the user interface and user experience of CÜR's iPhone, iPad and Android applications, our website, and our backend systems, and will continue to do so through launch. The cost of entering into content licensing agreements with major music labels, publisher rights organizations and publishers is expected to include legal and consulting fees as well as advances or prepayments to content providers. We have a dedicated team of software engineers, led by our Chief Technology Officer and Chief Operating Officer, working on enhancing the technology platform, as well as the iOS and Android applications and the CÜR Music website. We have made significant progress in the development of CÜR Music's applications, website and backend systems and are polishing and bug fixing all platforms. Our Beta testing is underway with hundreds of registered testers. Our Chief Marketing Officer is developing the marketing timeline for the launch of CÜR Music.

Not including non-cash expenses, we expect to spend approximately $12.0 million on research and development, sales and marketing and general and administrative costs to complete the development of the CÜR Music, for the time period since our 2014 PPO in January 2014 through the third quarter of 2015. We expect to spend an additional $3.6 million in the fourth quarter, including $1.0 million in sales and marketing in conjunction with the launch of CÜR Music. Of the total $15.6 million anticipated cost of development and launch, a total of approximately $11.2 million is related to research and development and approximately $3 .4 million is related to general and administrative costs. In addition to the aforementioned costs, we expect to pay up to $10.0 million dollars as prepayments in connection with the agreements that we plan to have with the major music labels, independent labels and publishers. Of the $15.6 million we anticipate spending to bring CUR Music to market, $12.0 million, or approximately 76%, was expensed through September 30, 2015.

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We plan to bring CÜR Music to market in 2015. We contemplate raising an additional $15-$20 million in conjunction with the planned launch of CÜR Music, to implement our business plan, market CÜR Music, for content license costs, and for general working capital. We are in the process of planning the fundraising , although no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Net Cash Used in Operating Activities

Net cash used in operating activities was $5,973,358 for the nine months ended September 30, 2015, as compared to net cash used of $3,526,937 for the nine months ended September 30, 2014. The increase of $2,446,000, or 69%, in net cash used in operations was primarily due to a decrease in the warrant liability of $1,380,000 resulting from a decrease in outstanding warrants that are derivative in nature, a decrease of $1,454,000 in non-cash compensation resulting from the issuance of shares associated with the PPO Side Sale Agreement in 2014, offset by charges associated with the extinguishment of the warrants of $464,000, a decrease in share based consultant compensation of $197,000, and changes to working capital of $1,000,000.

Net Cash Used in Investing Activities

During the nine months ended September 30, 2015 and 2014, we used $19,256 and $64,843, respectively, of cash in investing activities. The cash used in investing activities in the nine months ended September 30, 2015 was for the purchase of computers and related hardware, software, other office equipment such as phones and tablets associated with additional staff and development and testing as well as the purchase of a trademark for CÜR.

Net Cash Provided by Financing Activities

During the nine months ended September 30, 2015, we received $2,819,366 in net proceeds from the sale of our securities. Approximately $2,817,000 was received in connection with the Offer to Amend and Exercise Warrants. The remaining proceeds resulted from the exercise of options granted through our employee incentive program. During the nine months ended September 30, 2014, we received $8,303,225 in proceeds from the sale of c ommon s tock PPO Warrants of the Company in the 2014 PPO. There were debt repayments of $21,000 and $171,000 in the nine months ended September 30, 2015 and 2014, respectively.

Going Concern

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financing arrangements and have not formed any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

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OUR BUSINESS

History

We were incorporated in the State of Delaware as Duane Street Corp. on November 17, 2011. Our original business was manufacturing and marketing baby products. Prior to the Contribution (as defined below), our Board of Directors ("Board") determined to discontinue operations in this area and to seek a new business opportunity.

On January 28, 2014, we consummated a contribution transaction (the "Contribution") with CÜR Media, LLC (formerly Raditaz, LLC), a limited liability company organized in the State of Connecticut on February 15, 2008, pursuant to a Contribution Agreement by and among the Company, CÜR Media, LLC, and the holders of a majority of CÜR Media, LLC's limited liability company membership interests (the "Contribution Agreement"). In connection with the Contribution, and in accordance with the terms and conditions of the Contribution Agreement, all outstanding securities of CÜR Media, LLC were exchanged for securities of the Company.

As a result of the Contribution, CÜR Media, LLC became our wholly owned subsidiary, and we adopted the business of CÜR Media, LLC, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices, as our sole line of business.

On January 31, 2014, we changed our name to CÜR Media, Inc., a name which more accurately represents our new business focus. In connection with the name change, we changed our OTC trading symbol to "CURM."

In addition, on January 31, 2014, we increased our number of authorized shares to 310,000,000 shares, consisting of (i) 300,000,000 shares of common stock, $0.0001 par value per share (" common stock "), and (ii) 10,000,000 shares of "blank check" preferred stock, par value $0.0001 per share ("Preferred Stock").

Further, on January 31, 2014, our Board authorized a 16.503906-for-1 forward split of our common stock, in the form of a dividend, pursuant to which each shareholder of our Common Stock as of the record date received 15.503906 additional shares of common stock for each one share owned. Share and per share numbers in this report relating to our common stock have been retrospectively adjusted to give effect to this forward stock spilt, unless otherwise stated.

In a private placement financing we conducted with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the "2014 PPO"), we sold an aggregate of 9,680,300 units of our securities (each, a "Unit" and collectively, the "Units), at an offering price of $1.00 per Unit (the "PPO Price"), each Unit comprised of one (1) share of our common stock and a warrant to purchase one (1) share of our common stock at an exercise price of $2.00 per share for a term of five (5) years ("PPO Warrants"), for gross proceeds of approximately $9,680,000 (before deducting placement agent fees and expenses of the 2014 PPO estimated at approximately $1,529,000).

The placement agent for the 2014 PPO and its sub-agent were paid an aggregate commission of approximately $968,000 and were issued warrants to purchase an aggregate of 968,300 shares of our common stock at an exercise price of $1.00 per share for a term of five (5) years ("Broker Warrants").

Our principal executive offices are located at 2217 New London Turnpike, South Glastonbury, CT 06073, USA. Our telephone number is 1-860-430-1520. Our primary website address is www.curmusic .com .

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Our Business

Our CÜR Music product will provide a paid subscription internet radio service offering listeners streaming music on the web and mobile devices. CÜR Music began as Raditaz, a free internet radio product, which was launched in 2012, and had iPhone and Android applications in addition to a website at www.raditaz .com. We improved and enhanced our product in 2012, and, by mid-2013, we had over 150,000 monthly unique users using Raditaz. We took the Raditaz iPhone and Android applications, and our website, offline to focus our resources on the development of CÜR Music. We plan to launch our enhanced product offering after the consummation of this offering.

Our Service

CÜR Music will be a new social streaming music experience that combines the listening experience of free internet radio products with an on-demand listening experience for listening on web and mobile devices. CÜR Music will target consumers who are seeking a more comprehensive music streaming service than current free, ad-supported music streaming products for a relatively low subscription fee. We believe that the CÜR Music product will include a hybrid model that includes many features that free, ad-supported internet radio products provide, without interruptive advertising, and with a limited on-demand offering. As designed, CÜR Music will include a toolset that enables consumers to curate their playlists with photos, short personal videos, and other tools that stimulate consumers to share CÜR Music with their friends.

Our business plan includes a music service that will give listeners access to millions of songs that can be listened to using CUR's algorithmic internet radio stations, CUR's genre and theme-based stations, and through CUR's on-demand listening features. In addition to the ability to stream music, subscribers will be able to personalize their playlists, buy music downloads, share songs with friends and add photos and short personal videos to songs in their playlists and to songs in the sharing process.

Our business plan also includes a second revenue stream of personalized advertising, which we do not intend to interrupt a music stream, but targets a user's listening habits. We believe the advertising will be in the form of, display ads, email and/or text messages.

Our business plan further includes a third revenue stream from the sale of music, concert tickets and merchandise through our music streaming service, tailored to each listeners taste based on prior listening trends. We plan to sell music downloads beginning with our launch later in 2015, and sales of concert tickets and merchandise at a later date.

In addition, our business plan includes distributing CÜR Music's music streaming service through Apple's iTunes App Store to iOS devices, Google's Google Play Store to Android devices and the internet among other distribution channels and platforms. At launch, we plan to have an iPhone application, an iPad application, an Android application and a website.

We plan to source our music from MusicNet, Inc. d/b/a MediaNet Digital, Inc. We will use Amazon web services, and services from other technology providers, to support certain of the technological needs of the business.

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In order to launch our music service, we have to complete the development of our backend systems and user interface of CÜR Music for iOS, Android and web applications, complete Beta testing, execute formal contracts with major music labels including Universal, SONY and Warner, and enter into content licensing agreements with certain independent music labels, music publishers and publisher rights organizations. We are currently polishing the user interface and user experience of CÜR's iPhone, iPad and Android applications, our website, and our backend systems, and will continue to do so through launch. The cost of entering into content licensing agreements with major music labels, publisher rights organizations and publishers is expected to include legal and consulting fees as well as advances or prepayments to content providers. We have a dedicated team of software engineers, led by our Chief Technology Officer and Chief Operating Officer, working on enhancing the technology platform, as well as the iOS and Android applications and the CÜR Music website. We have made significant progress in the development of CÜR Music's applications, website and backend systems and are polishing and bug fixing all platforms. Our Beta testing is underway with hundreds of registered testers. Our Chief Marketing Officer is developing the marketing timeline for the launch of CÜR Music.

Not including non-cash expenses, we expect to spend approximately $12.0 million on research and development, sales and marketing and general and administrative costs to complete the development of the CÜR Music, for the time period since our 2014 PPO in January 2014 through the third quarter of 2015. We expect to spend an additional $3.6 million in the four th quarter, including $1.0 million in sales and marketing in conjunction with the launch of CÜR Music. Of the total $15.6 million anticipated cost of development and launch, a total of approximately 11.2 million is related to research and development and approximately $3.4 million is related to general and administrative costs. In addition to the aforementioned costs, we expect to pay up to $10.0 million dollars as prepayments in connection with the agreements that we plan to have with the major music labels, independent labels and publishers. Of the $15.6 million we anticipate spending to bring CUR Music to market, $12 .0 million, or approximately 76 percent, was expensed through September 30, 2015.

We plan to bring CÜR Music to market after consummation of this offering. We contemplate raising an additional $15-$20 million in conjunction with the planned launch of CÜR Music, to implement our business plan, market CÜR Music, for content license costs, and for general working capital. We are in the process of planning the fundraising , although no specific terms have been set. There can be no assurance that financing will be available when required in sufficient amounts, on acceptable terms or at all. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Source and Content

We entered into an agreement with Rovi on July 1, 2014, a leading music data company, to utilize their platform for generating music playlists for CÜR Music users. The Company acquired the limited, non-exclusive, non-transferable right to use, display, communicate, reproduce and transmit Rovi's data. In addition, Rovi will provide custom development of search and voice capabilities to provide a robust music experience. The Rovi Data License and Service Agreement remains in effect through and including December 31, 2017. The Company has the option to extend the term of this agreement for additional 1 year periods. During the term of the Rovi Data License and Service Agreement, and as consideration for the grant of rights and license of Rovi's data, the Company agreed to pay Rovi a monthly minimum charge during the development period which is the period where data will be used for internal, non-public, non-commercial uses. In addition, the Company has agreed to pay Rovi a minimum per month during the first initial term, subsequent to launch date until March 14, 2016. For each subsequent term, consideration paid will depend on the number of subscribers to the Company's CÜR Music product.

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We also entered into an agreement with MusicNet, Inc. d/b/a MediaNet Digital, Inc. on November 10, 2014 from whom we will source our music. MediaNet will provide the Compa ny a catalog of sound recordings and metadata which enables and provides for the delivery of sound recordings to end users of the Company's CÜR Music application. The MediaNet Service Agreement remains in effect for a period of three years following the effective date of November 7, 2014. The MediaNet Service Agreement will automatically renew for successive one year terms unless terminated by MediaNet or the Company. The Company will pay a set-up fee to MediaNet. In addition, the Company will pay MediaNet a monthly technology licensing fee during the initial term, a monthly usage fee, and will pay for any additional professional services and technical assistance or customization.

We contracted with Zuora on July 31, 2014. We will be using Zuora 's technology platform to administer the subscription process related to credit card billing and collection. Zuora will provide the Company non-exclusive, non-transferable worldwide limited license to use Zuora's online integrated subscription management, billing, and data analysis services. The initial order form covered the implementation and development period ending October 31, 2014. In addition, the Company has agreed to an initial 36 month service term, subsequent to implementation.

We plan to use Amazon web services, and services from other technology providers, to support certain of the technological needs of the business.

Content Licensing

We intend to enter into content licensing agreements with major music labels including Universal Music Group, SONY Music and Warner Music Group, as well as independent labels and also with music publishers and publisher rights organizations. The terms of these agreements are subject to negotiation relating to the economics that will be required by the music labels and the features and functionality pertaining to CÜR Music. We provide no assurances that this can be completed with terms acceptable to the Company. When we enter into these content licensing agreements with these labels, publishers and publisher rights organizations, our platform will provide end users access to approximately 10 million sound recordings.

Marketing

We will bring a transformative music service to market by focusing inten tly on Millennials, and creating a brand that is more personal and accessible than any other music service in the marketplace. Three pillars will combine to be the lynch pin of how we connect to our fans and potential users to spur downloads of the music application; paid media, event marketing and social.

Competition for Listeners

We face competition from larger and more established media service providers. We must compete for the time and attention of listeners with more established companies offering similar services. We compete on the basis of a number of factors, including quality of experience, relevance, acceptance and diversity of content, ease of use, price, accessibility, perceptions of ad load, brand awareness and reputation. We also will compete for listeners on the basis of our presence and visibility as compared with other providers that deliver content through the internet, mobile devices and consumer products. Many of our current and potential future competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. For additional details on risks related to competition for listeners, please refer to the section entitled "Risk Factors" above.

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Our competitors include:

•

Other Radio Providers. We expect to compete for listeners with broadcast radio providers, including terrestrial radio providers such as iHeart Radio (formerly Clear Channel) and CBS and satellite radio providers such as Sirius XM among others. Many broadcast radio companies own large numbers of radio stations or other media properties. Many terrestrial radio stations have begun broadcasting digital signals, which provide high quality audio transmission. In addition, unlike participants in the emerging internet radio market, terrestrial and satellite radio providers, as aggregate entities of their subsidiary providers, generally enjoy larger established audiences and longer operating histories. Broadcast and satellite radio companies enjoy a significant cost advantage because we believe they pay a much lower percentage of revenue for transmissions of sound recordings.

•

Internet Radio Providers. We also compete directly with emerging non-interactive online radio providers such as Pandora, Apple iTunes Radio, iHeart Radio, Slacker Personal Radio and CBS's Last.fm. We could face additional competition if known incumbents in the digital media space choose to enter the internet radio market.

•

Other Audio Entertainment Providers. We face competition from providers of interactive on- demand audio content and pre-recorded entertainment, such as Apple's Apple Music and iTunes Music Store, Spotify, Rdio, Rhapsody, Beats Music (Apple, Inc.), Google Play, Tidal and Amazon, among others that allow listeners to select the audio content that they stream or purchase. This interactive on-demand content is accessible in automobiles and homes, using portable players, mobile phones and other wireless devices. The audio entertainment marketplace continues to rapidly evolve, providing our listeners with a growing number of alternatives and new media platforms.

•

Other Forms of Media. We compete for the time and attention of our listeners with providers of other forms of in-home and mobile entertainment. To the extent existing or potential listeners choose to watch cable television, stream video from on-demand services such as Netflix, Hulu, VEVO or YouTube, or play interactive video games on their home-entertainment system, computer or mobile phone, rather than listen to the CÜR Music service, these content services pose a competitive threat.

Our competitive advantages include:

•	We will launch with the lowest priced music service in the United States approved by the labels offering superior features and functionality.
•	Our product will not contain interruptive advertising. This feature will be attractive for all music listerners that do not want their music constantly interrupted with audio "ads".
•	Our product is the first social music streaming service that enables users to share songs and integrate their music with photos and personal video.
•	Our product is the first hybrid music streaming service that offers the radio style listening capability with an on-demand component that an 8 song musical selfie – the CÜR8.
•	Our product features a unique, first to hit the market, user interface and experience with the first "buttonless player".

Competition for Advertisers

We intend to generate a portion of our revenue from advertising on our website and mobile applications. We will be in competition for potential advertisers with other content providers for a share of our advertising customers' overall marketing budgets. We anticipate having to compete on the basis of a number of factors, including perceived return on investment, effectiveness and relevance of our advertising products, pricing structure and ability to deliver large volumes or precise types of ads to targeted demographics. We believe that our ability to deliver targeted and relevant ads across a wide range of platforms allows us to compete favorably on the basis of these factors and justify a long-term profitable pricing structure. However, the market for online and mobile advertising solutions is intensely competitive and rapidly changing, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. For additional details on risks related to competition, please refer to the section entitled "Risk Factors" above. Terrestrial broadcast and to a lesser extent satellite radio are significant sources of competition for advertising dollars. These radio providers deliver ads across platforms that are more familiar to traditional advertisers than the internet might be. Advertisers may be reluctant to migrate advertising dollars to our internet-based platform. Additionally, we expect to compete for advertising dollars with other traditional media companies in television and print, such as ABC, CBS, FOX and NBC, cable television channel providers, national newspapers such as The New York Times and the Wall Street Journal and some regional newspapers. These traditional outlets present us with a number of competitive challenges in attracting advertisers, including large established audiences, longer operating histories, greater brand recognition and a growing presence on the internet.

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Government Regulation

As a company that intends to conduct business on the internet, we will be subject to a number of foreign and domestic laws and regulations relating to consumer protection, information security, data protection and privacy, among other things. Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business. In the area of information security and data protection, the laws in several states require companies to implement specific information security controls to protect certain types of information. Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their information. Any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal and state laws regarding privacy of listener data. Once we launch the CÜR Music product, we will adopt a privacy policy which will describe our practices concerning the use, transmission and disclosure of listener information and will be posted on our website. Any failure to comply with our posted privacy policy or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. Further, any failure by us to adequately protect the privacy or security of our listeners' information could result in a loss of confidence in our service among existing and potential listeners, and ultimately, in a loss of listeners and advertising customers, which could adversely affect our business.

Intellectual Property

Our success depends upon our ability to protect our technologies and intellectual property. To accomplish this, we rely on a combination of intellectual property rights, including trade secrets, trademarks, contractual restrictions, technological measures and other methods. We entered into confidentiality and proprietary rights agreements with our employees, consultants and business partners, and we control access to and distribution of our proprietary information.

We have registered the internet domain name www.curmusic.com for our website as well as various other domain names. We have registered trademarks for "Raditaz" and "Tunevision." and "CÜR."

Research and Development

Prior to launch, we are devoting substantially all of our financial and business focus to product development, raising capital, negotiating content licensing arrangements and building our technology infrastructure.

Research and development expenses were approximately $5.5 million for the nine months ended September 30, 2015 comprised primarily of employee wages and professional services associated with the CÜR Music application development of the user interface , user experience , back-end technology on all platforms; iOS, Android and Web . Research and Development also include the costs of content while in development and Beta.

Customer Concentration

We currently do not have any customers or subscribers as we are still developing our product and have not launched a commercial product.

Employees

As of the date hereof, we have approximately 3 5 full-time regular employees . None of our employees are covered by collective bargaining agreements, and we consider our relations with our employees to be good.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently the defendant in a breach of contact claim from On Assignment Staffing Services, LLC, formerly On Assignment Staffing Services, Inc. D/B/A Cybercodes for breach of contract that was filed in Superior Court Judical District of Hartford seeking a total of $26,587. Other than this claim, we are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

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MANAGEMENT

Directors and Executive Officers

Below are the names of and certain information regarding OUR current executive officers and directors:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer

Thomas Brophy	48	President, Chief Executive Officer, and Chairman of the Board	January 28, 2014
Kelly Sardo	49	Chief Financial Officer, Secretary and Treasurer	May 26, 2015
John Egazarian	45	Chief Operating Officer	May 26, 2015
Michael Betts	51	Chief Technology Officer	November 13, 2014
J.P. Lespinasse	38	Chief Marketing Officer	March 30, 2015
Joseph LaPlante	72	Chief Content Officer	April 6, 2015
Sanjan Dhody	44	Director	September 29, 2015
Robert B. Jamieson	70	Vice Chairman of the Board of Directors	January 28, 2014
Jay Samit	54	Director	November 3, 2015

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of our Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Our Board is authorized to consist of five (5) members, and currently consists of four (4) members, three (3) of whom are independent. On January 28, 2014, Thomas Brophy, and Robert B. Jamieson (who is deemed to be independent) were appointed to the Board. Effective September 25, 2015, John A. Lack resigned as our Chairman of the Board and Secretary and Sanjan Dhody (who is deemed to be independent) was appointed to the Board. On November 3, 2015, Jay Samit (who is deemed to be independent) was appointed to the Board. Prior to our uplisting to the Nasdaq Capital Market, one (1) additional independent director will be named to the Board. Executive officers are appointed by the Board and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Thomas Brophy, 48,Founder & CEO, Chairman, Director. Mr. Brophy has been involved in Executive roles of start-ups and growth companies since 1994. Mr. Brophy was the CFO of Interactive Search Holdings ("ISH") where he helped build a search toolbar business that propelled the company to be a leader in the industry. The Company was also one of the first companies to mass distribute smiley emoticons. ISH was acquired by Ask Jeeves, and subsequently, Ask Jeeves was acquired by Interactive Corp. (IACI). Mr. Brophy started his career at Deloitte & Touche, has been the Chief Financial Officer of several startup and growth companies and had successful exits and has also been the Chief Financial Officer of a public company. Mr. Brophy is a graduate of the University of Connecticut.

Kelly Sardo, 49, Chief Financial Officer , Secretary and Treasurer, joined the Company in February 2014 as Controller. In her current role, Ms. Sardo is responsible for leading the Company's financial activities including planning, financial reporting, tax, risk management, treasury and investor relations. Prior to joining the Company Ms. Sardo was with the accounting firm of Blum Shapiro where she was responsible for tax strategy and valuation consulting for large and small privately held companies since 2005. Prior to Blum Shapiro, Ms. Sardo was Controller for CIGNA Corporation and a Senior Accountant with Deloitte & Touche. She holds a B.S. degree in Accountancy from Bentley University and is certified in the State of Connecticut.

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John Egazarian, 45, Chief Operating Officer, has over 20 years of experience leading the delivery of innovative software initiatives in complex, competitive environments prior to joining the Company in February 2014. Before joining the Company as Senior Vice President of Mobile Solutions in February 2014, Mr. Egazarian led eBusiness for Fallon Community Health beginning in January 2012. Mr. Egazarian held leadership roles at Travelers Insurance from June 2008 through December 2011. Prior to that, he held various positions at WellPoint and TRC Companies. He started his career as in product delivery and project execution at Arthur Anderson. Mr. Egazarian is a graduate of the University of Connecticut.

Michael Betts, 51, Chief Technology Officer. Mr. Betts is a veteran software professional with over 25 years of successfully delivering software solutions. Before joining us in May 2012 as Senior Platform Architect, he was the CTO / Architect at Artbox LLC, which he joined in September 2009. Prior to Artbox, he was Principal of Software Development Group LLC, whose major clients included Konica-Minolta, HP, NIST, and Microsoft. Mr. Betts has a Master's Degree in Computer Science from Rensselaer Polytechnic Institute and a B.S., Computer Science Engineering / Electrical Engineering from the University of Connecticut.

J.P. Lespinasse, 38, Chief Marketing Officer. Mr. Lespinasse is a marketing executive with dynamic brand experience. Over the past 16 years, Mr. Lespinasse has made a name for himself in marketing, public relations, and digital at Gap, Nokia, the National Basketball Association, and Viacom/BET Networks. Before joining us in March 2015, Mr. Lespinasse was with BET Networks beginning in May 2011, where he led the social media and digital marketing teams. Prior to BET Networks, beginning in May 2008, Mr. Lespinasse was in the marketing group at the National Basketball Association. Starting in October 2004, he led global experiential marketing for Nokia. Mr. Lespinasse has a degree in Economics from the University of Pennsylvania's Wharton School, from which he graduated in 1998. In addition, Mr. Lespinasse has been a club/lounge DJ since 1995. Over the past 20 years, he has played music for crowds in numerous cities in the U.S. and abroad, including New York, Miami, Aspen, San Francisco, Helsinki, Florence, Brussels, and London.

Joseph LaPlante a/k/a Jay Clark, 72, Chief Content Officer. Mr. LaPlante joined our team in April 2015. Prior to joining CUR, Mr. LaPlante founded Jay Clark Productions where he served many clients including MultiPlatform Media where he performed due diligence for terrestrial radio acquisitions and other clients since January 2009. From June 2010 through September 2012, he was the Chief Programming Officer of MultiPlatform Media Corp and Vice Chairman of the Board of Directors of MPM Capital Management in addition to his consulting company. Mr. LaPlante was the former Executive Vice President of Programming at Sirius Satellite Radio where he developed and innovated over 100 Sirius' stations, creating a new media powerhouse and changing the face of radio from April 2002 to January 2008. Mr. LaPlante brings over 30 years of radio experience to CÜR Media working at many leading broadcast groups, including Infinity Broadcasting, ABC Radio Inc., Greater Media and Entercom. Mr. LaPlante is responsible for planning and building out a team at CÜR Media to execute on our genre category strategy, which includes curating music for our users.

Robert B. Jamieson, 70, Vice Chairman, Director. Mr. Jamieson is a well-known leader in the music industry, respected for his 30 year record of delivering dramatic turnaround results (domestic and global) in the face of tough business and market conditions. In a particularly celebrated industry accomplishment, as Chairman and CEO, RCA Music Group, BMG North America, Mr. Jamieson led the historic, high-profile turnaround of RCA Records. He revived the oldest US record label, taking it from its 20 year industry low position to that of a top competitive player. His impressive turnaround became the subject of a Harvard Business School Case Study, showcasing innovation. Mr. Jamieson was involved in the signings of several music industry superstars including Dave Matthews, Christina Aguilera, Kings of Leon, Foo Fighters, among others.

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Sanjan Dhody, 44, Director. Mr. Dhody has been a Managing Director at Deutsche Bank since 2005. His team advises some of the wealthiest families in the U.S., Europe and Latin America. He was ranked by Barron 's as the number 1 advisor in Florida in 2013 and one of the top 15 advisors in the U.S. in 2014. Prior to joining Deutsche Bank, Mr. Dhody led a team at Lehman Brothers Private Client Group where he built a significant High Net Worth advisory practice complemented by a focus on equity, fixed income and structured solutions for sophisticated investors. Before joining Lehman Brothers in 1996, he worked at Citicorp Global Emerging Markets Group in London. He has also serviced on the New York Committee of Human Rights Watch. Mr. Dhody received his MBA from Richmond College, London – UK and a BBA (hons) from St. Xaviers College, Calcutta University India.

Jay Samit, 54, Director. Mr. Samit is the current CEO of SeaChange International, Inc. (NASDAQ: SEAC), a leading global innovator in multi-screen video software and services. Prior to joining SeaChange International in 2014, Mr. Samit was President at ooVoo, a social video chat service with more than 100 million users, and served as CEO of SocialVibe, a digital advertising technology company powering engagement for some of the world 's top brands. Before that, Mr. Samit held senior executive roles with Sony and EMI, where he spearheaded numerous digital media efforts, and at Universal Studios, where he developed the first million-member social network for college students. A serial entrepreneur, Mr. Samit helped to innovate some of the first video technology with Intel and Microsoft, as well as launch the first multi-party video communications platform on mobile. An active philanthropist, Mr. Samit was appointed to the White House 's initiative for education and technology by President Bill Clinton and Vice President Al Gore, where he helped gain Internet access for the nation's schools. Mr. Samit is an adjunct professor at University of Southern California 's Viterbi School of Engineering and teaches a course in building high-tech startups.

Family Relationship

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

On September 25, 2015 we adopted a Code of Business Ethics for our employees, officers and directors (including our principal executive officer, principal financial officer and principal accounting officer) that complies with regulations of the Securities and Exchange Commission. The Code of Ethics is available free of charge on our website at www.curmusic.com and is filed as an exhibit to this report. We intend to timely disclose any amendments to, or waivers from, our Code of Ethics that are required to be publicly disclosed pursuant to rules of the SEC and any securities exchange on which our shares may be listed by filing such amendment or waiver with the SEC .

Board Committees

Our Board currently has four (4) members, Thomas Brophy, Robert B. Jamieson , Sanjan Dhody and Jay Samit . Mr. Brophy serves as our Chairman and Mr. Jamieson serves as our Vice Chairman. Our Board is actively involved in our risk oversight function and collectively undertakes our risk oversight function. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

We are a small company developing our product and have yet to generate operating revenues. We believe that our present management structure is appropriate for a company of our size and state of development.

Our Board may designate from among its members an executive committee and one or more other committees. No such committees presently exist, due to the fact that we presently have only three directors. Accordingly, we do not have an audit committee or an audit committee financial expert. We are presently not required to have an audit committee financial expert and do not believe we otherwise need one at this time due to our limited business operations. Given our size, we do not have a nominating committee or compensation committee, or committees performing similar functions, or a diversity policy. Our Board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth. Our entire Board presently serves the functions of an audit committee, nominating committee and compensation committee. We have not implemented procedures by which our security holders may recommend board nominees to us but expect to do so in the future, when and if we engage in material business operations.

Audit Committee

On November 3, 2015 we established an Audit Committee which initially consists of Sanjan Dhody, as Chairman, Jay Samit and Robert B. Jamieson . The Board affirmed that the committee members qualified as independent as that term is defined by Nasdaq and as mandated by the applicable requirements promulgated under the S ecurities and E xchange C ommission act of 1934. The Board also affirmed that Sanjan Dhody qualifies as audit committee financial expert as defined by applicable requirements, incuding Regulation S-K promulgated by the U.S. Securities and Exchange Commission. On November 3, 2015 the Audit Committee Charter was approved, authorized and adopted as the charter of the Company 's Audit Committee.

Shareholder Communications

On November 4, 2015 the Nominating and Corporate Governance Committee of the Board was established to consist initially of independent directors, Robert B. Jamieson and Jay Samit and the Nominating Corporate Governance Committee Charter was approved, authorized and adopted as the charter of the Company 's Nomiating and Corporate Governance Committee.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal years ended December 31, 2014 and 2013 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal years ended December 31, 2014 and 2013; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal years ended December 31, 2014 and 2013; and (iii) all individuals that served as executive officers of ours at any time during the fiscal years ended December 31, 2014 and 2013 that received annual compensation during the fiscal years ended December 31, 2014 and 2013 in excess of $100,000.

Name & Principal Position	Fiscal Year ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas Brophy President, Chief Executive Officer, interim	2014	235,715	0	0	244,800	0	0	0	480,515
Chief Financial Officer and Treasurer (1)	2013	16,667	0	0	0	0	0	0	16,667

Gordon C. Mackenzie III Chief Technology Officer (2)	2014	131,979	0	0	91,800	0	0	0	223,779

Michael Betts Interim Chief Technology Officer (3)	2014	146,958	0	0	0	0	0	0	146,958

____________

(1)

Reflects compensation received from CÜR Media, LLC through January 28, 2014. On January 28, 2014, Mr. Brophy was appointed as our President, interim Chief Executive Officer, interim Chief Financial Officer, and Treasurer. Mr. Brophy resigned as our interim Chief Financial Officer and Treasurer on May 26, 2015.

(2)

On March 11, 2014, Mr. Mackenzie was appointed as our Chief Technology Officer. On November 13, 2014, Mr. Mackenzie resigned as our Chief Technology Officer, and all of his stock options were forfeited as of such date.

(3)

On November 13, 2014, Mr. Betts was appointed as our interim Chief Technology Officer. The amount includes previously paid salary while in other positions within the Company prior to his appointment as Chief Technology Officer.

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Outstanding Equity Awards at Fiscal Year- End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of the fiscal year ended December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	EquityIncentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	EquityIncentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	EquityIncentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Thomas Brophy	127,389	0	0	$0.04	4/1/2022	0	0	0	0
Thomas Brophy	191,083	0	0	$0.04	10/1/2022	0	0	0	0
Thomas Brophy	50,956	0	0	$0.04	12/30/2022	0	0	0	0
Thomas Brophy	0	400,000	0	$1.00	3/11/2024	0	0	0	0
Thomas Brophy GRAT (1)	50,149	0	0	$0.08	2/2/2019	0	0	0	0
Thomas Brophy GRAT (1)	127,389	0	0	$0.0	10/17/2021	0	0	0	0
Michael Betts	19,108	19,109	0	$0.04	5/7/2022	0	0	0	0
Michael Betts	6,369	0	0	$0.04	1/1/2023	0	0	0	0
Michael Betts	76,433	0	0	$0.08	8/1/2023	0	0	0	0

_______________

(1)	These options are held by Trust Under Article III of The Thomas E. Brophy 2004 Grantor Retained Annuity Trust Dated 3/2/2004 (the "Brophy Trust"). Karen P. Brophy, Mr. Brophy's wife, is the Trustee of the Brophy Trust.

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Director Compensation

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ended December 31, 2014 by each individual who served as a director at any time during the fiscal year, other than Mr. Brophy who was not separately compensated for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John A. Lack (1)	144,435	0	346,613	0	0	0	491,048
Robert B. Jamieson	0	0	377,919	0	0	0	377,919

_____________

(1)	Reflects compensation received by Mr. Lack in connection with the 2014 Lack Consulting Agreement (as defined below). The option grant was made simultaneously with his appointment as Chairman of the Board.

As of the fiscal year ended December 31, 2014, we had no plans in place and had never maintained any plans that provided for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we had no contracts, agreements, plans or arrangements, whether written or unwritten, that provided for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

Except as indicated below, we had no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreements

Thomas Brophy Employment Agreement

On January 27, 2014, we entered into an Employment Agreement (the "Brophy Employment Agreement") with Thomas Brophy, pursuant to which he will serve as our President, Chief Executive Officer, interim Chief Financial Officer and Treasurer. The Brophy Employment Agreement has an initial term through December 31, 2015, which term shall be automatically extended for successive one- year periods unless terminated by either party on at least three months' advance written notice. In consideration for his services, Mr. Brophy will earn an initial annual base annual salary of $250,000 ("Base Salary"), and is entitled to receive a minimum annual bonus in amount of $50,000 ("Annual Bonus").

In the event of Mr. Brophy's death or Disability, as such term is defined in the Brophy Employment Agreement, we will pay him for any unreimbursed expenses incurred, accrued but unpaid then current Base Salary and Annual Bonus and other accrued but unpaid employee benefits as provided in the Brophy Employment Agreement, in each case through the date of termination (the "Accrued Amounts"), for a period of six months following such death or Disability.

If Mr. Brophy's employment is terminated by us for a reason other than Cause, as such term is defined in the Brophy Employment Agreement, or by Mr. Brophy for Good Reason, as such term is defined in the Brophy Employment Agreement, and subject to Ms. Brophy's compliance with other terms of the Brophy Employment Agreement, then we will pay him (i) the Accrued Amounts, (ii) a lump sum payment equal to eighteen (18) months' Base Salary, which payment will be made on the 60th day following the date of termination, and (iii) if Mr. Brophy elects to continue his medical coverage under COBRA, we will pay for coverage under COBRA for eighteen (18) months following the date of termination.

If Mr. Brophy voluntarily terminates the Brophy Employment Agreement, or we terminate his employment for Cause, than he shall be entitled to receive the Accrued Amounts.

The Brophy Employment Agreement contains customary non-competition, non-solicitation and confidentiality covenants.

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2014 John A. Lack Consulting Agreement

On January 28, 2014, we entered into a Consulting Agreement with John A. Lack, Chairman of our Board (the "2014 Lack Consulting Agreement"), pursuant to which Mr. Lack will provide strategic advisory services to us on an independent contractor basis. The 2014 Lack Consulting Agreement has a term of 12 months. The services to be provided by Mr. Lack include, but are not limited to, the following:

•	assist with the development and execution of the Company's brand, marketing and sales strategies;

•	assist with development of the design of the user interface and user experience of Company's applications, including (amongst others) the Company's music streaming application;

•	use existing relationships with music companies, including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to help negotiate licensing arrangements for the Company;

•	advise on the selection and hire of senior executives for the Company; and

•	assist the Company in its financing activities.

We agreed to pay Mr. Lack at the annual rate of $125,000, payable in equal monthly installments. We also granted him 10-year non-statutory stock options to purchase 400,000 shares of our common stock, exercisable, upon vesting, at a price of $1.00 per share. Mr. Lack is also entitled to receive 10-year options to purchase up to an additional 400,000 shares of our common stock at a purchase price based upon value of our common stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by the Board.

2015 John A. Lack Consulting Agreement

On March 25, 2015, we entered into the 2015 Lack Consulting Agreement with John A. Lack, Chairman of our Board, to be effective as of January 28, 2015.  Pursuant to the 2015 Lack Consulting Agreement, Mr. Lack will provide strategic advisory services to us on an independent contractor basis.  The Consulting Agreement has a term of twelve (12) months.  The services to be provided by Mr. Lack include, but are not limited to, the following:

•	Using his contacts, introduce the Company to companies that could be potential strategic partners for the Company;

•	Using his contacts, introduce the Company to companies that could be potential distribution partners for the Company;

•	Provide actionable feedback on the design of the user interface and user experience of Company's applications, including (amongst others) the Company's music streaming application;

•

Use existing relationships with music companies (labels and publishers), including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to negotiate licensing arrangements for the Company;

•	Advise on the selection and hire of senior executives for the Company;

•	Assist the Company in its financing activities;

•	Promote and champion the product via interviews and interactions with media, shareholders and all parties interested in CUR's products; and

•	Participate in meetings with investors and potential investors at the request of the CEO.

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In consideration for his services, we agreed to pay Mr. Lack at the annual rate of $125,000 (the "Lack Consulting Fee"), payable in equal monthly installments.  As further consideration, we agreed to grant Mr. Lack 10-year non-qualified stock options to purchase 400,000 shares of the Company's common stock (the "2015 Lack Options"), 25% of which shall vest on the date which is one year from the date of grant, and the remainder of which shall vest, pro rata, on a monthly basis, for the three (3) years thereafter.  We do not the currently have a sufficient number of stock options available under the 2014 Plan to grant the 2015 Lack Options.  Therefore, we agreed to promptly take all action necessary to amend the 2014 Plan, in conjunction with a future financing, to increase the Company's number of available stock options so that we will have a sufficient number available to grant the 2015 Lack Options.  The exercise price for the 2015 Lack Options will be equal to the fair market value for a share of the Company's common stock on the date of the grant.

The 2015 Lack Consulting Agreement will terminate upon Mr. Lack's death.  It may also be terminated by us (a) upon 10-days written notice in the event of Mr. Lack's disability, (b) upon 30-day written notice without good cause, or (c) immediately for good cause.  The Company's only obligations to Mr. Lack upon termination of the 2015 Lack Consulting Agreement shall be to pay Mr. Lack any portion of the Lack Consulting Fee and/or unreimbursed expenses accrued but unpaid as of the date of such termination.

The 2015 Lack Consulting Agreement contains standard provisions for confidentiality and non- solicitation.

Effective as of September 25, 2015 , we terminated the Consulting Agreement dated March 25, 2015, by and between John A. Lack and the Company. The Consulting Agreement was terminated in connection with Mr. Lack's resignation as a member of the Company's Board.

John Egazarian Employment Agreement

On January 28, 2014, we entered into an Employment Agreement with Mr. Egazarian ("the Egazarian Employment Agreement") pursuant to which he served as our Executive Vice President of Mobile Solutions. The term for the Agreement was not specified as it represents an at will contract of employment. Should Mr. Egazarian be terminated without cause, he will receive six months of severance. In consideration for his services, Mr. Egazarian will earn an initial annual base annual salary of $150,000 ("Base Salary"). As further consideration, we agreed to grant Mr. Egazarian 10-year non-qualified stock options to purchase 124,044 shares of the Company's c ommon s tock (the "2014 Egazarian Options"), 25% of which shall vest on the date which is one year from the date of grant, and the remainder of which shall vest, pro rata, on a monthly basis, for the three (3) years thereafter. On June 2, 2015. Egazarian was appointed Chief Operating Officer.

Jean Pierre Lespinasse Employment Agreement

On March 30, 2015 we entered into an Employment Agreement with Mr. Lespinasse ("the Lespinasse Employment Agreement") pursuant to which he is serving as Chief Marketing Officer. The term for the Agreement was not specified as it represents an at will contract of employment. Should Mr. Lespinasse be terminated without cause, he will receive three months of severance. In consideration for his services, Mr. Lespinasse will earn an initial base salary of $225,000 and is entitled to receive a bonus based on subscribership after launch of CUR Music. As further consideration, we agreed to grant Mr. Lespinasse at contract signing, 100,000 and 75,000 at launch, 10-year non-qualified stock options to purchase shares of the Company's c ommon s tock (the "2015 Lespinasse Options"), 25% of which shall vest on the date which is one year from the date of grant, and the remainder of which shall vest, pro rata, on a monthly basis, for the three (3) years thereafter.

Joseph LaPlante Employment Agreement

On April 6, 2015 we entered into an Employment Agreement with Mr. LaPlante ("the LaPlante Employment Agreement") pursuant to which he is serving as Chief Content Officer. The term for the Agreement was not specified as it represents an at will contract of employment. Should Mr. LaPlante be terminated without cause, he will receive two months of severance and paid health insurance for twelve months. In consideration for his services, Mr. LaPlante will earn an initial base salary of $150,000 and base salary of $250,000 upon public launch. As further consideration, we agreed to grant Mr. LaPlante at contract signing, 50,000 and 75,000 at launch, 10-year non-qualified stock options to purchase shares of the Company's common stock (the "2015 Lespinasse Options"), 25% of which shall vest on the date which is one year from the date of grant, and the remainder of which shall vest, pro rata, on a monthly basis, for the three (3) years thereafter.

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RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

SEC rules require us to disclose any transaction since the beginning of our last fiscal year, or any currently proposed transaction, in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company's common stock, or an immediate family member of any of those persons.

In addition to the Contribution, the 2014 PPO and the other transactions described elsewhere in this prospectus, we have the following related party transaction:

2014 John A. Lack Consulting Agreement

On January 28, 2014, we entered into the 2014 Lack Consulting Agreement with John A. Lack, Chairman of our Board of Directors, pursuant to which Mr. Lack will provide strategic advisory services to us on an independent contractor basis. The 2014 Lack Consulting Agreement has a term of 12 months. The services to be provided by Mr. Lack include, but are not limited to, the following:

•	assist with the development and execution of the Company's brand, marketing and sales strategies;

•	assist with development of the design of the user interface and user experience of Company's applications, including (amongst others) the Company's music streaming application;

•	use existing relationships with music companies, including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to help negotiate licensing arrangements for the Company;

•	advise on the selection and hire of senior executives for the Company; and

•	assist the Company in its financing activities.

We agreed to pay Mr. Lack at the annual rate of $125,000, payable in equal monthly installments. We also granted him 10-year non-statutory stock options to purchase 400,000 shares of our common stock , exercisable, upon vesting, at a price of $1.00 per share. Mr. Lack is also entitled to receive 10-year options to purchase up to an additional 400,000 shares of our common stock at a purchase price based upon value of our common stock on the date of grant, which shall be granted upon the achievement of certain milestones of the Company to be determined by our Board of Directors.

2015 John A. Lack Consulting Agreement

On March 25, 2015, we entered into the 2014 Lack Consulting Agreement with John A. Lack, Chairman of our Board, to be effective as of January 28, 2015.  Pursuant to the 2015 Lack Consulting Agreement, Mr. Lack will provide strategic advisory services to us on an independent contractor basis.  The Consulting Agreement has a term of twelve (12) months.  The services to be provided by Mr. Lack include, but are not limited to, the following:

•	Using his contacts, introduce the Company to companies that could be potential strategic partners for the Company;

•	Using his contacts, introduce the Company to companies that could be potential distribution partners for the Company;

•	Provide actionable feedback on the design of the user interface and user experience of Company's applications, including (amongst others) the Company's music streaming application;

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•

Use existing relationships with music companies (labels and publishers), including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to negotiate licensing arrangements for the Company;

•	Advise on the selection and hire of senior executives for the Company;

•	Assist the Company in its financing activities;

•	Promote and champion the product via interviews and interactions with media, shareholders and all parties interested in CUR's products; and

•	Participate in meetings with investors and potential investors at the request of the CEO.

In consideration for his services, we agreed to pay Mr. Lack at the annual rate of $125,000 (the "Lack Consulting Fee"), payable in equal monthly installments.  As further consideration, we agreed to grant Mr. Lack 10-year non-qualified stock options to purchase 400,000 shares of the Company's common stock (the "2015 Lack Options"), 25% of which shall vest on the date which is one year from the date of grant, and the remainder of which shall vest, pro rata, on a monthly basis, for the three (3) years thereafter.  We do not the currently have a sufficient number of stock options available under the 2014 Plan to grant the 2015 Lack Options.  Therefore, we agreed to promptly take all action necessary to amend the 2014 Plan, in conjunction with a future financing, to increase the Company's number of available stock options so that we will have a sufficient number available to grant the 2015 Lack Options.  The exercise price for the 2015 Lack Options will be equal to the fair market value for a share of the Company's common stock on the date of the grant.

The 2015 Lack Consulting Agreement will terminate upon Mr. Lack's death.  It may also be terminated by us (a) upon 10-days written notice in the event of Mr. Lack's disability, (b) upon 30-day written notice without good cause, or (c) immediately for good cause.  The Company's only obligations to Mr. Lack upon termination of the 2015 Lack Consulting Agreement shall be to pay Mr. Lack any portion of the Lack Consulting Fee and/or unreimbursed expenses accrued but unpaid as of the date of such termination.

The 2015 Lack Consulting Agreement contains standard provisions for confidentiality and non-solicitation.

Effective as of September 25, 2015, we terminated the Consulting Agreement dated March 25, 2015, by and between John A. Lack and the Company. The Consulting Agreement was terminated in connection with Mr. Lack's resignation as a member of the Company's Board.

Sale of Convertible Promissory Notes

October 26, 2015 , Thomas Brophy, our President, Chief Executive Officer and Chairman of the Board of Directors, and Sanjan Dhody, a director of ours, purchased 12% Unsecured Convertible Promissory Notes of the Company ("Notes") in the principal amount of $ 100,000 and $125,000 respectively .

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The Notes have a stated maturity date of 5 years from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, which is also payable on maturity. Upon the closing of a financing by the Company during the term of the Notes involving the sale of at least $2,500,000 in equity securities (a "Qualified Offering") by the Company ("Equity Financing Securities"), all of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will automatically convert ("Mandatory Conversion") into units of the Company's securities (the "Units") at a conversion price per Unit equal to the lesser of (i) $0.50, or (ii) a 15% discount to the price per share of the Equity Financing Securities. Each Unit will consists of one share (the "Unit Shares") of the Company's Common Stock, and one five-year warrant (the "Unit Warrants") to purchase one additional share (the "Unit Warrant Shares") of the Company's Common Stock at an exercise price of $0.75. At any time prior to a Mandatory Conversion, the note holder may convert all or part of the outstanding principal amount of the Note, together with accrued and unpaid interest due thereon, into Units at a conversion price of $0.50 per Unit ("Optional conversion"). Upon failure by the Company to pay any principal amount or interest due under the Notes within 5 days of the date such payment is due, or the occurrence of other event of default under the terms of the Notes, the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, will become due and payable, without presentment, demand, protest or notice of any kind. The conversion price and number of Units issuable upon conversion of the Notes will be subject to adjustment from time to time for subdivision or consolidation of shares and other standard dilutive events.

The Unit Warrants provide for the purchase of shares of the Company's Common Stock an exercise price of $0.75. The Unit Warrants are exercisable for cash only, for a term of 5 years from the date of issuance. The number of shares of Common Stock to be deliverable upon exercise of the Unit Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

The Company has agreed to use its commercially reasonable efforts to file a registration statement ("Registration Statement") to register the Unit Shares and Unit Warrant Shares no later than (i) the date that is ninety (90) calendar days after the final closing under the Qualified Offering, or (ii) the date which is ninety (90) calendar days after the first Optional Conversion of the Notes. The Company has agreed to use its commercially reasonable efforts to make the Registration Statement declared effective no later than one hundred and eighty (180) calendar days after the Registration Statement is first filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of November 16, 2015 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, executive officer or selling stockholder is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power as well as any shares that the individual or entity has the right to acquire within 60 days of November 16, 2015 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person or entity.

The percentage of shares beneficially owned is computed on the basis of 31,720,247 shares of our common stock outstanding as of November 16, 2015. Shares of our common stock that a person or entity has the right to acquire within 60 days of November 16, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o CÜR Media, Inc., 2217 New London Turnpike, South Glastonbury, CT 06073.

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Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
5% Stockholders

E. Jeffrey Peierls(2) 73 South Holman Way Golden, CO 80401	2,600,020	8.2%

Named Executive Officers and Directors

Thomas Brophy(3) President, Chief Executive Officer	7,393,948	22.6%
And Chairman of the Board of Directors

Kelly Sardo(4) Chief Financial Officer , Secretary and Treasurer	57,292	*

Michael Betts(5) Chief Technology Officer	117,835	*

J.P. Lespinasse(6) Chief Marketing Officer	-	*

Joseph LaPlante(7) Chief Content Officer	25,000	*

John Egazarian(8) Chief Operating Officer	97,654	*

Sanjan Dhody(9) Director	656,250	2.1%

Robert B. Jamieson(10) Vice Chairman of the Board of Directors	607,099	1.9%

Jay Samit (11) Director	145,833	*

All directors and officers as a group (9 persons) (12)	9,100,911	26.4%

* Less than 1%

(1)	Percentages are based upon 31,720,247 shares of our common stock issued and outstanding as of November 16, 2015.

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(2)

The shares of common stock indicated as beneficially owned by E. Jeffrey Peierls include shares of common stock held by Brian E. Peierls and E. Jeffrey Peierls, and a series of trusts over which E. Jeffrey Peierls has sole power to vote or direct the vote, and to dispose or direct the disposition.

(3)

Consists of (a) 4,662,273 shares of common stock held by Mr. Brophy, (b) 1,601,376 shares of common stock held by the Brophy Trust, (c) 552,761 shares underlying vested stock options held by Mr. Brophy vesting within 60 days as of November 16 , 2015 (d) 50,149 shares underlying vested stock options held by the Brophy Trust vesting within 60 days as of November 16 , 2015 , (e) 200,000 shares of common stock underlying the principle in convertible notes immediately convertible, (f) 200,000 shares of common stock issuable upon exercise of warrants underlying the princ iple in convertible notes immediately convertible and (g) 127,389 restricted stock awards held by the Brophy Trust. Karen P. Brophy, Mr. Brophy's wife, is the Trustee of the Brophy Trustand has sole voting and investment power over the shares owned thereby. Does not include 216 ,667 shares of common stock underlying stock options that have not yet vested.

(4)

Includes 57,292 shares underlying vested stock options held by Ms. Sardo vesting within 60 days of November 16, 2015. Does not include 67,708 shares of common stock underlying stock options that have not yet vested.

(5)

Includes 11 7,835 shares underlying vested stock options held by Mr. Betts vesting within 60 days of November 16, 2015. Does not include 3,185 shares of common stock underlying stock options that have not yet vested.

(6)	Does not include 100,000 shares of c ommon stock underlying stock options held by Mr. Lespinasse that have not yet vested.

(7)

Includes 25,000 shares underlying vested stock options held by Mr. LaPlante vesting within 60 days of November 16, 2015. Does not include 50,000 shares of common stock underlying stock options that have not yet vested.

(8)

Includes 97,654 shares underlying vested stock options held by Mr. Egazarian vesting within 60 days of November 16, 2015 . Does not include 77,345 shares of common stock underlying stock options that have not yet vested.

(9)

Consists of (a) 156,250 shares underlying vested stock options held by Mr. Dhody vesting within 60 days of November 16, 2015, (b) 250,000 shares of common stock underlying the principle in convertible notes immediately convertible , (c) 250,000 shares of common stock issuable upon exercise of warrants underlying the principle in convertible notes immediately convertible. Does not include 93,750 shares of c ommon s tock underlying stock options that have not yet vested for Mr. Dhody .

(10)

Includes (a) 111,717 shares of common stock issuable upon exercise of currently exercisable Investor Warrants held by Mr. Jamieson, (b) 38 3 , 665 shares underlying vested stock options held by Mr. Jamieson vesting within 60 of November 16, 2015 and 111,717 shares of common stock held by Mr. Jamieson. Does not include 36 6 , 335 shares of common stock underlying stock options that have not yet vested.

(11)

Includes 145,833 shares underlying vested stock options held by Mr. Samit vesting within 60 days of November 16, 2015. Does not include 104,167 shares of common stock underlying stock options that have not yet vested.

(12)

Includes (a) 111,717 shares of common stock issuable upon exercise of currently exercisable Investor Warrants, (b) 1,586,440 shares underlying vested stock options vesting within 60 days of November 16, 2015, and (c) 127, 389 restricted stock awards , (d) 450,000 shares of common stock underlying the principle in convertible notes immediately convertible, and (e) 450,000 shares of common stock issuable upon exercise of warrants underlying the principle in convertible notes immediately convertible. Does not include 1, 079,157 shares of common stock underlying stock options that have not yet vested.

Changes in Control

There are no existing arrangements that may result in a change in control of the Company.

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DESCRIPTION OF SECURITIES

Forward Stock Split

On January 31, 2014, our Board authorized a 16.503906-for-1 forward split of our common stock in the form of a dividend, with a Record Date of February 11, 2014, and the Payment Date of February 14, 2014. On the Payment Date, each shareholder of our common stock as of the Record Date received 15.503906 additional shares of common stock for each one share owned. Share and per share numbers in this prospectus relating to our common stock have been adjusted to give effect to this stock spilt, unless otherwise stated. Certain numbers reflected in this prospectus represent approximations due to required rounding in connection with the forward stock split. The actual numbers do not differ materially from such approximations.

Proposed Reverse Stock Split

We expect to effect a 1-for-__ reverse stock split of our outstanding common stock prior to the effective date of the registration statement of which this prospectus forms a part.

Authorized Capital Stock

We currently have authorized 310,000,000 shares of capital stock, consisting of (i) 300,000,000 shares of common stock, and (ii) 10,000,000 shares of "blank check" Preferred Stock.

Common Stock

The holders of shares of common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the Board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred Stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

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While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the c ommon stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

  Restricting dividends on the common stock;
  Diluting the voting power of the c ommon s tock;
  Impairing the liquidation rights of the common stock ; or
  Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or Bylaws would delay, defer or prevent a change in control.

Options

In connection with the Contribution, the 2014 Plan was approved by our Board and stockholders. At the closing of the Contribution, options to purchase an aggregate of 6,500,000 Restricted Common Units of CÜR Media, LLC were exchanged for an aggregate of (i) approximately 1,339,728 non-statutory stock options to purchase shares of our common stock at an average exercise price of approximately $0.22 per share, and (ii) approximately 316,331 restricted stock awards (of which approximately 281,195 are fully vested at and represent approximately 281,195 outstanding shares of our common stock). In addition, since the closing of the Contribution, we have granted non-statutory stock options to purchase an aggregate of 3,017,921 additional shares of our common stock to certain employees, officers, directors and consultants under the 2014 Plan, at a weighted average exercise price of $0. 96 per share.

On September 25, 2015 the Board of Directors adopted the 2015 Equity Incentive Plan to provide the Company with flexibility in its ability to motivate, attract, and retain the services of members of the Board, key employees and consultants. The 2015 Plan is subject to approval by the Company 's stockholders within 12 months after the Effective Date. In the event that stockholder approval is not obtained within 12 months after the Effective Date, all incentive stock options granted under the 2015 Plan shall be treated as non-qualified stock options. Since the adoption of the plan, we have granted non-statutory stock options to purchase an aggregate of 5 0 0,000 shares of our c ommon s tock to certain employees, officers, directors and consultants under the 2015 Plan at a weighted average exercise price of $0.5 7 5

PPO Warrants

As of the date hereof, the PPO Warrants entitle their holders to purchase approximately 3,213,351 shares of common stock, with a term of five (5) years and a weighted average exercise price of $1.88 per share, the warrants issued to shareholders that did not participate in the Offer to Amend and Exercise entitle their holders to purchase approximately 223,211 shares of common stock, with a term of five (5) years with an exercise price of $1.77, the PPO Broker Warrants entitle their holders to purchase approximately 968,034 shares of common stock, with a term of five (5) years and an exercise price of $1.00 per share and the Broker Warrants issued in conjunction with the offer to Amend and Exercise entitle their holders to purchase approximately 646,700 shares of common stock, with a term of five (5) years at an exercise price of $0.50.

All of these warrants prohibit (or would prohibit) the holder from effecting the exercise thereof to the extent that as a result of such exercise the holder of the exercised warrant would beneficially own more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of our issued and outstanding shares of common stock, as calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the warrant.

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Of the outstanding warrants, 1,738,341 of the original PPO Warrants contain "weighted average" anti-dilution and price protection provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events, with certain customary exceptions. With the consummation of the exercise and amendment of the PPO Warrants, and the issuance of the Warrant Agent Warrants to the Warrant Agent, the anti-dilution provisions were triggered and the non-participating warrant holders received, or are entitled to receive, (i) an aggregate of 223,211 additional shares of c ommon s tock, (ii) a reduction in the price of their PPO Warrants from $2.00 per share to $1.77 per share, and (iii) an aggregate of 223,211 additional warrants to purchase shares of c ommon s tock of the Company at an exercise price of $1.77 per share.

With the issuance of Notes, the anti-dilution provisions were triggered and the non-participating warrant holders are now entitled to receive (i) an aggregate of 136,149 additional shares of c ommon s tock, (ii) a reduction in the price of their PPO Warrants from $1.77 per share to $1.66 per share, and (iii) an aggregate of 136,149 additional warrants to purchase shares of c ommon s tock of the Company at an exercise price of $1.66 per share

The holders of the PPO Warrants and Broker Warrants have the right to exercise such warrants by means of a cashless exercise, under certain circumstances.

Convertible Securities

On October 20 , October 26 and November 13 , 2015 we entered into Securities Purchase Agreements with certain "accredited investors " pursuant to which the Buyers purchased 12% Unsecured Convertible Promissory Notes of the Company in the aggregate principal amount of $ 1,145,000 , of which $225,000 in proceeds were from members of the Board.

The aggregate gross proceeds to the Company were $ 1,145,000 (before deducting expenses related to the purchase and sale of the Notes of approximately $ 45,000 ) of which $225,000 in proceeds were from members of the Board. The Company will use the net proceeds from the sale of the Notes to make prepayments to content owners, and for marketing expenses, working capital and general corporate purposes.

The Notes have an aggregate principal balance of $ 1,145,000 , and a stated maturity date of 5 years from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, which is also payable on maturity. Upon the closing of a financing by the Company during the term of the Notes involving the sale of at least $2,500,000 in equity securities by the Company ("Equity Financing Securities"), all of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will automatically convert ("Mandatory Conversion") into units of the Company's securities (the "Units") at a conversion price per Unit equal to the lesser of (i) $0.50, or (ii) a 15% discount to the price per share of the Equity Financing Securities. Each Unit will consists of one share (the "Unit Shares") of the Company's common stock, $0.0001 par value per share (the " c ommon s tock"), and one five-year warrant (the "Unit Warrants") to purchase one additional share (the "Unit Warrant Shares") of the Company's c ommon s tock at an exercise price of $0.75. At any time prior to a Mandatory Conversion, the note holder may convert all or part of the outstanding principal amount of the Note, together with accrued and unpaid interest due thereon, into Units at a conversion price of $0.50 per Unit. Upon failure by the Company to pay any principal amount or interest due under the Notes within 5 days of the date such payment is due, or the occurrence of other event of default under the terms of the Notes, the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, will become due and payable, without presentment, demand, protest or notice of any kind. The conversion price and number of Units issuable upon conversion of the Notes will be subject to adjustment from time to time for subdivision or consolidation of shares and other standard dilutive events.

The Unit Warrants provide for the purchase of shares of the Company's c ommon s tock an exercise price of $0.75. The Unit Warrants are exercisable for cash only, for a term of 5 years from the date of issuance. The number of shares of c ommon s tock to be deliverable upon exercise of the Unit Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

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Pursuant to a Registration Rights Agreement among the Company and the Buyers, promptly, but no later than 90 calendar days from date that the Notes are converted into Units, which occurs either (i) after the final closing of the Qualified Financing or (ii) after the first optional conversion of the Note, the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the Unit Shares and Unit Warrant Shares (the "Registrable Shares"). The Company will use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days of filing with the SEC.

The Company will keep the Registration Statement "evergreen" for one year from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Registrable Shares who are not and have not been affiliates of the Company with respect to all of their registrable shares, whichever is earlier.

The holders of Registrable Shares removed from the Registration Statement as a result of a cutback comment from the SEC will have "piggyback" registration rights for such Registrable Shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, for a period of 2 years after the effective date of the Registration Statement.

The issuance of the Notes and, upon conversion of the Notes, the issuance of the Unit Shares and Unit Warrants and, upon exercise of the Unit Warrants, the issuance of the Unit Warrant Shares, in connection with these transactions is exempt from registration under Section 4(a)(2) and/or Rule 506 of Regulation D as promulgated by the SEC under of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

The Note Offering was extended by the Company and will be conducted through November 30 , 2015 .

Warrants to be Offered in this Offering

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to __% of the price per share of common stock sold in this offering, subject to adjustment as discussed below, at any time commencing upon consummation of this offering and terminating at 5:00 p.m. on the ___ anniversary of the date of this prospectus.

The warrants will be issued in registered form under a warrant agreement between us and our warrant agent. The material provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the warrant agreement that has been fi led as an exhibit to the registration statement of which this prospectus forms a part.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the warrants, the warrant holder may exercise the warrants on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of common stock to be issued to the warrant holder. If multiple warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the warrants.

Representative's Warrants

We have agreed to grant to Maxim Group, LLC , the representative of the underwriters, warrants to purchase a number of shares equal to 8 % of the total number of shares of common stock sold in this offering at an exercise price equal to 115 % of the price per share of the common stock sold in this offering. The warrants will contain a cashless exercise feature.

Transfer Agent and Warrant Agent

Our stock transfer agent is V Stock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828- 8436. V Stock Transfer, LLC will also act as the warrant agent for the warrants issued in this offering.

Anti-Takeover Effects of Provisions of our Amended Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed "interested stockholders" from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Amendment of Charter Provisions

The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage.

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Listing

We have applied to have our shares of common stock and warrants listed for trading on the NASDAQ Capital Market under the symbols "CURM" and "CURMW", respectively.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of shares issued by us in a private transaction (outside of this offering) will be limited after this offering due to contractual and legal restrictions on resale.

Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the completion of this offering, shares of our common stock will be outstanding, assuming (i) no exercise of the underwriter's option to purchase additional shares, (ii) no exercise of outstanding options or warrants and (iii) no conversion of outstanding debt.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our units for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have fi led all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to fi le reports) preceding the sale.

Persons who have beneficially owned restricted shares of our units for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or
•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our common stock issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced on the date the warrant was originally issued.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has fi led all Exchange Act reports and material required to be fi led, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to fi le such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer fi led current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Lock-Up Agreements

In connection with this offering, we and our officers, directors, and holders of 1% or more of our common stock have agreed to enter into lock-up agreements with the underwriters. See "Underwriting" for more information.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group, LLC acting as the sole book-running manager and sole representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of common stock and warrants to purchase common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Shares

Maxim Group, LLC	-

Total	-

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares and warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares and warrants offered by this prospectus if any such shares and warrants are taken, other than those shares and warrants covered by the over-allotment option described below.

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Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than  45 calendar days after the date of the underwriting agreement to purchase up to shares of common stock and/or warrants at a price, after the underwriting discount, of $____per share to purchase up to shares of common stock at a price, after the underwriting discount, of $____ per warrant from us to cover over-allotments. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrant to purchase common stock.

Commissions

We have agreed to pay the underwriters (i) a cash fee equal to nine percent (9%) of the aggregate gross proceeds raised from investors introduced by the underwriter (ii) a cash fee equal to five percent (5%) of the aggregate gross proceeds raised from investors introduced by the Company and its affiliats; and (ii) warrants to purchase that number of shares of our common stock equal to an aggregate of eight percent (8%) of the shares of common stock sold in the offering from investors introduced by the underwriter (or _____ shares, assuming the over-allotment option is fully exercised). Such underwriters' warrants shall have an exercise price equal to 115 % of the public offering price, terminate five years after the effectiveness of the registration statement of which this prospectus forms a part, and otherwise have the same terms as the warrants sold in this offering except that (1) they will not be subject to redemption by us and (2) they will provide for unlimited "piggyback" registration rights with respect to the underlying shares during the two year period commencing six months after the effective date of this offering. Additionally, such underwriter's warrant will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of our common stock at our expense. Further, such underwriter's warrant shall further provide for anti-dilution protection (adjustment in the number and price of such warrant and the shares underlying such warrant) resulting from corporate events (which would include reorganizations, mergers, etc.) and future issuance of common stock or common stock equivalents. Such underwriters' warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the effectiveness of the registration statement, of which this prospectus forms a part, the underwriters' warrants shall not be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person except as permitted by FINRA Rule 5110 (g) (2).

The representative has advised us that the underwriters propose to offer the shares and warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the shares and warrants to other securities dealers at such price less a concession of up to $___ per share. After the offering to the public, the offering price and other selling terms may be changed by the representative without changing our proceeds from the underwriters' purchase of the shares and warrants.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters' option to purchase additional shares and warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the shares and warrants.

Total
	Per Share and Warrant(1)	Without Over- Allotment	With Over- Allotment
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

______________

(1)	The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriters at closing.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $_________, all of which are payable by us.

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Lock-Up Agreements

We, all of our directors and executive officers, and holders of three percent (1%) or more of our outstanding securities (or securities convertible into shares of our common stock) have agreed that, for a period of 6 months after the date of this prospectus, subject to certain limited exceptions, we and they will not directly or indirectly, without the prior written consent of the underwriters, (1) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder) with respect to any common stock or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of common stock, whether or not such transaction is to be settled by the delivery of common stock, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so, (3) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of common stock or (4) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of common stock.

Maxim Group, LLC may, in its sole discretion and at any time without notice, release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon closing of the offering with an aggregate gross proceeds of no less than $15 million, Maxim Group, LLC shall, for the twelve-month period following commencement of sales in this offering, have a right of first refusal to act as manager or co-manager for any public underwriting or private placement of debt or equity securities, except for offerings involving equity compensation to our employees, equity issued in connection with a strategic acquisition or joint venture or any commercial bank financing. In the event, however, that during the twelve month period detailed above, the Company retains a bulge bracket firm in connection with a subsequent offering, then Maxim Group, LLC's percentage of economics in such subsequent offering shall be negotiated with Maxim Group, LLC retaining no less than 35% of the fixed economics in any instance.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of shares of units that they may purchase in the over-allotment option. In a naked short position, the number of shares units involved is greater than the number of shares units in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market. Since the warrants will not be listed and are not expected to trade, the underwriters cannot purchase the warrants in the open market and, as a result, the underwriters cannot and will not enter into naked short positions.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including "passive" market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

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In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•

net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Other Terms

We have agreed to reimburse the underwriters for all reasonable out-of-pocket expenses up to $125,000, including but not limited to reasonable legal fees, incurred by the underwriters in connection with the offering. Any travel or lodging expenses in excess of $5,000 shall be subject to our prior approval. We will reimburse the underwriters for all such expenses regardless of whether the offering is consummated.

The underwriters and their affiliates may in the future provide various investment banking and other financial services for us, for which they may receive, in the future, customary fees.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representative of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement (of which this prospectus forms a part), has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

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Foreign Regulatory Restrictions on Purchase of Securities Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than $43,000,000 and (3) an annual net turnover of more than $50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of securities shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final offering of securities contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer of securities contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriters that:

(A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors," as defined in the Prospectus  Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors," as defined in the Prospectus Directive, (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

•	a fund for joint investments in trust, i.e., mutual fund, as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

•	a provident fund as defined in the Control of the Financial Services (Provident Funds) Law 5765-2005, or a management company of such a fund;

•	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981;

•

a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 1968;

•

a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 1968;

•

an investment advisor or investment distributer, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

•	a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 1968;

•	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968, acting on its own account;

•

venture capital fund, defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk;

•	entity fully owned by investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

•	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders' equity is in excess of NIS 50 million; and

•

an individual fulfilling the conditions of Section 9 to the supplement to the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account (for this matter, Section 9 to the supplement shall be referred to as "as an investor for the meaning of Section 15A(b)(1) of the Securities Law 1968" instead of "as an eligible client for the meaning of this law").

Offerees of the securities offered hereby, or the investors, in the State of Israel shall be required to submit written confirmation that they fall within the scope of one of the above criteria, that they are fully aware of the significance of being an investor pursuant to such criteria and that they have given their consent, or the Consent. An appeal to an investor for the consent shall not be considered a public offering. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

In addition, if a purchase of securities is made within an institutional trading system, as that term is defined in the Tel Aviv Stock Exchange regulations, a person giving a stock exchange member his prior Consent before submitting a purchase order to the institutional trading system for the first time will be seen as acting within the provisions the above criteria with respect to the Consent, provided that if such person is an investor pursuant to the sixth, ninth, tenth, eleventh or twelfth bullet points specified above, such person committed in advance that, until the last business day of the third month in each year, he will renew his Consent, and that if he withdraws his Consent, he will notify the stock exchange member immediately and will cease to give purchase orders in such institutional trading institution.

CHANGE IN AND DISAGREEMENTS WITH ACCCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 28, 2014, effective as of February 24, 2014, we dismissed Dov Weinstein & Co. C.P.A. ("Weinstein") as our independent registered public accounting firm. The dismissal of Weinstein was approved by our Board of Directors.

The reports of Weinstein on our financial statements for the fiscal years ended December 31, 2012 and 2011, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph with respect to the Company's ability, in light of its lack of revenues and history of losses, to continue as a going concern.

During the years ended December 31, 2012 and 2011, and through February 24, 2014, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Weinstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Weinstein's satisfaction, would have caused Weinstein to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S- K.

We provided Weinstein with a copy of the disclosures we made in the Current Report on Form 8-K we filed with the SEC on February 28, 2014, and requested from Weinstein a letter addressed to the SEC indicating whether it agreed with such disclosures. A copy of Weinstein's letter dated February 27, 2014 is filed herewith as Exhibit 16.1.

Contemporaneous with the determination to dismiss Weinstein, we engaged Friedman, LLP ("Friedman") as our independent registered public accounting firm for the year ending December 31, 2013.

During the years ended December 31, 2012 and 2011, and through February 24, 2014, neither the Company nor anyone on our behalf had previously consulted with Friedman regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided nor oral advice was provided to us that Friedman concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

78

DISCLOSURE OF COMMISION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILTIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by CKR Law LLP. Ellenoff Grossman & Schole LLP is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Friedman LLP. ("Friedman"), an independent registered public accounting firm, has audited, as set forth in its report thereon appearing elsewhere herein, our financial statements at December 31, 2014 and 2013. The financial statements referred to above are included in this prospectus in reliance upon the independent registered public accounting firm's report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this offering of our securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been fi led. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that fi le electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. We also maintain a website at www.curmusic.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

79

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CÜR MEDIA, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of CÜR Media, Inc.

We have audited the accompanying consolidated balance sheets of CÜR Media, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 2014. CÜR Media, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CÜR Media, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses, has not generated material revenues from operations to date, and anticipates needing additional capital in order to execute the current operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. If the Company is unable to successfully raise additional capital, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

/s/ FRIEDMAN LLP

East Hanover, NJ

March 31, 2015

F-2

CÜR MEDIA, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$3,228,938	$-
Prepaid Expenses	166,140	27,835
Other Current Assets	3,000	3,000
TOTAL CURRENT ASSETS	3,398,078	30,835

Property and Equipment, net	44,212	3,545

TOTAL ASSETS	$3,442,290	$34,380

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILIITES
Accounts Payable	$379,880	$170,838
Accrued Liabilities and Other Current Liabilities	96,706	236,426
Note Payable, Short-Term	25,622	175,000
Derivative Liability	3,800,229	-
TOTAL CURRENT LIABILITIES	4,302,437	582,264

Notes Payable, Long-Term	37,180	62,755
TOTAL LONG TERM LIABILITIES	37,180	62,755

TOTAL LIABILITIES	4,339,617	645,019

STOCKHOLDERS' DEFICIENCY
Preferred Stock (.0001 par value, 10,000,000 shares authorized, none issued or outstanding as of December 31, 2014 or December 31, 2013)	-	-
Common Stock (.0001 par value, 300,000,000 shares authorized, 24,929,363 and 13,114,032 issued at December 31, 2014 and December 31, 2013, respectively and 25,198,456 and 13,335,890 outstanding at December 31, 2014 and December 31, 2013, respectively)	2,493	1,311
Additional Paid-In-Capital	5,297,635	4,924,194
Accumulated Deficit	(6,197,455)	(5,536,144)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	(897,327)	(610,639)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$3,442,290	$34,380

See accompanying notes to consolidated financial statements.

F-3

CÜR MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2014	2013

REVENUES	$-	$-

OPERATING EXPENSES
Research and Development	3,955,020	864,160
General and administrative	1,180,235	53,824
Stock based Compensation	1,778,223	76,558
Depreciation and amortization	26,442	4,734

TOTAL OPERATING EXPENSES	6,939,920	999,276

OTHER INCOME (EXPENSE)
Interest Expense	(5,691)	(22,829)
Interest Income	9,047	13
Change in fair value of derivative liabilities	720,834	-
Other Income	18,275	-

TOTAL OTHER INCOME (EXPENSE)	742,465	(22,816)

NET LOSS	$(6,197,455)	$(1,022,092)

Basic and diluted net loss per share	$(0.27)	$(0.08)

Weighted average number of shares outstanding, basic and diluted	23,082,807	12,035,571

See accompanying notes to consolidated financial statements.

F-4

CÜR MEDIA, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance January 1, 2013	10,261,203	$1,026	$4,011,121	$(4,514,052)	$(501,905)

Issuance of Common Stock	2,852,829	285	836,515		836,800
Stock Compensation Expense			76,558		76,558
Net Loss				$(1,022,092)	(1,022,092)
Balance, December 31, 2013	13,114,032	$1,311	$4,924,194	$(5,536,144)	$(610,639)

Issuance of Common Stock for Pre-contribution	209,755	21	61,505		61,526
Issuance of Common Stock for warrant exercise	186,091	19	99,675		99,694
Issuance of Common Stock from PPO	9,680,300	968	3,619,996		3,620,964
Side Sale Agreement	1,379,631	138	1,379,493		1,379,631
Issuance of Common Stock for option exercise	9,554	1	382		383
Issuance of Common Stock for consulting services	350,000	35	349,965		350,000
Accumulated Deficit Recapitalization			(5,536,144)	5,536,144	-
Stock Compensation Expense			398,569		398,569
Net Loss				(6,197,455)	(6,197,455)

Balance, December 31, 2014	24,929,363	$2,493	$5,297,635	$(6,197,455)	$(897,327)

See accompanying notes to consolidated financial statements.

F-5

CÜR MEDIA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(6,197,455)	$(1,022,092)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	26,442	4,734
Non-cash stock compensation expense	1,778,223	76,558
Share based consulting services	258,333	-
Warrant Liability	(720,834)	-
Changes in assets and liabilities
Prepaid Expenses	(46,638)	(21,811)
Other Current Assets	-	3,577
Accounts Payable	209,043	(40,926)
Accrued Liabilities and Other Current Liabilities	(139,721)	177,986
Net cash used in operating activities	(4,832,607)	(821,974)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(67,109)	(2,581)
Net cash used in investing activities	(67,109)	(2,581)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	(174,953)	(12,245)
Proceeds from issuance of common stock and warrants	8,303,607	836,800
Net cash provided by financing activities	8,128,654	824,555

NET INCREASE IN CASH	3,228,938	-

CASH, BEGINNING OF YEAR	-	-

CASH, END OF THE YEAR	$3,228,938	$-

See accompanying notes to consolidated financial statements.

F-6

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1 - Summary of Business and Basis of Presentation

Organization and Business

CÜR Media, LLC (formerly known as Raditaz, LLC) ("Raditaz") was formed in Connecticut on February 15, 2008. On January 28, 2014, the members of Raditaz contributed their Raditaz membership interests (the "Contribution") to CÜR Media, Inc. (formerly known as Duane Street Corp.) (the "Company") in exchange for approximately 10,000,000 shares of the Company's common stock, which resulted in Raditaz being a wholly owned subsidiary of the Company. Each membership interest of Raditaz, at the time of the Contribution was automatically converted into shares of the Company's common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of the Company's common stock outstanding immediately thereafter. The Contribution is considered to be a recapitalization of the Company which has been retrospectively applied to these financial statements for all periods presented. In connection with the recapitalization, the accumulated deficit of $5,536,144 from the period from February 15, 2008 (inception) through the date of the Contribution was reclassified to additional paid-in-capital.

As a result of the Contribution, the Company changed its business focus to the business of Raditaz, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices. The Company is currently developing CUR, a hybrid internet radio and on-demand music streaming service.

Basis of Presentation

The accompanying consolidated financial statements include the activities of CÜR Media, Inc. and its wholly owned subsidiary, CÜR Media, LLC. All intercompany transactions have been eliminated in these consolidated financial statements.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Any reference to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification and ASUs of the FASB. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, our management evaluates its estimates, which include, but are not limited to, estimates related to accruals, stock-based compensation expense, warrants to purchase securities, and reported amounts of revenues and expenses during the reported period. We base our estimates on historical experience and other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Actual results may differ from those estimates or assumptions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Costs

All research and development costs, including costs to develop software used in the Company's applications, which do not meet the criteria for capitalization, are expensed when incurred. FASB ASC Topic 730 requires companies involved in research and development activities to capitalize non-refundable advance payments for such services pursuant to contractual arrangements because the right to receive those services represents an economic benefit. Such capitalized advances will be expensed when the services occur and the economic benefit is realized. There were no capitalized research and development services at December 31, 2014 or 2013.

F-7

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Property and equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Servers, computers and other related equipment	3 years

Office furniture and equipment	3-5 years

Leasehold improvements	Shorter of the estimated useful life of 5 years or the lease term

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

Recently Issued Accounting Standards In June 2014 the FASB issued ASU 2014-10 regarding development stage entities. The ASU removes the definition of development stage entity, as was previously defined under generally accepted accounting principles in the United States (U.S. GAAP), from the accounting standards codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, the ASU eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of income, cash flow and stockholders' equity, (ii) label the financial statement as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The Company early adopted the ASU effective this year.

Stock Compensation

Stock-based payments made to employees, including grants of stock options, are recognized in the statements of operations based on their estimated fair values. The Company recognizes stock-based compensation for awards granted that are expected to vest, on a straight-line basis using the single-option attribution method over the service period of the award, which is generally four years. The Company generally estimates the fair value of employee stock options using the Black-Scholes valuation model. The determination of the fair value of a stock-based award is affected by the deemed fair value of the underlying share price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company's stock price over the term of the award, the estimated period of time that the Company expects employees to hold their stock options and the expected dividend rate.

Stock-based payments made to non-employees, including grants of stock options, are recognized in the statements of operations based on their estimated fair values. The fair value of these options will be re-measured on each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

F-8

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Derivative Liabilities

We do not use derivative instruments to hedge exposure to cash flow, market, or foreign currency risks; however we have warrants that contain embedded derivatives. We account for stock warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreement. Stock warrants that allow for cash settlement or provide for certain modifications of the warrant exercise price are accounted for as derivative liabilities. The estimated fair values of the warrant liabilities were determined using a Black-Scholes option pricing model which takes into account the probabilities of certain events occurring over the life of the warrants. The derivative liabilities are adjusted to their estimated fair values at each reporting period, with any decrease or increase in the estimated fair value being recorded in other income (expense).

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2014, the Company's cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

Uncertain Tax Positions

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements. The tax period that is subject to examination by major tax jurisdictions is three years ended December 31, 2013, for which the tax returns have been filed.

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as selling, general and administrative expense when assessed.

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

F-9

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Note 2 - Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company's ability to continue as a going concern.

The Company incurred a net loss of $6,197,455 and $1,022,092 in the years ending December 31, 2014 and 2013, respectively. The Company is currently developing CUR, a hybrid internet radio and on-demand music streaming service and has not generated material revenue from operations and anticipates needing additional capital prior to launching CÜR to execute the current operating plan. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

The Company has initiated an offer to amend warrants to purchase an aggregate of 9,680,355 shares of the Company's c ommon s tock and may raise as much as $4,261,000 in gross proceeds from the exercise of the warrants (See Note 13). There is no assurance that all of the warrant holders will participate in the warrant tender offer. In addition, based on management projections, the Company contemplates raising an additional $15-$20 million concurrent with the planned launch of CÜR, to implement the business plan, market CÜR Music, provide content license costs, and for general working capital. This fundraising has not yet begun, and no specific terms have been set. The Company plans to launch CÜR Music's streaming product and platform in later in 2015.

Management believes that it will be successful in obtaining sufficient financing to execute its operating plan. However, no assurances can be provided that the Company will secure additional financing or achieve and sustain a profitable level of operations. To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Note 3 - Risks and Uncertainties

The Company operates in an industry that is subject to rapid technological change and intense competition. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

F-10

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4 - Property and Equipment

Property and equipment consisted of the following:

	For the Year Ended December 31,
	2014	2013

Servers, computers and other related equipment	$89,082	$25,214
Office furniture	7,915	$5,374
Leasehold Improvements	10,839	$10,139
Total property and equipment	107,836	40,727

Less accumulated depreciation	63,624	37,182

Total Property and Equipment	44,212	3,545

Depreciation expenses totaled $26,442 and $4,734 for the years ended December 31, 2014 and 2013, respectively. No impairments of property and equipment occurred or were recognized during the fiscal years ended December 31, 2014 and 2013.

Note 5 - Debt Instruments

On February 28, 2012, the Company entered into a convertible promissory drawdown note ("CI Note") with Connecticut Innovations Incorporated ("CT Innovations") for up to $150,000. The CI Note bore interest at 12% per annum, and was due on February 28, 2014. As of December 31, 2013 the Company had $150,000 in principal recorded as Note Payable in the long-term and short-term liability section of the Company's balance sheet. The CI Note was secured by a first priority security interest on all assets of the Company. Under the terms of the agreement, the CI Note was repaid in full with accrued interest on February 28, 2014.

On June 19, 2012, the Company entered into a promissory note ("State of CT Note") with the State of Connecticut Department of Economic and Community Development ("CT DECD") for up to $100,000. The State of CT Note bears interest at 2.5% per annum. Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments. The full principal and all accrued interest are due and payable on June 19, 2017. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of December 31, 2014 and 2013, the Company had $37,180 and $62,755 in principal recorded as Note Payable in the long-term sections of the Company's balance sheet, respectively and $25,622 and $25,000 in short-term liability, respectively.

F-11

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 6 - Derivative Liabilities

The PPO and agent warrants described in Note 8 qualify for derivative classification due to the price protection provisions on the exercise price. The initial fair value of these liabilities was recorded as an increase to derivative liabilities and a decrease in additional paid in capital as the warrants were issued in connection with the closings under the private placement offerings. The fair value of these liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments included in other income or expenses.

The table below sets forth a summary of changes in the fair value of the Company's Level 3 financial liabilities for the period ended December 31, 2014.

December 31, 2014

Balance at the beginning of period	$-

Addition of new derivative liabilities (warrants)	4,521,063

Change in fair value of warrants	(720,834)

Balance at the end of the period	$3,800,229

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities as their fair values were determined using the Black-Scholes option pricing model based on various assumptions. The model incorporates the price of a share of the Company's common stock, volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The weighted average per-share fair value of each common stock Warrant of $0.425 and $0.357 was determined on the date of grant and at December 31, 2014, respectively, using the Black-Scholes pricing model using the following weighted average assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At issuance	67.62%	1.59%	0%	5.00%
At December 31, 2014	65.70%	1.65%	0%	4.15%

Note 7 - Related Party Transactions

The Company's Chief Executive Officer paid personally certain expenses of the Company totaling $24,235 at December 31, 2013 which was reported as other current liabilities and was repaid in 2014. There were no related party transactions for the period ended December 31, 2014.

F-12

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 8 - Common Stock Warrants

At December 31, 2013, the Company had warrants outstanding to purchase 1,227,656 shares of the Company's common stock at $0.54 per share. Warrants to purchase 186,091 shares of common stock were exercised on January 17, 2014 for proceeds of $99,694. Prior to the Contribution of the Raditaz membership interests discussed above, the remaining warrants exercisable into 1,041,565 underlying shares were cancelled.

Concurrently with the closings of the Contribution and the private placements the Company issued warrants with respect to an aggregate of 9,680,300 underlying common shares to the investors in the PPO. Each warrant has a term of five years to purchase one share of common stock at $2.00 per share. The PPO warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which are subject to customary exceptions.

In addition, the placement agent in the PPO, and its sub-agents, received warrants exercisable for a period of five years to purchase a number of shares of common stock equal to 10% of the number of shares of common stock sold to investors introduced by it, with a per share exercise price of $1.00. As a result of the foregoing, the placement agent in the PPO, and its sub-agents, was issued warrants with respect to an aggregate of 968,034 underlying shares of the Company's common stock. common stock Warrant activity during the twelve months ended December 31, 2014 was as follows:

	Common Warrants Outstanding
	Warrants Outstanding	Weighted-Average Exercise Price

Balance as of December 31, 2013	1,227,656	0.54
Granted	10,648,389	1.91
Cancelled/Forfeited	(1,041,565)	0.54
Exercised	(186,091)	0.54
Balance as of December 31, 2014	10,648,389	$1.91

The weighted average per-share fair value of each common stock Warrant issued during 2014 was determined on the date of grant using the Black-Scholes pricing model (see Note 6).

Note 9 – Common Stock

Prior to the Contribution, the Company raised $61,526 by issuing 209,755 shares of the Company's common stock at a price per share of $0.29. Additionally, on January 17, 2014 the Company issued 186,091 shares of common stock for proceeds of $99,694 in connection with the exercise of warrants.

On January 28, 2014, the members of Raditaz, contributed their Raditaz membership interests to the Company in exchange for approximately 10,000,000 shares of the Company's common stock, which resulted in Raditaz being a wholly owned subsidiary of the Company. Each membership interest of Raditaz, at the time of Contribution were automatically converted into shares of the Company's common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution was converted into approximately 10,000,000 shares of common stock outstanding immediately thereafter. This conversion has been retrospectively presented in the financial statements.

F-13

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Concurrently with the closing of the Contribution and in contemplation of the Contribution, the Company held a closing of its private placement offering ("PPO") of 4,075,036 units of its common stock, at a price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,075,036. Each unit was comprised of one share of common stock and a warrant to purchase one share of the Company's common stock. Each warrant carries a term of five years. An aggregate of 4,075,036 units were sold in the initial closing of the PPO with a total of 4,482,539 warrants issued, as discussed in Note 8.

On March 14, 2014, the Company consummated a second closing (the "Second Closing") of the PPO, in connection with which the Company issued and sold 4,635,019 additional units, at a purchase price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $4,635,019. Each unit was comprised of one share of common stock and a warrant to purchase one share of the Company's common stock. Each warrant carries a term of five years. An aggregate of 4,635,019 units were sold in the second closing of the PPO with a total of 5,098,520 warrants issued, as discussed in Note 8.

On March 28, 2014, the Company consummated a third and final closing of the PPO, in connection with which the Company issued and sold 970,300 additional units at the PPO Price of $1.00 per unit, for gross proceeds (before deducting commissions and expenses of the PPO) of $970,245. Each unit was comprised of one share of common stock and a warrant to purchase one share of the Company's common stock. Each warrant carries a term of five years. An aggregate of 970,300 units were sold in the third and final closing of the PPO with a total of 1,067,330 warrants issued, as discussed in Note 8.

As a result of the three closings of the PPO discussed above, a total of 9,680,355 shares of common stock were issued. Gross Proceeds were received of approximately $9,680,000, before deducting placement agent fees and expenses of the 2014 PPO of approximately $1,500,000. As of December 31, 2014, warrants entitle their holders to purchase 9,680,355 shares of the Company's common stock, with a term of five years and an exercise price of $2.00 per share and broker warrants entitle their holders to purchase 968,034 shares of the Company's common stock, with a term of five years and an exercise price of $1.00 per share.

Prior to the Contribution, eleven stockholders of the Company ("Pre-Contribution Transaction Stockholders"), entered into an agreement with the Company ("Side Sale Agreement") pursuant to which they agreed to cancel a portion of their shares after the initial PPO such that the aggregate number of shares they collectively held following such cancellation would be equal to 19.9% of the total outstanding shares of the Company's common stock. Subsequent to the initial PPO, approximately 715,280 shares were cancelled in connection with the Side Sale Agreement. Terms included in the agreement discussed the issuance of additional shares to the shareholders in the event there were additional closings of the PPO following the initial closing so as to maintain their 19.9% common stock ownership position, in the aggregate. As a result of the second and third closing, an aggregate of approximately 1,379,631 restricted shares of common stock were issued to the Pre-Contribution Transaction Stockholders (the "Adjustment Shares"). The Company recorded $1,379,631 of stock based compensation expense in connection with the issuance of the shares with a fair value per share of $1.00.

On March 25, 2014 the Company entered into a contract with a consultant pursuant to which the Company was to issue shares to the consultant in exchange for advisory services. On June 4, 2014 the contract was mutually terminated and the consultant agreed to forfeit any shares he may have been entitled to under the agreement.

F-14

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

On September 29, 2014 the Company entered into a contract with a consultant pursuant to which the Company issued shares in exchange for advisory services. Pursuant to the services agreement the Company was obligated to issue 250,000 shares of restricted common stock, par value $0.0001 per share, in prepayment of services to be provided under the agreement. These shares were issued on September 29, 2014 at a cost basis of $1.00 per share.

On December 17, 2014 the Company entered into a contract with a consultant pursuant to which the Company issued shares in exchange for advisory services. Pursuant to the services agreement the Company was obligated to issue 100,000 shares of restricted common stock, par value $0.0001 per share, in prepayment of services to be provided under the agreement. These shares were issued on December 17, 2014 at a cost basis of $1.00 per share. Approximately $92,000 of the expense is considered a prepaid expense on the balance sheet of the Company at December 31, 2014.

Note 10 - Stock-based Compensation Plans and Awards

Stock Compensation Plans

In November 2008, the board of directors of the Company adopted the 2008 Restricted Units Plan, as amended (the "2008 Plan"). The 2008 Plan provides for the issuance of restricted common shares ("options").

Under the 2008 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company's options grants include a right to repurchase a terminated individual's options at a repurchase price equal to the lower of the exercise price or the fair value of the stock options at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason.

Upon closing of the Contribution (discussed above), the board of directors of the Company adopted, and the stockholders approved, the 2014 Equity Incentive Plan (the "2014 Plan") which provided for the issuance of equity awards of up to 4,000,000 shares of common stock to officers, key employees, consultants and directors. Upon effectiveness of the Contribution, 6,500,000 options outstanding under the 2008 Plan were exchanged for an aggregate of (i) approximately 1,339,728 non-statutory stock options to purchase shares of the Company's common stock at an average exercise price of approximately $0.22 per share, and (ii) approximately 316,331 restricted stock awards (of which approximately 221,863 were fully vested and represented approximately 221,863 issued and outstanding shares of the Company's common stock).

On April 21, 2014, the 2014 Plan was amended to increase the total number of shares of common stock reserved for issuance thereunder from 4,000,000 to 4,250,000.

On October 8, 2014, the 2014 Plan was amended to increase the total number of shares of common stock reserved for issuance thereunder from 4,250,000 to 4,400,000.

Under the 2014 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

F-15

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Stock Options

Option activity during the years ended December 31, 2014 and 2013 was as follows:

	Options Outstanding
	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance as of January 1, 2013	1,251,633	$0.17	6.3
Granted	126,948	$0.71
Cancelled/Forfeited	(28,662)	$0.04
Repurchased	(10,191)	$0.35
Balance as of December 31, 2013	1,339,728	$0.22	6.0
Exercisable December 31, 2013	886,545	$0.22
Granted	2,657,921	$1.00
Cancelled/Forfeited	(325,000)	$1.00
Exercised	(9,554)	$0.04
Balance as of December 31, 2014	3,663,095	$0.69	7.7
Exercisable December 31, 2014	1,165,783	$0.28

Summary information regarding the options outstanding and exercisable at December 31, 2014 is as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding (in shares)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable (in shares)	Weighted Average Exercise Price

$ .04 -.60	1,223,938	7.32	0.05	934,546	0.06

.61- 1.20	2,380,889	9.12	1.00	172,968	0.97

$ 1.21- 1.77	58,268	5.01	1.77	58,269	1.77

	3,663,095			1,165,783

F-16

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Valuation of Awards

Under ASC 718, the weighted average grant date fair value of options granted was $0.61 and $0.12 for options granted in 2014 and 2013, respectively. The per-share fair value of each option was determined on the date of grant using the Black-Scholes model using the following weighted average assumptions:

	Fiscal Year Ended December 31,
	2014	2013
Exercise Price	1.00	0.43
Expected life (years)	6.11	6.40
Risk-free interest rate	1.62%	1.30%
Expected volatility	67.39%	71.98%
Expected dividend yield	0%	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Expected volatility is based on historical volatility of peer companies in the Company's industry that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its common stock.

Options to Non-Employees

The per-share fair value of options granted to non-employees is determined on the date of grant using the Black- Scholes option pricing model with the same assumptions as those used for employee awards with the exception of expected term. The expected term for non-employee awards is the contractual term of 10 years.

As of December 31, 2014 and 2013 a total of 319,013 and 234,968 options issued to non-employees were outstanding, respectively, and 303,061 and 172,550, respectively, were vested.

During the years ended December 31, 2014 and 2013, the Company recorded $91,076 and $3,210 respectively, in stock-based compensation expenses related to option grants made to non-employees. As of December 31, 2014, total compensation cost related to stock options granted to non-employees but not yet recognized, was $7,132 which the Company expects to recognize over a weighted-average period of approximately 1.22 years. The fair value of these options will be re-measured each reporting date until the options vest. The re-measured fair value will be recognized as compensation expense over the remaining vesting term of the options.

Stock-based Compensation Expense

As of December 31, 2014, total compensation cost related to stock options granted, but not yet recognized, was $89,422 which the Company expects to recognize over a weighted- average period of approximately 1.8 years. Stock-based compensation expenses related to all employee and non-employee stock-based awards for the years ended December 31, 2014 and 2013 were $398,569 and $76,558, respectively.

F-17

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Restricted Stock Awards

The Company has issued restricted stock awards with respect to 316,331 underlying shares under the 2008 Plan. The restricted stock awards vested over a term of four years with 25% per year. As of December 31, 2014 and 2013, 269,093 and 221,858 restricted common shares were outstanding but not yet issued under these awards, respectively. The Company is obligated to issue these awards upon request by the holder of the award. During each year ended December 31, 2014 and 2013, the Company recorded stock based compensation of $1,854 which the Company expects to recognize over a weighted average period of less than one year.

Note 11 - Income Taxes

Prior to January 28, 2014 the Company's wholly owned subsidiary, CÜR Media, LLC was a limited liability company, accordingly no provision for income taxes has been made in the accompanying financial statement for the period from January 1, 2013 until January 28, 2014 as taxable income or losses are reportable on the tax returns of the members of the Company.

Prior to the Contribution, CÜR Media, Inc., formerly Duane Street, Inc., filed corporate income tax returns.

Income tax provision (benefit) for the year ended December 31, 2014 is summarized below:

2014

Net operating loss carryforwards - Federal	$1,465,106
Net operating loss carryforwards - State	412,744
Stock-based compensation	254,502
Other temporary differences	19,258
Totals	2,151,610
Less valuation allowance	(2,151,610)
Deferred tax assets	$-

As of December 31, 2014 the Company had potentially utilizable Federal and state net operating loss tax carryforwards of approximately $6,101,510. The net operating loss tax carryforwards will start to expire in 2033.

The utilization of the Company's net operating losses may be subject to limitation due to the "change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss carryforwards before their utilization.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences as of December 31, 2014 are as follows:

2014
Statutory Federal tax rate	34.0%
State income tax rate (net of Federal)	4.4%
Other permanent differences	(3.8)%
Effect of valuation allowance	(34.6)%
Effective tax rate	0.0%

F-18

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In accordance with ASC 740, at December 31, 2014 the Company determined that a valuation allowance should be recognized against deferred tax assets because, based on the weight of available evidence, it is more likely than not (i.e. greater than 50% probability) that some portion or all of the deferred tax asset may not be realized in the future. The Company recognized a reserve of 100% of the amounts of the deferred tax assets in the amount of $2,151,610.

Management believes that the Company does not have any tax positions that will result in a material impact on the Company's financial statements because of the adoption of ASC740. However, management's conclusion may be subject to adjustment at a later date based on ongoing analyses of tax laws, regulations and related Interpretations. The Company will report any tax-related interest and penalties related to uncertain tax positions as a component of income tax expense.

There are open statues of limitations for taxing authorities in federal and state jurisdictions to audit the Company's tax returns from 2011 through the current period. There have been no income tax related interest or penalties assessed or recorded.

Note 12 - Commitments and Contingencies

Data License and Service Agreement with Rovi

On July 1, 2014 the Company entered into a licensing agreement acquiring the limited, non-exclusive, non- transferable right to use, display, communicate, reproduce and transmit the Licensors' data. On September 8 and September 18, a first amendment and second amendment to the data license and service agreement, respectively, were executed which expanded the original license agreement to include custom development of search and voice capabilities. The licensing agreement remains in effect through and including March 14, 2017. The Company has the option to extend the term of this agreement for additional 1 year periods.

During the term of the licensing agreement and as consideration for the grant of rights and license of the Licensors' data, the Company agreed to pay the Licensor a monthly minimum charge during the development period which is the period where data will be used for internal, non-public, non-commercial uses. In addition, the Company has agreed to pay a minimum per month during the first initial term, subsequent to launch date until March 14, 2016. For each subsequent term, consideration paid will depend on the number of subscribers of the Licensee property.

As of December 31, 2014, the Company has paid the Licensor $139,500.

Zuora

On July 31, 2014 the Company entered into a limited license agreement which provides the Company non-exclusive, non-transferable worldwide limited license to use the online integrated subscription management, billing, and data analysis services. The initial order form covered the implementation and development period ending October 31, 2014. In addition, the Company has agreed to an initial 36 month service term, subsequent to implementation.

As of December 31, 2014, the Company has paid $42,901.

F-19

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

MediaNet Digital, Inc.

On November 10, 2014 the Company entered into a service agreement which provides the Company with a catalog of sound recordings and metadata which enables and provides for the delivery of sound recordings to end users of the Company's application. The agreement remains in effect for a period of three years following the effective date of November 7, 2014. The agreement will automatically renew for successive one year terms unless terminated by MediaNet or the Company.

The Company will pay a set-up fee. In addition, the Company will pay a monthly technology licensing fee during the initial term, a monthly usage fee and will pay for any additional professional services and technical assistance or customization.

As of December 31, 2014, the Company has paid $25,000 to MediaNet.

Minimum payments related to the previously described contracts is summarized as follows:

Twelve Months Ended December 31,	Total

2015	595,706	*

2016	797,388	*

2017	821,399	*

_________________

*	Additional contract terms include per subscriber, stream or percentage of revenue charges.

Note 13 - Subsequent Events:

Offer to Amend and Exercise Warrants to Purchase Common Stock

On March 9, 2015 the Company offered to amend warrants to purchase an aggregate of 9,680,355 shares of common stock (the "Offer to Amend and Exercise"), including outstanding warrants to purchase 9,680,355 shares of the Company's common stock (the "Warrant Shares") issued to investors participating in the Company's private placement financings closed on January 28, 2014, March 14, 2014, and March 28, 2014 (the "PPO Warrants"). The Company initially issued a total of 9,680,355 PPO Warrants, none of which have been exercised as of December 31, 2014. As a result, 9,680,355 of the PPO Warrants were and are included in the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, for those who elect to participate, the PPO Warrants will be amended (the "Amended Warrants" ) to: (i) reduce the exercise price of the PPO Warrants from $2.00 per share to $0.50 per share of common stock in cash, (ii) shorten the exercise period so that the Amended Warrants expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on April 6, 2015, as may be extended by the Company in its sole discretion, or as required by applicable law (the "Expiration Date"), (iii) eliminate the anti-dilution provisions contained in the PPO Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time ninety (90) days after the Expiration Date (the "Lock-Up Period"); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

F-20

CÜR MEDIA, INC.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

In addition to the PPO Warrants, there are outstanding warrants to purchase an aggregate of 968,034 shares of the Company's common stock comprised of warrants issued to the placement agent and its sub-agents in the Company's PPO Unit Offering.

The PPO Agent Warrants contain the same price-based weighted-average anti-dilution and price protection provisions as the PPO Warrants. Like the PPO Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the thereof. Separate and apart from the Offer to Amend and Exercise, the Company intends to seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants. There can be no assurance that the Company will be successful in obtaining the consent of the holders of the PPO Agent Warrants.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the PPO Warrants to help the Company reduce its outstanding warrant liability and to provide funds to support the Company's operations by providing the holders of the PPO Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the PPO Warrants.

Regardless of whether a holder elects to participate in the Offer to Amend and Exercise, the Holder may nevertheless consent to the amendment to the PPO Warrants to remove the anti-dilution provisions contained in the outstanding PPO Warrants (the "Anti-Dilution Amendment").

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their PPO Warrants. If a holder chooses not to participate in the Offer to Amend and Exercise, the holder's PPO Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share and will retain in all respects their original terms and provisions.

Warrant agent commission

Katalyst Securities, LLC has been appointed by the Company as warrant agent for the Offer to Amend and Exercise (the "Warrant Agent"). The Warrant Agent will receive a fee equal to 10% of the cash exercise price paid by holders of the PPO Warrants who participate in the Offer to Amend and Exercise. In addition, the Company will deliver warrants to the Warrant Agent to purchase a number of shares of common stock equal to 10% of the number of PPO Warrants exchanged and exercised in the Offer to Amend and Exercise at an exercise price of $0.50 per share for a term of five (5) years with no anti-dilution rights. The Company has also agreed to reimburse the Warrant Agents for their legal fees and expenses in the aggregate amount of $20,000 and their reasonable out-of-pocket expenses. The Warrant Agents must obtain the Company's prior approval for any expenses in the aggregate in excess of $2,500 for each Warrant Agent.

Other closing costs

Other closing costs of $75,000 are expected to be incurred to complete the Offer to Amend and Exercise.

F-21

CÜR MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$34,421	$3,228,938
Prepaid expenses	70,761	166,140
Other current assets	75,984	3,000
TOTAL CURRENT ASSETS	181,166	3,398,078

Property and equipment, net	41,236	44,212

TOTAL ASSETS	$222,402	$3,442,290

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILIITES
Accounts payable	$1,169,095	$379,880
Accrued liabilities and other current liabilities	118,419	96,706
Note payable, short-term	26,106	25,622
Derivative liabilities	619,066	3,800,229
TOTAL CURRENT LIABILITIES	1,932,686	4,302,437

Notes payable, long-term	15,426	37,180
TOTAL LONG TERM LIABILITIES	15,426	37,180

TOTAL LIABILITIES	1,948,112	4,339,617

STOCKHOLDERS' DEFICIENCY
Preferred stock (.0001 par value, 10,000,000 shares authorized, none issued or outstanding as of September 30, 2015 or December 31, 2014)	-	-
Common stock (.0001 par value, 300,000,000 shares authorized, 31,720,247 and 24,929,363 issued at September 30, 2015 and December 31, 2014, respectively and 32,001,442 and 25,198,456 outstanding at September 30, 2015 and December 31, 2014, respectively)	3,171	2,493
Additional paid-in-capital	10,110,812	5,297,635
Accumulated deficit	(11,839,693)	(6,197,455)
TOTAL STOCKHOLDERS' DEFICIENCY	(1,725,710)	(897,327)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$222,402	$3,442,290

See accompanying notes to unaudited condensed consolidated financial statements.

F-22

CÜR MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES
Research and development	1,902,871	1,115,554	5,469,040	2,732,997
General and administrative	570,379	530,972	1,394,403	964,307
Stock based compensation	(7,536)	107,443	166,269	1,620,736
Depreciation and amortization	5,172	9,220	22,232	16,712

TOTAL OPERATING EXPENSES	2,470,886	1,763,189	7,051,944	5,334,752

OTHER INCOME (EXPENSE)
Interest expense	(329)	(448)	(2,219)	(5,282)
Interest income	887	3,000	5,731	5,554
Extinguishment of derivative liabilities	-	-	(464,686)	-
Other income	-	18,274	-	18,274
Change in fair value of derivative liabilities	136,306	9,196	1,870,880	491,096

TOTAL OTHER INCOME (EXPENSE)	136,864	30,022	1,409,706	509,642

NET LOSS	$(2,334,022)	$(1,733,167)	$(5,642,238)	$(4,825,110)

Basic and diluted net loss per share	$(0.07)	$(0.07)	$(0.19)	$(0.22)

Weighted average number of shares outstanding basic and diluted	32,001,442	24,807,881	29,619,986	22,396,124

See accompanying notes to unaudited condensed consolidated financial statements.

F-23

CÜR MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(5,642,238)	$(4,825,110)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	22,232	16,712
Non-cash stock compensation expense	166,269	1,620,736
Share based consulting services	53,250	250,000
Change in fair value of derivative liabilities	(1,870,880)	(491,096)
Loss on Extinguishment of derivative liabilities	464,686	-
Changes in assets and liabilities
Prepaid expenses	95,378	25,535
Other current assets	(72,984)
Accounts payable	789,215	32,541
Accrued liabilities and other current liabilities	21,714	(156,255)
Net cash used in operating activities	(5,973,358)	(3,526,937)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(19,256)	(64,843)
Net cash used in investing activities	(19,256)	(64,843)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	(21,269)	(170,753)
Proceeds from issuance of common stock	2,819,366	8,303,225
Net cash provided by financing activities	2,798,097	8,132,472

NET INCREASE (DECREASE) IN CASH	(3,194,517)	4,540,692

CASH, BEGINNING OF PERIOD	3,228,938	-

CASH, END OF THE PERIOD	$34,421	$4,540,692

Supplemental disclosure of non-cash financing:
Reclassification of derivative liabilities to equity	$1,378,374	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-24

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Note 1 – Summary of Business and Basis of Presentation

Organization and Business

CÜR Media, LLC (formerly known as Raditaz, LLC) ("Raditaz") was formed in Connecticut on February 15, 2008. On January 28, 2014, the members of Raditaz contributed their Raditaz membership interests (the "Contribution") to CÜR Media, Inc. (formerly known as Duane Street Corp.) (the "Company") in exchange for approximately 10,000,000 shares of the Company's common stock $0.0001 par value per share ( "common stock"), which resulted in Raditaz being a wholly owned subsidiary of the Company. Each membership interest of Raditaz, at the time of the Contribution was automatically converted into shares of the Company's common stock, with the result that the 39,249,885 membership interests outstanding immediately prior to the Contribution were converted into approximately 10,000,000 shares of the Company's common stock outstanding immediately thereafter. The Contribution was considered to be a recapitalization of the Company which has been retrospectively applied to these financial statements for all periods presented. In connection with the recapitalization, the accumulated deficit of $5,536,144 from the period from February 15, 2008 (inception) and continuing through the date of the Contribution was reclassified to additional paid-in-capital.

As a result of the Contribution, the Company changed its business focus to the business of Raditaz, which is to develop and commercialize a streaming music experience for listening on the web and mobile devices. The Company is currently developing CÜR Music, a hybrid internet radio and on-demand music streaming service.

Basis of Presentation

The accompanying condensed consolidated financial statements include the activities of CÜR Media, Inc. and its wholly owned subsidiary, CÜR Media, LLC. All intercompany transactions have been eliminated in these consolidated financial statements.

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") for interim financial information and with the instructions to Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. In the opinion of the Company's management, the financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company's consolidated financial position for the periods presented.

Certain information in footnote disclosures normally included in the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and have been condensed or omitted pursuant to such principles and the financial results for the periods presented may not be indicative of the full year's results. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which we filed with the Securities and Exchange Commission ( " SEC") on March 31, 2015 ("Annual Report"), as updated in subsequent filings the company has made with the SEC .

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-25

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Significant Accounting Policies

Other than as disclosed below, there have been no material changes in the Company's significant accounting policies to those previously disclosed in the Company's Annual Report.

Earnings Per Share

Basic earnings per share ("EPS") is computed based on the weighted average number of shares of c ommon s tock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of c ommon s tock, plus the effect of dilutive potential common shares from outstanding stock options during the period using the treasury stock method. At September 30, 2015 and 2014, the number of shares underlying options and warrants that were anti-dilutive was approximately 8,843,017 shares and 14,491,484 shares, respectively.

Note 2 – Going Concern Uncertainty

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business and does not include any adjustments that might result from uncertainty about the Company's ability to continue as a going concern.

The Company incurred net losses since inception, including a net loss of $5,642,238 in the nine months ending September 30, 2015. The Company is currently developing CÜR Music, a hybrid internet radio and on-demand music streaming service, has not generated material revenue from operations, and anticipates needing additional capital prior to launching CÜR Music to execute the current operating plan. These factors raise a substantial doubt about the Company's ability to continue as a going concern.

The Company intends to raise an additional $15-20 million concurrent with the planned launch of CÜR Music to implement its business plan, market CÜR Music, provide content license costs, and for general working capital. Fundraising discussions have started, however no specific terms have been set. The Company plans to launch its CÜR Music's streaming product and platform later in 2015.

On October 20, 2015, October 26, 2015, and November 13, 2015 the Company closed on Securities Purchase Agreements (the "Purchase Agreements") with certain "accredited investors" (the "Buyers"), pursuant to which the Buyers purchased 12% Unsecured Convertible Promissory Notes of the Company (the "Notes") in the aggregate principal amount of $1,145,000 (the "Convertible Note Offering"). The aggregate gross proceeds to the Company were $1,145,000 (before deducting expenses related to the purchase and sale of the Notes of approximately $45,0 0 0) , of which $225,000 in proceeds were from members of the Board. The Company will use the net proceeds from the sale of the Notes to make prepayments to content owners, and for marketing expenses, working capital and general corporate purposes.

Management believes that it will be successful in obtaining sufficient financing to execute its operating plan. However, no assurances can be provided that the Company will secure additional financing or achieve and sustain a profitable level of operations. To the extent that the Company is unsuccessful in its plans, the Company may find it necessary to contemplate the sale of its assets and curtail operations.

Note 3 – Risks and Uncertainties

The Company operates in an industry that is subject to rapid technological change and intense competition. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, content licensing, regulatory and other risks including the potential for business failure.

F-26

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

A description of some of the risks and uncertainties that could affect our business appears in the section captioned "Risk Factors" in the Company's Annual Report as updated in subsequent filings we have made with the SEC . The risks and uncertainties described under "Risk Factors" are not exhaustive.

Note 4 - Debt Instruments

On June 19, 2012, the Company entered into a promissory note ("State of CT Note") with State of Connecticut Department of Economic and Community Development ("CT DECD") for up to $100,000. The State of CT Note bears interest at 2.5% per annum. Commencing on the thirteenth month following the loan date and continuing on the first day of each month thereafter principal and interest shall be payable in 48 equal, consecutive monthly installments. The full principal and all accrued interest are due and payable on June 19, 2017. The Company and CT DECD also entered into a security agreement whereby the State of CT Note is secured by all properties, assets and rights of the Company. As of September 30, 2015 and December 31, 2014, the Company had $15,426 and $37,180 in principal recorded as Note Payable in the long-term sections of the Company's balance sheet, respectively and $26,106 and $25,622 in notes payable short-term, respectively.

Note 5 – Derivative Liabilities

The PPO Warrants and Broker Warrants issued by the Company, and described in Note 7 qualif ied for derivative classification due to the price protection provisions on the exercise price. The initial fair value of these liabilities was recorded as an increase to derivative liabilities and a decrease in additional paid in capital as the warrants were issued in connection with the Company's private placement offering, for which clos ings occurred on January 28, 2014, March 14, 2014, and March 28, 2014 (the "2014 PPO").

In addition to the PPO Warrants, the Company has outstanding Broker Warrants to purchase an aggregate of 968,034 shares of the Company's c ommon s tock comprised of warrants issued to the placement agent and its sub-agents in the Company's 2014 PPO.

On March 9, 2015, the Company commenced an offer to amend and exercise the 2014 PPO Warrants to purchase an aggregate of 9,680,355 shares of its c ommon s tock (the "Offer to Amend and Exercise").

Pursuant to the Offer to Amend and Exercise, for those who elected to participate, the PPO Warrants would be amended (the "Amended Warrants" ) to: (i) reduce the exercise price of the PPO Warrants from $2.00 per share to $0.50 per share of c ommon s tock in cash, (ii) shorten the exercise period so that the Amended Warrants would expire concurrently with the expiration of the Offer to Amend and Exercise on April 6, 2015 (the "Expiration Date"), and (iii) eliminate the anti-dilution provisions contained in the PPO Warrants.

Regardless of whether a holder chose to participate in the Offer to Amend and Exercise, the holders were asked to consent to the amendment to the PPO Warrants to remove the anti-dilution provisions contained in the outstanding PPO Warrants (the "Anti-Dilution Amendment").

Holders were given the opportunity to elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their PPO Warrants. If a holder chose not to participate in the Offer to Amend and Exercise, the holder's PPO Warrants would remain in full force and effect, as originally issued with an exercise price of $2.00 per share, and would retain in all respects their original terms and provisions.

On April 6, 2015, the Company consummated the Offer to Amend and Exercise the PPO Warrants. Pursuant to the Offer to Amend and Exercise, PPO Warrants to purchase an aggregate of 6,467,004 shares of c ommon s tock at an exercise price of $0.50 per share were tendered by their holders and were amended and exercised in connection therewith for gross proceeds to the Company of $3,233,502 (before deducting placement agent fees and expenses of the Offer to Amend and Exercise of approximately $417,000).

F-27

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Effective on or prior to April 6, 2015, the Company and the holders of (a) 1,475,010 PPO Warrants, that chose not to participate in the Offer to Amend and Exercise ("Non-Participating Original Warrants"), and (b) all 968,300 Broker Warrants, approved an amendment to remove the price-based anti-dilution provisions in their warrants. As a result, the price-based anti-dilution provisions contained in these Non-Participating Original Warrants and Broker Warrants have been removed and were of no further force or effect as of April 6, 2015.

The warrant agent for the Offer to Amend and Exercise (the "Warrant Agent") was paid an aggregate commission of approximately $323,350 and was issued warrants to purchase an aggregate of 646,700 shares of the Company's c ommon s tock at an exercise price of $0.50 per share for a term of five (5) years ("Warrant Agent Warrants").

Certain securities the Company issued in the 2014 PPO have price-based anti-dilution protection, if, within twenty-four (24) months after the final closing of the 2014 PPO, the Company issues additional shares of c ommon s tock or c ommon s tock equivalents (subject to customary exceptions) for a consideration per share less than $1.00. Of the 9,680,355 original PPO Warrants, 1,738,341 still remain with these priced-based anti-dilution rights. With the consummation of the Offer to Amend and Exercise the PPO Warrants and the issuance of the Warrant Agent Warrants, the anti-dilution provisions were triggered and the non-participating warrant holders received, or are entitled to receive, (i) a reduction in the price of their PPO Warrants from $2.00 per share to $1.77 per share, (ii) an aggregate of 223,211 additional shares of c ommon s tock, and (iii) an aggregate of 223,211 additional warrants to purchase shares of c ommon s tock of the Company at an exercise price of $1.77 per share with terms identical to those of the original PPO Warrants.

The Company revalued the PPO Warrants and Broker Warrants on April 6, 2015, immediately prior to the Offer to Amend and Exercise, which resulted in a change in fair value recorded in other income (expense) in the condensed consolidated statement of operations. The Company applied extinguishment accounting and calculated the fair value of the consideration provided to extinguish the derivative liabilities including the modification of the warrants which resulted in a loss on extinguishment of derivative liabilities aggregating $464,686, which is included in other income (expenses) on the condensed consolidated statement of operations.

The table below sets forth a summary of changes in the fair value of the Company's Level 3 financial liabilities for the period ended September 30, 2015.

September 30, 2015

Balance at the beginning of year	$3,800,229

Addition of new derivative liabilities	68,091

Change in fair value of warrants	(1,870,880)

Extinguishment of derivative liabilities	(1,378,374)

Balance at the end of the period	$619,066

F-28

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities as their fair values were determined using the Black-Scholes option pricing model based on various assumptions. The model incorporates the price of a share of the Company's common stock, volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. Prior to May 2015, the expected volatility used in the valuation of the derivatives was based on historical volatility of publicly traded peer companies due to the limited trading history of the Company's c ommon s tock. During the second quarter of 2015, the expected stock price volatility for the Company's derivatives is based on the historical volatility since the date of the Company's 2014 PPO. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The weighted average per-share fair value of each common stock warrant of $0.357, $0.164 and $0.319 was determined at December 31, 2014, April 6, 2015 and September 30, 2015, respectively using the Black-Scholes pricing model using the following weighted average assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At December 31, 2014	65.70%	1.65%	0%	4.15
At April 6, 2015	65.22%	1.37%	0%	4.00
At September 30, 2015	111.24%	1.37%	0%	3.53

Note 6 – Common Stock

Prior to the Contribution (defined above), the Company raised $61,526 by issuing 209,755 shares of the Company's common stock at a price per share of $0.29. Additionally, on January 17, 2014 the Company issued 186,091 shares of common stock for proceeds of $99,694 in connection with the exercise of warrants.

As a result of the three closings of the 2014 PPO on January 28, March 14, and March 28, 2014, a total of 9,680,355 shares of c ommon s tock were issued. Proceeds were received of approximately $9,680,000, before deducting placement agent fees and expenses of the 2014 PPO of approximately $1,500,000. PPO Warrants were issued that entitled their holders to purchase 9,680,355 shares of the Company's c ommon s tock, with a term of five years and an exercise price of $2.00 per share, and Broker Warrants were issued that entitled their holders to purchase 968,034 shares of the Company's c ommon s tock, with a term of five years and an exercise price of $1.00 per share. See Note 5 for discussion on modification of the warrants under the Offer to Amend and Exercise.

As discussed in Note 5, certain securities the Company issued in the 2014 PPO have price-based anti-dilution protection, if, within twenty-four (24) months after the final closing of the 2014 PPO, the Company issues additional shares of c ommon s tock or c ommon s tock equivalents (subject to customary exceptions) for a consideration per share less than $1.00. Of the 9,680,355 original PPO Warrants, 1,738,341 still remain with these priced-based anti-dilution rights. With the consummation of the Offer to Amend and Exercise the PPO Warrants, and the issuance of the Warrant Agent Warrants to the Warrant Agent, the anti-dilution provisions were triggered and the non-participating warrant holders received, or are entitled to receive, (i) a reduction in the price of their PPO Warrants from $2.00 per share to $1.77 per share, (ii) an aggregate of 223,211 additional shares of c ommon s tock, and (iii) an aggregate of 223,211 additional warrants to purchase shares of c ommon s tock of the Company at an exercise price of $1.77 per share.

Prior to the Contribution, eleven stockholders of the Company ("Pre-Contribution Transaction Stockholders"), entered into an agreement with the Company ("Side Sale Agreement") pursuant to which they agreed to cancel a portion of their shares after the initial closing of the 2014 PPO such that the aggregate number of shares they collectively held following such cancellation would be equal to 19.9% of the total outstanding shares of the Company's common stock . Subsequent to the initial closing of the 2014 PPO, approximately 715,280 shares were cancelled in connection with the Side Sale Agreement. Terms included in the Side Sale Agreement provided for the issuance of additional shares to the Pre-Contribution Transaction Stockholders in the event there were additional closings of the 2014 PPO following the initial closing so as to maintain their 19.9% common stock ownership position, in the aggregate. As a result of the second and third closings of the 2014 PPO, an aggregate of approximately 1,379,631 restricted shares of common stock were issued to the Pre-Contribution Transaction Stockholders (the "Adjustment Shares"). The Company recorded $1,379,631 of stock based compensation expense during the nine months ended September 30, 2014 in connection with the issuance of the Adjustment Shares with a fair value per share of $1.00.

F-29

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

On September 29, 2014 the Company entered into a contract with a consultant pursuant to which the Company issued shares in exchange for advisory services. Pursuant to the services agreement with the consultant the Company was obligated to issue 250,000 shares of restricted common stock in prepayment of services to be provided under the agreement. These shares were issued on September 29, 2014 at a fair value of $1.00 per share.

On December 17, 2014 the Company entered into a contract with a consultant pursuant to which the Company issued shares in exchange for advisory services. Pursuant to the services agreement with the consultant the Company was obligated to issue 100,000 shares of restricted common stock in prepayment of services to be provided under the agreement. These shares were issued on December 17, 2014 at a fair value of $1.00 per share. Approximately $17,000 of the expense is considered a prepaid expense on the balance sheet of the Company at September 30, 2015.

On February 28, 2015 the company entered into a contract with a consultant pursuant to which the Company issued shares in exchange for providing investor relations services provided by the consultant . Pursuant to the services agreement with the consultant, the Company was obligated to issue 25,000 shares of restricted common stock in prepayment of services to be provided under the agreement. These shares were issued on February 28, 2015 at a fair value of $1.00 per share.

On December 29, 2014, the Company entered into a contract with an executive recruiter pursuant to which the Company was obligated to issue shares in connection with the identification and subsequent hiring of a candidate for an executive position. The Company was obligated to issue shares of restricted c ommon s tock equivalent to $28,250. On March 30, 2015, 44,699 shares of restricted c ommon s tock were issued at a 10-day weighted average value of $0.63 per share.

On May 26, 2015, the Board of Directors (the "Board") approved and authorized the Company to effect a reverse stock split (the "Reverse Stock Split") at a ratio of not less than 1-for-5 and not more than 1-for-15 (the "Reverse Split Ratio"), the exact Reverse Split Ratio for the Reverse Stock Split to be determined by the Board in its sole discretion based upon the market price of the Company's c ommon Stock on the date of such determination, and with such Reverse Stock Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the sole purpose of such Reverse Stock Split is to attempt to obtain a listing on Nasdaq or the NYSE. At a Special Meeting of Stockholders held August 11, 2015, the Company's stockholders approved a proposal to give the Board discretion to effect the Reverse Stock Split within the Reverse Split Ratio.

Note 7 – Common Stock Warrants

Concurrent with the closings of the Contribution and the 2014 PPO, discussed above, the Company issued PPO warrants with respect to an aggregate of 9,680,355 underlying common shares to the investors in the 2014 PPO (the "PPO Warrants") . Each PPO Warrant has a term of five years to purchase one share of common stock at $2.00 per share. The PPO Warrants have weighted average anti-dilution and price protection, and a cashless exercise provision, which were subject to customary exceptions.

In addition, the placement agent in the 2014 PPO, and its sub-agents, received warrants exercisable for a period of five years to purchase a number of shares of common stock equal to 10% of the number of shares of common stock sold to investors if introduced to the 2014 PPO, with a per share exercise price of $1.00 (the "Broker Warrants"). As a result of the foregoing, the placement agent in the 2014 PPO, and its sub-agents, were issued Broker Warrants with respect to an aggregate of 968,034 underlying shares of the Company's common stock .

On April 6, 2015, the Company consummated the Offer to Amend and Exercise the PPO Warrants. Pursuant to the Offer to Amend and Exercise, PPO Warrants to purchase an aggregate of 6,467,004 shares of c ommon s tock were tendered by their holders and were amended and exercised at an exercise price of $0.50 per share for gross proceeds to the Company of $3,233,502 (before deducting placement agent fees and expenses of the Offer to Amend and Exercise of approximately $417,000).

F-30

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Effective on or prior to April 6, 2015, the Company and the holders of (a) 1,475,010 PPO Warrants, that chose not to participate in the Offer to Amend and Exercise ("Non-Participating Original Warrants"), and (b) all 968,300 Broker Warrants, approved an amendment to remove the price-based anti-dilution provisions in their warrants. As a result, the price-based anti-dilution provisions contained in these Non-Participating Original Warrants and Broker Warrants have been removed and were of no further force or effect as of April 6, 2015.

The Warrant Agent for the Offer to Amend and Exercise was paid an aggregate commission of approximately $323,350 and was issued Warrant Agent Warrants to purchase an aggregate of 646,700 shares of the Company's c ommon s tock at an exercise price of $0.50 per share for a term of five (5) years.

As discussed in Note 5, certain securities the Company issued in the 2014 PPO have price-based anti-dilution protection, if, within twenty-four (24) months after the final closing of the 2014 PPO, the Company issues additional shares of common stock or common stock equivalents (subject to customary exceptions) for a consideration per share less than $1.00. Of the 9,680,355 original PPO Warrants, 1,738,341 still remain with these priced-based anti-dilution rights. Upon consummation of the Offer to Amend and Exercise the PPO Warrants, and the issuance of the Warrant Agent Warrants to the Warrant Agent, the anti-dilution provisions were triggered and the non-participating warrant holders received, or are entitled to receive (i) a reduction in the price of their PPO Warrants from $2.00 per share to $1.77 per share, (ii) an aggregate of 223,211 additional shares of common stock , and (iii) and aggregate of 223,211 additional warrants to purchase shares of common stock of the Company at an exercise price of $1.77 per share.

Common Stock warrant activity during the nine months ended September 30, 2015 was as follows:

	Common Stock Warrants Outstanding
	Warrants Outstanding	Weighted-Average Exercise Price

Balance as of December 31, 2014	10,648,389	$1.91
Granted	869,911	0.83
Cancelled/Forfeited	-	-
Exercised	(6,467,004)	0.50
Balance as of September 30, 2015	5,051,296	$1.53

The Company uses Level 3 inputs for its valuation methodology for the warrants issued, as their fair values were determined using the Black-Scholes option pricing model based on various assumptions. The model incorporates the price of a share of the Company's common stock , volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. Refer to Note 5 for the weighted average assumptions used to determine the fair value of the warrant derivative liabilities using the Black-Scholes pricing model. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The weighted average per-share fair value of each common stock warrant of $0. 35 was determined on the date of grant using the Black-Scholes pricing model using the following weighted average assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

At issuance	65.22%	1.37%	0%	5.00

F-31

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Note 8 - Equity Incentive Awards

Stock Compensation Plans

In November 2008, the Board adopted the 2008 Restricted Stock Plan, as amended (the "2008 Plan"). The 2008 Plan provided for the issuance of restricted common shares ("options").

Under the 2008 Plan, the Company determined various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

Certain of the Company's option grants included a right to repurchase a terminated individual's options at a repurchase price equal to the lower of the exercise price or the fair value of the restricted common stock at the termination date, during the 18 months following the termination of an individual's service with the Company, for any reason.

Upon closing of the Contribution (discussed above), the Board adopted, and the stockholders approved, the 2014 Equity Incentive Plan (the "2014 Plan") which provides for the issuance of equity awards of up to 4,000,000 shares of common stock to officers, key employees, consultants and directors. Upon effectiveness of the Contribution, 6,500,000 options outstanding under the 2008 Plan were exchanged for an aggregate of (i) approximately 1,339,728 non-statutory stock options to purchase shares of the Company's common stock at an average exercise price of approximately $0.22 per share, and (ii) approximately 316,331 restricted stock awards (of which approximately 221,863 were fully vested and represented approximately 221,863 issued and outstanding shares of the Company's common stock ).

On April 21, 2014, the 2014 Plan was further amended to increase the total number of shares of common stock reserved for issuance thereunder from 4,000,000 to 4,250,000.

On October 8, 2014, the 2014 Plan was amended to increase the total number of shares of common stock reserved for issuance thereunder from 4,250,000 to 4,400,000.

Under the 2014 Plan, the Company determines various terms and conditions of awards including option expiration dates (no more than ten years from the date of grant), vesting terms (generally over a four-year period), exercise price, and payment terms.

On September 25, 2015, the Board adopted the 2015 Equity Incentive Plan (the "2015 Plan") to provide the Company with flexibility in its ability to motivate, attract, and retain the services of members of the Board, key employees and consultants. The 2015 Plan provides for the issuance of equity awards of up to 4,000,000 shares of common stock . The 2015 Plan is subject to approval by the Company's stockholders within 12 months after its effective date. In the event that stockholder approval is not obtained within 12 months after the effective date, all incentive stock options granted under the 2015 Plan shall be treated as non-qualified stock options.

F-32

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Stock Options

Option activity during the nine months ended September 30, 2015 was as follows:

	Options Outstanding
	Outstanding Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Balance as of January 1, 2015	3,663,095	$0.69	7.7
Granted	610,000	$0.63
Cancelled/Forfeited	(430,909)	$0.89
Exercised	(50,465)	$0.04
Balance as of September 30, 2015	3,791,721	$0.67	6.7
Exercisable September 30, 2015	1,921,890	$0.53

Valuation of Awards

Under ASC 718, the weighted average grant date fair value of options granted was $0.48 for options granted for the nine months ended September 30, 2015. The per-share fair value of each stock option was determined on the date of grant using the Black-Scholes model using the following weighted average assumptions:

Nine Months Ended September 30, 2015
Exercise Price	$0.63
Expected life (years)	6.00
Risk-free interest rate	1.44%
Expected volatility	99.65%
Expected dividend yield	0%

The expected life of options granted represents the weighted average period that the options are expected to remain outstanding. The Company determined the expected life assumption based on the Company's historical exercise behavior combined with estimates of the post-vesting holding period. Prior to May 2015, the expected volatility used in the valuation of the stock options was based on historical volatility of publicly traded peer companies due to the limited trading history of the Company's common stock . During the second quarter of 2015, the expected stock price volatility for the Company's stock options was based on the historical volatility since the date of the Company's 2014 PPO. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company currently has no history or expectation of paying cash dividends on its stock options .

F-33

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

Stock-based Compensation Expense

As of September 30, 2015, total compensation cost related to stock options granted, but not yet recognized, was $672,208 , which the Company expects to recognize over a weighted-average period of approximately 2.40 years. Stock-based compensation expenses related to all employee and non-employee stock-based awards were $166 ,269 and $241 ,083 for the nine months ended September 30, 2015 and 2014, respectively.

Restricted Stock Awards

The Company has issued restricted stock awards with respect to 316,331 underlying shares under the 2008 Plan. The restricted stock awards vested over a term of four years with 25% per year. As of December 31, 2014 and September 30, 2015, 269,093 and 281,195 restricted common shares were outstanding but not yet issued under these awards, respectively. The Company is obligated to issue these awards upon request by the holder of the award. During each of the nine month periods ended September 30, 2015 and 2014, the Company recorded stock based compensation of $820 and $1,387, respectively. As of September 30, 2015, unrecognized stock based compensation expense related to restricted stock awards granted, but not yet vested was $54 which the Company expects to recognize over a weighted average period of less than one year.

Note 9 – Commitments and Contingencies

Rovi

On July 1, 2014 the Company and Rovi Corporation ("Rovi") entered into a data license and service agreement (the "Rove Data License and Service Agreement") pursuant to which the Company acquired the limited, non-exclusive, non-transferable right to use, display, communicate, reproduce and transmit Rovi's data. On September 8, 2014 and September 18, 2014 a first amendment and second amendment to the Rovi Data License and Service Agreement, respectively, were executed, which expanded the rights under the original data license and service agreement to include custom development of search and voice capabilities. On September 3, 2015, the Company and Rovi executed a fourth amendment to the Rovi Data License and Service Agreement, which modified the timing of the development period, associated license fee, and term of the contract. The Rovi Data License and Service Agreement remains in effect through and including December 31, 2017. The Company has the option to extend the term of this agreement for additional 1 year periods.

During the term of the Rovi Data License and Service Agreement, and as consideration for the grant of rights and license of Rovi's data, the Company agreed to pay Rovi a monthly minimum charge during the development period which is the period where data will be used for internal, non-public, non-commercial uses. In addition, the Company has agreed to pay Rovi a minimum per month during the first initial term, subsequent to launch date until March 14, 2016. For each subsequent term, consideration paid will depend on the number of subscribers to the Company's CÜR Music product.

Expenses related to the Rovi Data License and Service Agreement for the nine months ended September 30, 2015 were approximately $281,000.

Zuora

On July 31, 2014 the Company entered into a limited license agreement (the "Zuora License Agreement" ) with Zuora, Inc. ("Zuora"), which provides the Company non-exclusive, non-transferable worldwide limited license to use Zuora's online integrated subscription management, billing, and data analysis services. The initial order form covered the implementation and development period ending October 31, 2014. In addition, the Company has agreed to an initial 36 month service term, subsequent to implementation.

Expenses related to the Zuora License Agreement for the nine months ended September 30, 2015, were approximately $83,000.

F-34

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

MediaNet Digital, Inc.

On November 10, 2014 the Company entered into a service agreement (the "MediaNet Service Agreement") with MediaNet Digital, Inc. ("MediaNet"), which provides the Company with a catalog of sound recordings and metadata which enables and provides for the delivery of sound recordings to end users of the Company's CÜR Music application. The MediaNet Service Agreement remains in effect for a period of three years following the effective date of November 7, 2014. The MediaNet Service Agreement will automatically renew for successive one year terms unless terminated by MediaNet or the Company.

The Company will pay a set-up fee to MediaNet. In addition, the Company will pay MediaNet a monthly technology licensing fee during the initial term, a monthly usage fee and will pay for any additional professional services and technical assistance or customization.

Expenses related to the MediaNet Service Agreement for the nine months ended September 30, 2015 were approximately $78,000.

Minimum payments related to the previously described contracts is summarized as follows:

Twelve Months Ended September 30,	Total

2016	$797,388	*

2017	830,364	*

2018	843,917	*
	$2,471,669

____________

* Additional contract terms include per subscriber, stream or percentage of revenue charges which are not reflected in this table.

Note 10 – Subsequent Events

Sale of Convertible Notes

On October 20, 2015, October 26, 2015 and November 13 , 2015, the Company entered into Purchase Agreements with certain Buyers, pursuant to which the Buyers purchased Notes in the aggregate principal amount of $ 1,145,000 . The aggregate gross proceeds to the Company were $ 1,145,000 (before deducting expenses related to the purchase and sale of the Notes of $ 45,000 ) , of which $225,000 of the proceeds were from members of the Board . The Company will use the net proceeds from the sale of the Notes to make prepayments to content owners, and for marketing expenses, working capital and general corporate purposes.

The Notes have an aggregate principal balance of $ 1,145,000 , and a stated maturity date of 5 years from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, which is also payable on maturity. Upon the closing of a financing by the Company during the term of the Notes involving the sale of at least $2,500,000 in equity securities (a "Qualified Offering") by the Company ("Equity Financing Securities"), all of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will automatically convert ("Mandatory Conversion") into units of the Company's securities (the "Units") at a conversion price per Unit equal to the lesser of (i) $0.50, or (ii) a 15% discount to the price per share of the Equity Financing Securities. Each Unit will consists of one share (the "Unit Shares") of the Company's common stock , and one five-year warrant (the "Unit Warrants") to purchase one additional share (the "Unit Warrant Shares") of the Company's common stock at an exercise price of $0.75. At any time prior to a Mandatory Conversion, the note holder may convert all or part of the outstanding principal amount of the Note, together with accrued and unpaid interest due thereon, into Units at a conversion price of $0.50 per Unit ("Optional Conversion"). Upon failure by the Company to pay any principal amount or interest due under the Notes within 5 days of the date such payment is due, or the occurrence of other event of default under the terms of the Notes, the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, will become due and payable, without presentment, demand, protest or notice of any kind. The conversion price and number of Units issuable upon conversion of the Notes will be subject to adjustment from time to time for subdivision or consolidation of shares and other standard dilutive events.

F-35

CÜR MEDIA, INC. Notes to Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2015 and 2014 (Unaudited)

The Unit Warrants provide for the purchase of shares of the Company's common stock an exercise price of $0.75. The Unit Warrants are exercisable for cash only, for a term of 5 years from the date of issuance. The number of shares of common stock to be deliverable upon exercise of the Unit Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

The Company has agreed to use its commercially reasonable efforts to file a registration statement ("Registration Statement") to register the Unit Shares and Unit Warrant Shares no later than (i) the date that is ninety (90) calendar days after the final closing under the Qualified Offering, or (ii) the date which is ninety (90) calendar days after the first Optional Conversion of the Notes. The Company has agreed to use its commercially reasonable efforts to make the Registration Statement declared effective no later than one hundred and eighty (180) calendar days after the Registration Statement is first filed with the Commission.

As discussed in Note 5, certain securities the Company issued in the 2014 PPO have price-based anti-dilution protection, if, within twenty-four (24) months after the final closing of the 2014 PPO, the Company issues additional shares of common stock or common stock equivalents (subject to customary exceptions) for a consideration per share less than $1.00. Of the 9,680,355 original PPO Warrants, 1,738,341 still remain with these priced-based anti-dilution rights. With the issuance of Notes, the anti-dilution provisions were triggered and the non-participating warrant holders are now entitled to receive (i) a reduction in the price of their PPO Warrants from $1.77 per share to $1.66 per share, (ii) an aggregate of 136,149 additional shares of common stock , and (iii) an aggregate of 136,149 additional warrants to purchase shares of common stock of the Company at an exercise price of $1.66 per share.

F-36

________ UNIT S TO PURCHASE SHARES OF COMMON STOCK

Prospectus

Maxim Group, LLC

_________, 2015

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by CÜR Media, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date of this prospectus.

Until ______, 2015 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our common stock may be required to deliver a prospectus, regardless of whether they are participating in the offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the Securities and Exchange Commission, or SEC, registration fee, the FINRA filing fee and the NASDAQ Capital Market listing fee.

Item	Amount to be paid
SEC registration fee		$4,169.26
FINRA filing fee
NASDAQ Capital Market listing fee		-
Printing and engraving expenses
Legal fees and expenses		-
Accounting fees and expenses
Blue Sky, qualification fees and expenses		-
Transfer Agent fees and expenses
Miscellaneous expenses		-

Total	$

Item 14.  Indemnification of Directors and Officers.

Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation - a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, and agreement or otherwise.

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Pursuant to our Amended and Restated Certificate of Incorporation, to the fullest extent permitted by the DGCL, as it now exists, and as it may hereafter be amended, no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided; however, that nothing contained in Amended and Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Further, the Company shall, to the fullest extent permitted by the DGCL, as the same may be amended and supplemented, indemnify any person who is or was a director or officer of the Company from and against any and all of expenses, judgments, fines and amounts paid in settlement actually or reasonably incurred in connection with the matters referred to in or covered by Section 145 of the DGCL. In addition, the Company shall, to the fullest extent permitted by the DGCL, advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 20 days of presentation of same to the Company, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, arising out of such person's services or status as a director or officer of the Company, so long as the Company receives from such director or officer an unsecured undertaking to repay such costs and expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. The indemnification and right to advancement of expenses provided for in the Amended and Restated Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any Bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company up to the extent that the provisions of the Amended and Restated Certificate of Incorporation permit the indemnification and advancement of expenses of directors and officers of the Company. Any repeal or modification of our Amended and Restated Certificate of Incorporation shall not adversely affect any right to indemnification or to advancement of expenses of any person existing at the time of such repeal or modification with respect to any matters occurring prior to such repeal or modification.

Pursuant to our Bylaws, the Company shall, to the maximum extent and in the manner permitted by the DGCL as it now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. For purposes of the Bylaws, a "director" or "officer" of the Company shall mean any person (i) who is or was a director or officer of the Company, (ii) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation. Further, the Company shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board. In addition, the Company shall pay the expenses (including attorney's fees) incurred by a director or officer of the Company entitled to indemnification hereunder in defending any action, suit or proceeding referred to in the relevant sections of the Bylaws in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Company in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under the Bylaws or otherwise. The rights conferred on any person by the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of our Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise. Any repeal or modification of the relevant sections of the Bylaws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15.  Recent Sales of Unregistered Securities.

The following list sets forth information as to all securities we have sold since January 1, 2012, which were not registered under the Securities Act.

Shares of Common Stock Issued in Connection with the Contribution

On January 28, 2014, pursuant to the terms of the Contribution Agreement, all of the outstanding membership interests of CÜR Media, LLC were exchanged for approximately 10,000,000 shares of our common stock.

The Contribution, and the issuance of the shares of common stock in connection therewith, were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Securities Issued in Connection with the 2014 PPO

On January 28, 2014, we consummated the Initial Closing of our 2014 PPO, pursuant to which we sold an aggregate of approximately 4,075,036 Units, each Unit comprised of one (1) share of our common stock and a PPO Warrant to purchase one (1) share of our common stock at an exercise price of $2.00 per share for a term of five (5) years, for gross proceeds of approximately $4,075,036 (before deducting placement agent fees and expenses of the 2014 PPO estimated at approximately $818,254).

The placement agent for the 2014 PPO and its sub-agent were paid an aggregate commission of approximately $407,504 and were issued 407,503 Broker Warrants to purchase shares of our common stock at an exercise price of $1.00 per share for a term of five (5) years.

On March 14, 2014, we consummated a second closing of the 2014 PPO, in connection with which we issued and sold approximately 4,635,019 additional Units, each Unit comprised of one (1) share of our common stock and a PPO Warrant to purchase one (1) share of our common stock at an exercise price of $2.00 per share for a term of five (5) years, for gross proceeds of approximately $4,635,019 (before deducting placement agent fees and expenses of the 2014 PPO estimated at approximately $546,132).

The placement agent for the 2014 PPO and its sub-agent were paid an aggregate commission of approximately $463,447 and were issued 463,501 Broker Warrants to purchase shares of our common stock at an exercise price of $1.00 per share for a term of five (5) years.

On March 28, 2014, we consummated a third closing of the 2014 PPO, in connection with which we issued and sold 970,300 additional Units, each Unit comprised of one (1) share of our common stock and a PPO Warrant to purchase one (1) share of our common stock at an exercise price of $2.00 per share for a term of five (5) years, for gross proceeds of approximately $970,245 (before deducting placement agent fees and expenses of the 2014 PPO estimated at approximately $165,012).

The placement agent for the 2014 PPO and its sub-agent were paid an aggregate commission of approximately $97,030 and were issued approximately 97,030 Broker Warrants to purchase shares of our common stock at an exercise price of $1.00 per share for a term of five (5) years.

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The 2014 PPO, and the issuance of the shares of common stock and warrants in connection therewith, including the PPO Warrants and Broker Warrants, were exempt from registration under Section 4(a)(2) of the Securities Act, in reliance upon the exemptions provided by Rule 506 of Regulation D and/or Regulation S promulgated by the SEC thereunder. The 2014 PPO was sold to "accredited investors," as defined in Regulation D.

Additional information concerning the 2014 PPO and the terms of our common stock, PPO Warrants and Broker Warrants is presented above under "Description of Securities."

Shares of Common Stock Issued to Pre-Contribution Stockholders

In connection with the second closing and Third Closing of the 2014 PPO, we issued to the Pre-Contribution Transaction Stockholders an aggregate of approximately 1,379,631 restricted shares of our common stock (the "Adjustment Shares"). These Adjustment Shares were issued pursuant to our agreement to issue additional shares of common stock to the Pre-Contribution Transaction Stockholders, so that their pro forma percentage ownership remains 19.9%; provided, however, that (i) if we issue additional shares of common stock subsequent to the Initial Closing of the 2014 PPO and prior to, or in conjunction with, the final closing of the 2014 PPO, outside of the 2014 PPO issuances, such non-2014 PPO share issuances will not serve to increase the number of shares of common stock issuable by reason of the 19.9% maintenance provision, and (ii) any Adjustment Shares issued to the Pre-Contribution Transaction Stockholders shall be restricted shares of the Company, subject to registration by the Company in the Registration Statement.

The issuance of the Adjustment Shares in connection with this transaction, was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Shares of Common Stock Issued Subsequent to the Contribution

On September 17, 2014, non-statutory stock options to purchase 9,554 shares of our common stock , which were issued under our 2014 Equity Incentive Plan, were exercised by their holder.

On September 29, 2014, in consideration for services provided pursuant to a consulting agreement, we issued an aggregate of 250,000 shares of our common stock to a consultant, and its designee, which were valued at an aggregate of $250,000.

On December 12, 2014, in consideration for services provided pursuant to a consulting agreement, we issued an aggregate of 100,000 shares of our common stock to a consultant, and its designee, which were valued at an aggregate of $100,000.

On February 28, 2015, in consideration for services provided pursuant to a consulting agreement, we issued an aggregate of 25,000 shares of our common stock to a consultant, and its designee, which were valued at an aggregate of $25,000.

As of March 30, 2015, in consideration for services provided pursuant to a consulting agreement, we issued 44,699 shares of our common stock to a consultant, which were valued at an aggregate of $28,250.

On April 6, 2015, we consummated the Offer to Amend and Exercise the Warrants. Pursuant to the Offer to Amend and Exercise Warrants, PPO Warrants to purchase an aggregate of 6,467,004 shares of common stock at an exercise price of $0.50 per share were tendered by their holders and were amended and exercised in connection therewith. Certain securities we issued in the 2014 PPO have price-based anti-dilution protection, which was triggered by the Offer to Amend and Exercise the Warrants. As a result, the non-participating warrant holders received or are entitled to receive (i) a reduction in the price of their PPO Warrants from $2.00 per share to $1.77 per share (ii) 223, 211 additional shares of common stock, and (iii) 223,211 additional warrants to purchase shares of common stock of the Company at an exercise price of $1.7 7 per share.

II-4

As of June 11, 2015, non-statutory stock options to purchase 45,369 and 5,096 shares of our common stock , which were issued under our 2014 Equity Incentive Plan, were exercised by their holder at per share exercise prices of $0.04 and $0.08, respectively.

The issuance of these shares was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Grants of Options to Purchase Common Stock

In connection with the Contribution, options to purchase 6,500,000 Restricted Common Units of CÜR Media, LLC were exchanged for an aggregate of (i) approximately 1,339,728 non-statutory stock options to purchase shares of our common stock at an average exercise price of approximately $0.22 per share, and (ii) approximately 316,331 restricted stock awards (of which approximately 281,195 are fully vested at September 30 , 2015 and represent approximately 281,195 issued and outstanding shares of our common stock ), under our 2014 Plan.

In addition, following the consummation of the Contribution, we have granted non-statutory stock options to purchase an aggregate of 3,017,921 additional shares of our common stock to certain employees, officers, directors under the 2014 plan and 500,000 additional shares of our common stock to certain employees, officers and directors under the 2015 plan.

These transactions were exempt from the registration under Rule 701 under the Securities Act as transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements Schedules. Schedules have been omitted because the corporation required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus fi led with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in South Glastonbury, Connecticut, on November 20, 2015.

CÜR MEDIA, INC.

By:	/s/ Thomas Brophy
Thomas Brophy
President, Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Brophy as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Thomas Brophy	President, Chief Executive Officer and Chairman of the Board of	November 20 , 2015
	Thomas Brophy	Directors (Principal Executive Officer)

By:	*	Chief Financial Officer , Secretary and Treasurer	November 20, 2015
	Kelly Sardo	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Robert B. Jamieson	Vice Chairman of the Board of Directors	November 20, 2015
Robert B. Jamieson

By:	/s/ Sanjan Dhody		November 20 , 2015
	Sanjan Dhody	Director

By:	/s/ Jay Samit		November 20 , 2015
	Jay Samit	Director

By:	/s/ Thomas Brophy
Thomas Brophy
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	SEC Report Reference No.	Description

1.1	**	Form of Underwriting Agreement **
2.1	2.1	Contribution Agreement, dated as of January 28, 2014, by and among the Registrant, Raditaz, and the holders of a majority of Raditaz's membership interests(1)
3.1	3.1	Certificate of Incorporation of Registrant filed November 17, 2011(2)
3.2	3.2	Amended and Restated Articles of Incorporation of Registrant filed January 31, 2014(1)
3.3	3.3	By-Laws of the Registrant(2)
3.4	3.1	Amended and Restated Bylaws of the Registrant(10)
4.1	4.1	Form of PPO Warrant of the Registrant(1)
4.2	4.2	Form of Broker Warrant of the Registrant(1)
4.3	4.1	Form of 12% Unsecured Convertible Promissory Note(11)
4.4	4.2	Form of Unit Warrant(11)
4.5	***	Form of Underwriter's Warrant**
4.6	***	Form of Lock-up Agreement **
4.7	***	Form of Warrant Agreement **
5.1	***	Legal Opinion of CKR Law LLP
10.1	10.1	Services Agreement, dated March 11, 2014, between the Registrant and Wondersauce, LLC(3)
10.2	10.1

Split-Off Agreement, dated as of January 28, 2014, by and among the Registrant, Peretz Yehudah Aisenstark and Yair Shofel, and Duane Street Split Corp., the Registrant's wholly owned Delaware subsidiary(1)

10.3	10.2

General Release Agreement, dated as of January 28, 2014, by and among the Registrant, Peretz Yehudah Aisenstark and Yair Shofel, and Duane Street Split Corp., the Registrant's wholly owned Delaware subsidiary(1)

10.4	10.3	Indemnification Share Escrow Agreement, dated January 28, 2014 by and among the Registrant, Thomas Brophy, and Gottbetter & Partners, LLP, as escrow agent(1)
10.5	10.4	Form of Lock-Up Agreement between the Registrant and the officers, directors and 10% stockholders of the registrant party thereto(1)
10.6	10.5	Form of Securities Purchase Agreement between the Registrant and the investors party thereto(1)
10.7	10.3	Revised Form of Securities Purchase Agreement between the Registrant and the investors party thereto(3)
10.8	10.6	Subscription Escrow Agreement, dated December 30, 2013, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent(1)
10.9	10.5	Amendment No. 1 to Subscription Escrow Agreement, dated January 31, 2014, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent(3)
10.10	10.6	Amendment No. 2 to Subscription Escrow Agreement, dated March 13, 2014, among the Registrant, Gottbetter Capital Markets, LLC and CSC Trust Company of Delaware, as escrow agent(3)
10.11	10.7	Placement Agency Agreement, dated December 30, 2013, between the Registrant and Gottbetter Capital Markets, LLC(1)
10.12	10.8	Amendment No. 1 to Placement Agency Agreement, dated January 31, 2013, between the Registrant and Gottbetter Capital Markets, LLC(3)
10.13	10.9	Amendment No. 2 to Placement Agency Agreement, dated March 13, 2013, between the Registrant and Gottbetter Capital Markets, LLC(3)
10.14	10.8	Form of Registration Rights Agreement, dated January 28, 2014, between the Registrant and the investors party thereto(1)
10.15*	10.9	Employment Agreement, dated January 28, 2014, between the Registrant and Thomas Brophy(1)
10.16*	10.10	Consulting Agreement, dated January 28, 2014, between the Registrant and John A. Lack(1)
10.17*	10.11	Employment Agreement, dated March 11, 2014, between the Registrant and Gordon C. Mackenzie III(3)
10.18*	10.11	The Registrant's 2014 Equity Incentive Plan(1)
10.19*	10.1	First Amendment to 2014 Equity Incentive Plan(5)
10.20*	10.1	Second Amendment to 2014 Equity Incentive Plan(6)

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10.21*	10.13	Form of Non-Qualified Stock Option Agreement of the Registrant(3)
10.22	10.12	Form of Side Letter between the Registrant and its pre-Contribution stockholders
10.23	10.1

Data License and Service Agreement, dated July 1, 2014, among the Company, Rovi Data Solutions and Veveo, Inc., as amended as of September 8, 2014 and September 18, 2014 (confidential portions have been omitted and filed separately with the SEC)(7)

10.24	10.2	Distribution Agreement, dated November 13, 2014, between the Company and MusicNet, Inc. d/b/a MediaNet Digital, Inc. (confidential portions have been omitted and filed separately with the SEC)(7)
10,25*	10.25	Consulting Agreement, dated March 25, 2015, between the Registrant and John A. Lack(8)
10.26	10.1

Data License and Service Agreement, dated July 1, 2014, among the Registrant, Rovi Data Solutions and Veveo, Inc. as amended as of September 8, 2014 and September 18, 2014 (confidential portion have been omitted and filed separately with the SEC)(9)

10.27*	10.1	The Registrant's 2015 Equity Incentive Plan (10)
10.28	10.1	Form of Securities Purchase Agreement between the Registrant and the investors party thereto(1 1 )
10.29	10.2	Form of Escrow Agreement among the Registrant, the investors party thereto, and CKR Law LLP, as escrow agent(1 1 )
10.30	10.3	Form of Registration Rights Agreement, dated January 28, 2014, between the Registrant and the investors party thereto(11)
14.1	14.1	Code of Business Conduct and Ethics of the Registrant(10)
16.1	16.1	Letter from Dov Weinstein & Co. C.P.A. to the Securities Exchange Commission, dated February 27, 2014(4)
21.1	***	List of Subsidiaries
23.1	**	Consent of Friedman LLP
23.2	***	Consent of CKR Law LLP (included in Exhibit 5.1)
101.INS	**	XBRL Instance Document
101.SCH	**	XBRL Taxonomy Extension Schema Document
101.CAL	**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	**	XBRL Taxonomy Extension Presentation Linkbase Document
____________

(1)

Filed with the Securities and Exchange Commission on February 3, 2014, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated January 28, 2014, which exhibit is incorporated herein by reference.

(2)

Filed with the Securities and Exchange Commission on September 7, 2012, as an exhibit, numbered as indicated above, to the Registrant's registration statement on the Registrant's Registration Statement on Form S-1 (file no. 333-183760), which exhibit is incorporated herein by reference.

(3)

Filed with the Securities and Exchange Commission on February 17, 2014, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated February 11, 2014, which exhibit is incorporated herein by reference.

(4)

Filed with the Securities and Exchange Commission on February 28, 2014, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated February 24, 2014, which exhibit is incorporated herein by reference.

(5)

Filed with the Securities and Exchange Commission on April 25, 2014, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated April 21, 2014, which exhibit is incorporated herein by reference.

(6)

Filed with the Securities and Exchange Commission on October 14, 2014, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated October 8, 2014, which exhibit is incorporated herein by reference.

(7)

Filed with the Securities and Exchange Commission on November 11, 2014, as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2014, which exhibit is incorporated herein by reference.

(8)

Filed with the Securities and Exchange Commission on March 31, 2015, as an exhibit numbered as indicated above, to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2014, which exhibit is incorporated herein by reference.

(9)

Filed with the SEC on May 26, 2015, as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2014, which exhibit is incorporated herein by reference.

(10)

Filed with the SEC on September 29, 2015, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated September 25, 2015, which exhibit is incorporated herein by reference.

(11)

Filed with the SEC on October 26, 2015, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K, dated October 20, 2015, which exhibit is incorporated herein by reference.

*	Management contract or compensatory plan or arrangement

**	Filed herewith

***	To be filed by amendment

II-10